Goldman Sachs Funds I N T E R N A T I O N A L E Q U I T Y F U N D S Annual Report August 31, 2005 Long-term capital growth potential through investments in equity markets located around the world.

Goldman Sachs International Equity Funds GOLDMAN SACHS EUROPEAN EQUITY FUND GOLDMAN SACHS INTERNATIONAL EQUITY FUND GOLDMAN SACHS JAPANESE EQUITY FUND GOLDMAN SACHS INTERNATIONAL GROWTH OPPORTUNITIES FUND GOLDMAN SACHS EMERGING MARKETS EQUITY FUND GOLDMAN SACHS ASIA GROWTH FUND The European Equity Fund invests primarily in large-capitalization European equity investments and is subject to market risk so that the value of the securities in which it invests may go up or down in response to the prospects of individual companies, particular industry sectors and/or general economic conditions. Because of its focus, the Fund will be more susceptible to European economic, market, political and local risks than a fund that is more geographically diversified. The International Equity Fund invests in equity investments in companies that are organized outside the United States or whose securities are principally traded outside the United States and is subject to market risk so that the value of the securities in which it invests may go up or down in response to the prospects of individual companies, particular industry sectors and/or general economic conditions. Foreign and emerging market securities may be more volatile than investments in U.S. securities and will be subject to the risks of currency fluctuations and sudden economic or political developments. At times, the Fund may be unable to sell certain of its portfolio securities without a substantial drop in price, if at all. The Japanese Equity Fund invests primarily in Japanese equity investments and is subject to market risk so that the value of the securities in which it invests may go up or down in response to the prospects of individual companies, particular industry sectors and/or general economic conditions. Because of its focus, the Fund will be more susceptible to Japanese economic, market, political and local risks than a fund that is more geographically diversified. The International Growth Opportunities Fund invests primarily in small and mid-capitalization companies organized outside the United States or whose securities are principally traded outside the United States and is subject to market risk so that the value of the securities in which it invests may go up or down in response to the prospects of individual companies, particular industry sectors and/or general economic conditions. Stocks of mid and small-capitalization companies involve greater risks than those associated with larger, more established companies and may be subject to more abrupt or erratic price movements. At times, the Fund may be unable to sell certain of its portfolio securities without a substantial drop in price, if at all. The Emerging Markets Equity Fund invests primarily in securities of issuers in countries with emerging markets or economies and is subject to market risk so that the value of the securities in which it invests may go up or down in response to the prospects of individual companies, particular industry sectors and/or general economic conditions. Emerging markets securities are volatile, less liquid and are subject to substantial currency fluctuations and sudden economic and political developments.The securities markets of emerging countries have less government regulation and are subject to less extensive accounting and financial reporting requirements than the markets of more developed countries. At times, the Fund may be unable to sell certain of its portfolio securities without a substantial drop in price, if at all. The Asia Growth Fund invests primarily in Asian equity investments and is subject to market risk so that the value of the securities in which it invests may go up or down in response to the prospects of individual companies, particular industry sectors and/or general economic conditions. Because of its focus, the Fund will be more susceptible to Asian economic, market, political and local risks than a fund that is more geographically diversified .. NOT FDIC-INSURED May Lose Value No Bank Guarantee

GOLDMAN SACHS INTERNATIONAL EQUITY FUNDS

What Differentiates Goldman Sachs' International Equity Investment Process?

Goldman Sachs' International Equity strategy is based on the belief that strong, consistent results are best achieved through expert stock selection performed by research teams working together on a global scale. Our deep, diverse and experienced team of research analysts and portfolio managers combines local insights with global, industry-specific expertise to identify their best investment ideas.

GOLDMAN SACHS' INTERNATIONAL EQUITY INVESTMENT PROCESS


1
BOTTOM-UP STOCK SELECTION
2
DEDICATED PORTFOLIO MANAGEMENT
3
DISCIPLINED PORTFOLIO CONSTRUCTION

1 BOTTOM-UP STOCK SELECTION

- Fundamental research teams based in London, Tokyo, Singapore, New York and Tampa focus on long-term business and management quality
- Analysts collaborate regularly in global sector teams to leverage industry-specific research and insights
- Global perspective is informed by local market expertise
- A common valuation framework, focusing on long-term earnings power, ensures consistency when valuing and comparing a company to its peers globally.

2 DEDICATED PORTFOLIO MANAGEMENT

- Team of experienced portfolio managers with sector expertise
- Team leverages the research of the 75+ regional investment professionals
- Decision making process is informed by active participation in the global research process

3 DISCIPLINED PORTFOLIO CONSTRUCTION

- Security selections are aligned with level of investment conviction
- Risk monitoring considers whether investment and other risks to the Portfolio are intended and justified
- Dedicated portfolio construction team assists in ongoing monitoring and adjustment of portfolios

RESULT

International equity portfolios that strive to offer:

- Access to markets across the world
- Disciplined approach to stock selection
- Optimal risk/return profiles

1

P O R T F O L I O R E S U LT S European Equity Fund Dear Shareholder, This report provides an overview on the performance of the Goldman Sachs European Equity Fund during the one-year reporting period that ended August 31, 2005. Performance Review Over the one-year period that ended August 31, 2005, the Fund’s Class A, B, C, Institutional and Service Shares generated cumulative total returns, without sales charges, of 24.66%, 23.78%, 23.82%, 25.30% and 24.53%, respectively. These returns compare to the 26.92% cumulative total return of the Fund’s benchmark, the Morgan Stanley Capital International (MSCI) Europe Index (unhedged, with dividends reinvested), over the same time period. While the Fund generated strong absolute returns during the last year, it underperformed its benchmark. Strong stock selection within the Financials and Telecommunication Services sectors was offset by weak stock selection within the Materials, Energy and Consumer Staples sectors. At the stock-specific level, Anglo Irish Bank Corp. PLC, a fast-growing lender to small- and medium-sized enterprises (SME), was the top contributor to performance over the reporting period. Its shares rose on the back of strength in both the UK real estate market and the Irish SME sector, its core markets. Its shares also rallied when the company reported a significant rise in fiscal second-half 2004 profits, largely driven by increased business lending. Deutsche Boerse, a German stock exchange provider, significantly contributed to performance. Its shares rose after the company beat analysts’ forecasts for third-quarter 2004 profits in a difficult environment and, moreover, it provided positive guidance for 2005. The market also reacted positively to a turnaround in trading volumes in the latter months of 2004. Deutsche Boerse continued to perform strongly in the first quarter of 2005 after it withdrew its offer for the London Stock Exchange following pressure from investors and then announced the return of cash to shareholders. We subsequently sold out of the stock after it reached our target price. Novartis AG, the world’s fifth-largest pharmaceutical company, was the leading detractor from performance during the fiscal year. Its shares fell in November 2004 after U.S. pharmaceutical company Merck’s withdrawal of Vioxx from the market prompted a sell-off within the pharmaceutical sector. PSA Peugeot Citroen, the French automobile manufacturer, also detracted from performance on the back of poor European car sales. Rising unemployment, higher fuel prices, and stagnant economic growth resulted in declining customer interest and forced carmakers to scale back production. In addition, the market’s recent rotation out of quality companies and into companies undergoing restructuring, such as Volkswagen and DaimlerChrysler, led to stocks such as Peugeot underperforming the wider market. 2

P O R T F O L I O R E S U LT S Portfolio Composition We believe that outperformance is generated by a long-term focus on quality companies with sound management teams that trade at attractive valuations. We define quality companies as those that offer a powerful and enduring business franchise, favorable long-term prospects, and an attractive business model. We define quality management teams as those having strong track records, incentives aligned with shareholders, strategic vision, and rational capital allocations. We believe that such businesses make the best investments when we can buy them at an attractive valuation level. During the reporting period, the Fund was overweight in the Consumer Discretionary, Telecommunication Services and Health Care sectors and underweight in the Utilities, Consumer Staples and Energy sectors. Portfolio Highlights During the reporting period, there were a number of holdings that enhanced results, including the following: Skandia Forsakrings AB — Skandia, an asset manager and life insurer in Sweden, boosted returns over the period. The company’s stock came under pressure in October 2004 over fears that New York Attorney General Eliot Spitzer would take legal action against its former subsidiary, American Skandia. Skandia sold American Skandia to U.S. insurance giant Prudential Financial last year, but, under the terms of the sale, it remains liable for up to $1 billion of any fines incurred by American Skandia. The stock rebounded in December as Mr. Spitzer reached an agreement with the main insurance brokers, limiting the financial impact of the industry probe. Additionally, takeover rumors that circulated in early December provided additional strength for Skandia’s share price. Total SA — Total, a French oil company, contributed to performance after announcing that fourth-quarter 2004 profit had doubled to a record high as a result of surging oil prices and wider processing margins. Total continues to outperform its peers on the basis of key factors such as return on capital and production growth. In addition, the company announced plans to invest $800 million to boost production of oil and natural gas at two fields in Venezuela. In the fourth quarter of 2004, its shares rallied to their highest in almost three years. 3

P O R T F O L I O R E S U LT S AstraZeneca — The Fund’s underweight position in AstraZeneca, a global pharmaceutical company, contributed to relative performance over the period. Its shares fell in November 2004 after rival pharmaceutical company Merck’s withdrawal of Vioxx from the market on safety grounds prompted a sell-off within the pharmaceutical sector. The U.S. FDA subsequently recommended that the safety of AstraZeneca’s cholesterol-reducing drug Crestor, which had been expected to account for 13% of the company’s sales by 2008, be scrutinized further. Its shares declined further in December when a study revealed that the company’s Iressa lung cancer drug does not prolong the life of lung cancer patients. We thank you for your investment and look forward to your continued confidence. Goldman Sachs European Equity Investment Team London, September 22, 2005 4

FUND BASICS

European Equity Fund

as of August 31, 2005

Assets Under Management

$31.3 Million

Number of Holdings

52

NASDAQ SYMBOLS

Class A Shares

GSEAX

Class B Shares

GSUBX

Class C Shares

GSUCX

Institutional Shares

GSEIX

Service Shares

GEESX

PERFORMANCE REVIEW

September 1, 2004–August 31, 2005	Fund Total Return (based on NAV)[1]	MSCI Europe Index (unhedged)[2]
Class A	24.66%	26.92%
Class B	23.78	26.92
Class C	23.82	26.92
Institutional	25.30	26.92
Service	24.53	26.92

[1] The net asset value (NAV) represents the net assets of the class of the Fund (ex-dividend) divided by the total number of shares of the class outstanding. The Fund's performance reflects the reinvestment of dividends and other distributions. The Fund's performance does not reflect the deduction of any applicable sales charges.

[2] The MSCI Europe Index (unhedged) is an unmanaged index of common stock prices. The Index figures do not reflect any deduction for fees, expenses or taxes. It is not possible to invest directly in an unmanaged index.

STANDARDIZED TOTAL RETURNS[3]

For the period ended 6/30/05	One Year	Five Years	Since Inception	Inception Date
Class A	8.66%	-1.51%	4.89%	10/1/98
Class B	8.96	-1.38	5.18	10/1/98
Class C	13.13	-0.98	5.21	10/1/98
Institutional	15.34	0.18	6.39	10/1/98
Service	14.78	-0.27	5.90	10/1/98

[3] The Standardized Total Returns are average annual total returns or cumulative total returns (only if the performance period is one year or less) as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 5.5% for Class A Shares, the assumed contingent deferred sales charge for Class B Shares (5% maximum declining to 0% after six years) and the assumed contingent deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Because Institutional and Service Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns. The Fund will charge a 2% redemption fee on the redemption of shares (including by exchange) held for 30 calendar days or less. The performance figures do not reflect the deduction of the redemption fee. If reflected, the redemption fee would reduce the performance quoted.

The returns represent past performance. Past performance does not guarantee future results. The Fund's investment return and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted above. Please visit our Web site at: www.gs.com/funds to obtain the most recent month-end returns. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

TOP 10 HOLDINGS AS OF 8/31/05[4]

Holding	% of Net Assets	Line of Business
Total SA	5.6%	Energy
Vodafone Group PLC	5.2	Telecommunication Services
GlaxoSmithKline PLC	4.5	Pharmaceuticals & Biotechnology
Nestle SA	3.8	Food, Beverage & Tobacco
Novartis AG	3.8	Pharmaceuticals & Biotechnology
Royal Dutch Shell PLC	3.6	Energy
Royal Bank of Scotland Group PLC	3.5	Banks
Prudential PLC	2.6	Insurance
ING Groep NV	2.6	Diversified Financials
France Telecom SA	2.6	Telecommunication Services

[4] The top 10 holdings may not be representative of the Fund's future investments.

5

P O R T F O L I O R E S U LT S International Equity Fund Dear Shareholder, This report provides an overview on the performance of the Goldman Sachs International Equity Fund during the one-year reporting period that ended August 31, 2005. Performance Review Over the one-year period that ended August 31, 2005, the Fund’s Class A, B, C, Institutional and Service Shares generated cumulative total returns, without sales charges, of 23.26%, 22.36%, 22.31%, 23.84% and 23.17%, respectively. These returns compare to the 24.09% cumulative total return of the Fund’s benchmark, the Morgan Stanley Capital International (MSCI) Europe, Australasia, Far East Index (EAFE) (unhedged, with dividends reinvested), over the same time period. During the reporting period, the Fund generated positive results but underperformed its benchmark. Strong stock selection in the Consumer Discretionary and Information Technology sectors contributed to results, while weak stock selection in the Consumer Staples and Materials sectors detracted from relative performance. From a stock-specific standpoint, Deutsche Boerse, a German stock exchange provider, significantly contributed to performance. Its shares rose after the company beat analysts’ forecasts for third-quarter 2004 profits in a difficult environment and, moreover, it provided positive guidance for 2005. The market also reacted positively to a turnaround in trading volumes in the latter months of 2004. Deutsche Boerse continued to perform strongly in the first quarter of 2005 after it withdrew its offer for the London Stock Exchange following pressure from investors and then announced the return of cash to shareholders. We subsequently sold out of the stock after it reached our target price. Premiere AG, a pay-TV market leader in Germany and Austria, was the leading detractor from performance. The company experienced a slight seasonal slowdown in subscriber growth and an increase in programming costs. Credit Agricole SA, a French retail bank and life insurer, also hurt results over the reporting period. The company’s fourth quarter 2004 results disappointed the market. Concern was largely focused on the integration process within the company’s investment banking division, following Credit Agricole’s merger with Credit Lyonnais. Portfolio Composition Throughout the period, we continued to focus on high quality companies that have strong franchises and excellent management teams, and which can demonstrate long-term earnings power. We believe these types of organizations have the potential to perform well across the market cycle when purchased at attractive prices. Stock selection has led to overweight positions in the Telecommunication Services, Consumer Discretionary, Materials, and Health Care sectors and underweight positions in the Industrials, Consumer Staples, Financials, Utilities, and Energy sectors. 6

P O R T F O L I O R E S U LT S Portfolio Highlights During the reporting period there were a number of other holdings that enhanced results, including the following: Skandia — Skandia, an asset manager and life insurer in Sweden, boosted returns over the period. The company’s stock came under pressure in October 2004 over fears that New York Attorney General Eliot Spitzer would take legal action against its former subsidiary, American Skandia. Skandia sold American Skandia to U.S. insurance giant Prudential Financial last year, but, under the terms of the sale, it remains liable for up to $1 billion of any fines incurred by American Skandia. The stock rebounded in December as Mr. Spitzer reached an agreement with the main insurance brokers, limiting the financial impact of the industry probe. Additionally, takeover rumors that circulated in early December provided additional strength for Skandia’s share price. Lukoil ADR — Lukoil, a leading Russian oil and gas producer, also enhanced results over the fiscal year. Its stock benefited from the continuing tight demand and supply dynamic in the oil market which drove the oil price to record highs of over $70 per barrel. Esprit Holdings Ltd. — Esprit, the Hong-Kong based clothing manufacturer, contributed to relative performance after it announced better-than-expected earnings for the year 2004. Esprit demonstrated robust growth in the German market and began to show signs later in the year of penetration in the U.S. market. The company then released outstanding results in February for the first half of its financial year, driven by rising sales of apparel and accessories in Europe and Asia. We thank you for your investment and look forward to your continued confidence. Goldman Sachs London Active Equity Team London, September 22, 2005 7

FUND BASICS

International Equity Fund

as of August 31, 2005

Assets Under Management

$405.7 Million

Number of Holdings

49

NASDAQ SYMBOLS

Class A Shares

GSIFX

Class B Shares

GSEBX

Class C Shares

GSICX

Institutional Shares

GSIEX

Service Shares

GSISX

PERFORMANCE REVIEW

September 1, 2004–August 31, 2005	Fund Total Return (based on NAV)[1]	MSCI EAFE Index (unhedged)[2]
Class A	23.26%	24.09%
Class B	22.36	24.09
Class C	22.31	24.09
Institutional	23.84	24.09
Service	23.17	24.09

[1] The net asset value (NAV) represents the net assets of the class of the Fund (ex-dividend) divided by the total number of shares of the class outstanding. The Fund's performance reflects the reinvestment of dividends and other distributions. The Fund's performance does not reflect the deduction of any applicable sales charges.

[2] The MSCI EAFE Index (unhedged) is a market capitalization-weighted composite of securities in 21 developed markets. The Index is unmanaged and the figures for the Index do not include any deduction for fees, expenses or taxes. It is not possible to invest directly in an unmanaged index.

STANDARDIZED TOTAL RETURNS[3]

For the period ended 6/30/05	One Year	Five Years	Ten Years	Since Inception	Inception Date
Class A	4.07%	-5.24%	4.85%	5.39%	12/1/92
Class B	4.19	-5.07	n/a	2.87	5/1/96
Class C	8.28	-4.70	n/a	0.89	8/15/97
Institutional	10.58	-3.59	n/a	4.86	2/7/96
Service	10.05	-4.06	5.56[4]	5.96[4]	12/1/92

[3] The Standardized Total Returns are average annual total returns or cumulative total returns (only if the performance period is one year or less) as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 5.5% for Class A Shares and the assumed contingent deferred sales charge for Class B Shares (5% maximum declining to 0% after six years) and the assumed contingent deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Because Institutional and Service Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns. The Fund will charge a 2% redemption fee on the redemption of shares (including by exchange) held for 30 calendar days or less. The performance figures do not reflect the deduction of the redemption fee. If reflected, the redemption fee would reduce the performance quoted.

[4] Performance data for Service Shares prior to 3/6/96 (commencement of operations) is that of Class A Shares (excluding the impact of front-end sales charges applicable to Class A Shares since Service Shares are not subject to any sales charges). Performance of Class A Shares of the International Equity Fund reflects the expenses applicable to the Fund's Class A Shares. The fees applicable to Service Shares are different from those applicable to Class A Shares which impact performance ratings and rankings for a class of shares.

The returns represent past performance. Past performance does not guarantee future results. The Fund's investment return and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted above. Please visit our Web site at: www.gs.com/funds to obtain the most recent month-end returns. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

TOP 10 HOLDINGS AS OF 8/31/05[5]

Holding	% of Net Assets	Line of Business
Total SA Class B	4.0%	Energy
Vodafone Group PLC	4.0	Telecommunication Services
Nestle SA	3.6	Food, Beverage & Tobacco
GlaxoSmithKline PLC	3.1	Pharmaceuticals & Biotechnology
E.ON AG	3.1	Utilities
Mitsui Fudosan Co. Ltd.	3.0	Real Estate
France Telecom SA	2.8	Telecommunication Services
Millea Holdings, Inc.	2.8	Insurance
Novartis AG	2.7	Pharmaceuticals & Biotechnology
Svenska Cellulosa AB (SCA) Class B	2.7	Materials

[5] The top 10 holdings may not be representative of the Fund's future investments.

8

P O R T F O L I O R E S U LT S Japanese Equity Fund Dear Shareholder, This report provides an overview on the performance of the Goldman Sachs Japanese Equity Fund during the one-year reporting period that ended August 31, 2005. Performance Review Over the one-year period that ended August 31, 2005, the Fund’s Class A, B, C, Institutional and Service Shares generated cumulative total returns, without sales charges, of 11.27%, 10.43%, 10.46%, 11.70% and 11.20%, respectively. These returns compare to the 12.47% cumulative total return of the Fund’s benchmark, the Tokyo Price Index (TOPIX) (unhedged, with dividends reinvested), over the same time period. The Japanese equity market produced solid returns during the fiscal year. This was driven by steady corporate earnings, a strong economy, and buoyant capital expenditures. In addition, cost reductions enhanced corporate profitability. While the Fund generated positive absolute returns during the reporting period, it lagged its benchmark on a relative basis. The market continued to favor inexpensive and less profitable companies, while we prefer to invest in more established and profitable companies. Overall, our stock selection hurt relative performance during the period. Although the Fund’s Finance and miscellaneous Machinery stocks enhanced results, stock selection in the Electrical Machinery and Food sub-sectors more than offset those positive results. In Electrical Machinery, the Fund’s positions in Ricoh Co. Ltd. and Eneserve Corp. hurt returns as their shares weakened. In the Food industry, the portfolio’s holding in Ajinomoto detracted from results as its shares fell on the back of downward earnings revisions. Sector Allocation In managing the Fund, we seek to generate above-average returns over time through careful bottom-up stock selection based on extensive, firsthand fundamental research and a long-term investment horizon. Given this process, the Fund’s sector weightings are the byproduct of individual stock holdings rather than sector-based decisions. As of August 31, 2005, the Fund held overweight positions in the Chemicals, Precision Instruments, and Retail Trade industries. Conversely, it had underweights in the Telecommunications, Banks and Electricity/Gas industries. Portfolio Highlights While the Fund underperformed its benchmark during the reporting period, there were a number of holdings that enhanced results, including the following: Komatsu Ltd. — Komatsu is a major supplier of construction machinery, competing with Caterpillar, Inc. of the U.S. Its stock price was strong during the fiscal year due to the positive earnings outlook. The company’s earnings are expected to be strong, as demand from the U.S. and Japan is better than expected. In addition, demand from mining development in Brazil, Russia, India and China has been robust. 9

P O R T F O L I O R E S U LT S ORIX Corp. — ORIX is a major integrated financial services company, diversifying in life insurance, securities, and trust banking. Its stock price performed well as the company announced solid business results during its most recent fiscal year. Nitto Denko Corp. — Nitto Denko is a comprehensive material producer. Its shares gained on increased demand for Liquid Crystal Display (LCD) tapes. We thank you for your investment and look forward to your continued confidence. Goldman Sachs Japanese Equity Team Tokyo, September 22, 2005 10

FUND BASICS

Japanese Equity Fund

as of August 31, 2005

Assets Under Management

$49.0 Million

Number of Holdings

78

NASDAQ SYMBOLS

Class A Shares

GSJAX

Class B Shares

GSJBX

Class C Shares

GSJCX

Institutional Shares

GSJIX

Service Shares

GSJSX

PERFORMANCE REVIEW

September 1, 2004–August 31, 2005	Fund Total Return (based on NAV)[1]	TOPIX (unhedged)[2]
Class A	11.27%	12.47%
Class B	10.43	12.47
Class C	10.46	12.47
Institutional	11.70	12.47
Service	11.20	12.47

[1] The net asset value (NAV) represents the net assets of the class of the Fund (ex-dividend) divided by the total number of shares of the class outstanding. The Fund's performance reflects the reinvestment of dividends and other distributions. The Fund's performance does not reflect the deduction of any applicable sales charges.

[2] The TOPIX (unhedged, with dividends reinvested) is an unmanaged composite of all stocks on the first section of the Tokyo Stock Exchange. The Index figures do not reflect any deduction for fees, expenses or taxes. It is not possible to invest directly in an unmanaged index.

STANDARDIZED TOTAL RETURNS[3]

For the period ended 6/30/05	One Year	Five Years	Since Inception	Inception Date
Class A	-9.95%	-11.71%	0.02%	5/1/98
Class B	-10.15	-11.59	0.28	5/1/98
Class C	-6.38	-11.22	0.28	5/1/98
Institutional	-4.25	-10.20	1.40	5/1/98
Service	-4.75	-10.48	0.99	5/1/98

[3] The Standardized Total Returns are average annual total returns or cumulative total returns (only if the performance period is one year or less) as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 5.5% for Class A Shares, the assumed contingent deferred sales charge for Class B Shares (5% maximum declining to 0% after six years) and the assumed contingent deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Because Institutional and Service Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns. The Fund will charge a 2% redemption fee on the redemption of shares (including by exchange) held for 30 calendar days or less. The performance figures do not reflect the deduction of the redemption fee. If reflected, the redemption fee would reduce the performance quoted.

The returns represent past performance. Past performance does not guarantee future results. The Fund's investment return and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted above. Please visit our Web site at: www.gs.com/funds to obtain the most recent month-end returns. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

TOP 10 HOLDINGS AS OF 8/31/05[4]

Holding	% of Net Assets	Line of Business
Sumitomo Mitsui Financial Group, Inc.	3.2%	Banks
Toyota Motor Corp.	3.2	Transportation Equipment
Mitsubishi Tokyo Financial Group, Inc.	3.0	Banks
KDDI Corp.	3.0	Information & Communication
Takeda Chemical Industries Ltd.	2.8	Pharmaceutical
ORIX Corp.	2.5	Other Financing Business
Ricoh Co. Ltd.	2.4	Electric Appliances
Asahi Glass Co. Ltd.	2.3	Glass & Ceramics Products
Denso Corp.	2.2	Transportation Equipment
Hirose Electric Co. Ltd.	2.2	Electric Appliances

[4] The top 10 holdings may not be representative of the Fund's future investments.

11

P O R T F O L I O R E S U LT S International Growth Opportunities Fund Dear Shareholder, This report provides an overview on the performance of the Goldman Sachs International Growth Opportunities Fund during the one-year reporting period that ended August 31, 2005. Performance Review Over the one-year period that ended August 31, 2005, the Fund’s Class A, B, C, Institutional and Service Shares generated cumulative total returns, without sales charges, of 32.70%, 31.63%, 31.65%, 33.27% and 32.54%, respectively. These returns compare to the 32.66% cumulative total return of the Fund’s benchmark, the Morgan Stanley Capital International (MSCI) Europe, Australasia, Far East (EAFE) Small Cap Index (unhedged with dividends reinvested), over the same time period. During the reporting period, the Fund generated very strong absolute returns and performed in line with its benchmark. Heijmans NV, a Dutch construction and property development company, continued to perform strongly over the period. The company announced that it would incur a $30 million charge during the first quarter of 2005, to settle fines imposed by the Dutch antitrust authority, which accused 344 building companies with breaching competition rules. We believe the announcement appeared to ease the uncertainty that surrounded Heijmans’ stock. Positive performance was also boosted by Heijmans’ residential business, which has done very well. Additionally, the company raised its full year profits guidance during the second quarter of 2005. Pfleiderer AG, a German manufacturing company that supplies chipboard to furniture manufacturers, also contributed positively to performance. Its shares outperformed on the back of the announcement of strong earnings. In addition, the company agreed to purchase the wood production unit of Kunz Group for a lower price than analysts had predicted. Conversely, Sanctuary Group PLC, one of the world’s leading independent music companies, was the largest detractor from performance. The company announced that full-year results would likely miss expectations and cited a difficult trading environment. We added to the Fund’s position following the stock’s recent underperformance given our belief in its management. Kiryung Electronics Co. Ltd., a telecommunications equipment manufacturer, also hurt results over the period. The company reported weak quarterly earnings in the first half of 2005 and revealed a sharp decline in margins. This led to a number of earnings downgrades by analysts which, in turn, depressed the stock price. We continue to hold the stock in the portfolio. Portfolio Composition We maintain our focus on individual security selection rather than taking large sector and country under- or overweight positions. In addition, we strive to own quality businesses with enduring franchises and exceptional management that have the potential to perform well in a variety of markets. We believe that value is created through rigorous fundamental analysis that 12

P O R T F O L I O R E S U LT S identifies small-cap companies operating in clear and defensible market niches. Additionally, these companies might be well positioned to benefit from structural change in the marketplace. During the period, the Fund was overweight in the Industrials and Consumer Discretionary sectors and underweight in the Financials and Materials sectors. Portfolio Highlights During the reporting period, there were a number of holdings that enhanced results, including the following: StarHub Ltd. — StarHub, a Singapore-based fixed and mobile telecommunications company, enhanced performance over the period. In April, the company reported it had garnered 70% of pre-paid market share, overtaking MobileOne as the second largest mobile operator in Singapore. Its stock rallied again in May, after it announced its first quarterly profit in the first quarter of 2005. These strong results were driven by subscriber gains made in the mobile operations division. Positive share performance was also driven by the announcement of a generous dividend policy, which should make StarHub one of the highest yielding stocks in Singapore. Sportingbet PLC — Sportingbet, the operator of global on-line/telephone betting businesses, benefited from industry merger and acquisition speculation. The company also posted good third quarter results in June and continued to develop its product offering. Since then, there has been continued strength of the online gaming industry which has supported the company’s strong returns. Bank of Piraeus — Bank of Piraeus, Greece’s fifth-largest bank, contributed to performance. We initiated a position in the company, which focuses on retail banking and lending to small-and medium-sized enterprises, during the second quarter 2005. Bank of Piraeus is expanding its branch network, particularly in the most affluent areas of Greece’s largest cities. It is experiencing market share gains without increasing costs by redeploying existing staff. We thank you for your investment and look forward to your continued confidence. Goldman Sachs International Small Cap Equity Investment Team London, September 22, 2005 13

FUND BASICS

International Growth Opportunities Fund

as of August 31, 2005

Assets Under Management

$144.4 Million

Number of Holdings

119

NASDAQ SYMBOLS

Class A Shares

GISAX

Class B Shares

GISBX

Class C Shares

GISCX

Institutional Shares

GISIX

Service Shares

GISSX

PERFORMANCE REVIEW

September 1, 2004–August 31, 2005	Fund Total Return (based on NAV)[1]	MSCI EAFE Small Cap Index (unhedged)[2]
Class A	32.70%	32.66%
Class B	31.63	32.66
Class C	31.65	32.66
Institutional	33.27	32.66
Service	32.54	32.66

[1] The net asset value (NAV) represents the net assets of the class of the Fund (ex-dividend) divided by the total number of shares of the class outstanding. The Fund's performance reflects the reinvestment of dividends and other distributions. The Fund's performance does not reflect the deduction of any applicable sales charges.

[2] The MSCI EAFE Small Cap Index (unhedged) includes approximately 1,000 securities from 21 developed markets with a capitalization range between $200 million and $1.5 billion and a general regional allocation of 55% Europe, 31% Japan and 14% Australasia. The Index figures do not reflect any deduction for fees, expenses or taxes. It is not possible to invest directly in an unmanaged index.

STANDARDIZED TOTAL RETURNS[3]

For the period ended 6/30/05	One Year	Five Years	Since Inception	Inception Date
Class A	13.69%	-1.07%	6.53%	5/1/98
Class B	14.39	-0.92	6.83	5/1/98
Class C	18.40	-0.54	6.81	5/1/98
Institutional	20.83	0.62	8.02	5/1/98
Service	20.18	0.14	7.47	5/1/98

[3] The Standardized Total Returns are average annual total returns or cumulative total returns (only if the performance period is one year or less) as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 5.5% for Class A Shares, the assumed contingent deferred sales charge for Class B Shares (5% maximum declining to 0% after six years) and the assumed contingent deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Because Institutional and Service Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns. The Fund will charge a 2% redemption fee on the redemption of shares (including by exchange) held for 30 calendar days or less. The performance figures do not reflect the deduction of the redemption fee. If reflected, the redemption fee would reduce the performance quoted.

The returns represent past performance. Past performance does not guarantee future results. The Fund's investment return and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted above. Please visit our Web site at: www.gs.com/funds to obtain the most recent month-end returns. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

TOP 10 HOLDINGS AS OF 8/31/05[4]

Holding	% of Net Assets	Line of Business
Dawnay Day Carpathian PLC	2.5%	Real Estate
Heijmans NV	1.6	Capital Goods
Buhrmann NV	1.6	Commercial Services & Supplies
Central Leasing Co. Ltd.	1.5	Commercial Services & Supplies
Aalberts Industries NV	1.5	Capital Goods
ResortTrust, Inc.	1.5	Consumer Services
Tsumura & Co.	1.5	Pharmaceuticals & Biotechnology
Billing Services Group Ltd.	1.5	Consumer Services
Tocalo Co. Ltd.	1.4	Capital Goods
Techtronic Industries Co.	1.4	Consumer Durables & Apparel

[4] The top 10 holdings may not be representative of the Fund's future investments.

14

P O R T F O L I O R E S U LT S Emerging Markets Equity Fund Dear Shareholder, This report provides an overview on the performance of the Goldman Sachs Emerging Markets Equity Fund during the one-year reporting period that ended August 31, 2005. Performance Review Over the one-year period that ended August 31, 2005, the Fund’s Class A, B, C, Institutional and Service Shares generated cumulative total returns, without sales charges, of 50.51%, 49.51%, 49.32%, 51.00% and 50.25%, respectively. These returns compare to the 42.40% cumulative total return of the Fund’s benchmark, the Morgan Stanley Capital International (MSCI) Emerging Markets Free (EMF) Index (with dividends reinvested), over the same time period. During the period, the Fund participated in a rally in emerging equity market stocks and outperformed its benchmark. Leading contributors to relative performance included Grupo Financiero Banorte SA de CV, Caemi, and Lukoil. In contrast, large detractors to results included Harmony Gold Mining, Career Technology, and Quanta Computer. The portfolio’s overweight in Financials contributed to performance during the period, while underweights in Utilities and Materials were a drag on results. Regional Allocation On a regional basis, the top contributor to the Fund’s performance during the fiscal year was Latin America. In particular, strong stock selection in Mexico and Brazil enhanced results. An overall underweight in emerging Asia also made a contribution to results. Performance was particularly driven by our underweight positions in Malaysia and China, where we do not believe current stock valuations are supported by companies’ ability to continue to grow profits. Strong stock selection in India also boosted results. In India, the top contributors to performance were banks, which we believe have benefited from increasing demand for consumer loans and improving asset quality. Portfolio Highlights During the reporting period, there were a number of holdings that enhanced results, including the following: Grupo Financiero Banorte — Grupo Financiero Banorte, a financial services group, was the top contributor to performance over the fiscal year on the back of strong mortgage lending in Mexico, where Banorte is a key player. Banorte reported 127% growth in adjusted earnings and 11% improvement in return on equity compared to the same period last year. 15

P O R T F O L I O R E S U LT S Caemi Mineracao E Metalurgica SA — Caemi, a Brazilian industrial mining company, was a leading contributor to results during the period. It performed well due to strength in Chinese demand and robust iron ore prices. Additionally, demand for shares of Caemi increased in the third quarter 2004. Lukoil ADR — Lukoil, a leading Russian oil and gas producer, also enhanced results over the fiscal year. Its stock benefited from the continuing tight demand and supply dynamic in the oil market which drove the oil price to record highs of over $70 per barrel. We thank you for your investment and look forward to your continued confidence. Goldman Sachs Emerging Markets Equity Investment Team New York, London and Singapore September 22, 2005 16

FUND BASICS

Emerging Markets Equity Fund

as of August 31, 2005

Assets Under Management

$187.7 Million

Number of Holdings

73

NASDAQ SYMBOLS

Class A Shares

GEMAX

Class B Shares

GEKBX

Class C Shares

GEMCX

Institutional Shares

GEMIX

Service Shares

GEMSX

PERFORMANCE REVIEW

September 1, 2004–August 31, 2005	Fund Total Return (based on NAV)[1]	MSCI EMF Index[2]
Class A	50.51%	42.40%
Class B	49.51	42.40
Class C	49.32	42.40
Institutional	51.00	42.40
Service	50.25	42.40

[1] The net asset value (NAV) represents the net assets of the class of the Fund (ex-dividend) divided by the total number of shares of the class outstanding. The Fund's performance reflects the reinvestment of dividends and other distributions. The Fund's performance does not reflect the deduction of any applicable sales charges.

[2] The unmanaged MSCI Emerging Markets Free Index is a free float-adjusted market capitalization-weighted index that is designed to measure equity market performance in the global emerging markets, of over 26 emerging market countries. "Free" indicates an index that excludes shares in otherwise free markets that are not purchasable by foreigners. The Index is unmanaged and the figures for the Index do not include any deduction for fees, expenses or taxes. It is not possible to invest directly in an unmanaged index.

STANDARDIZED TOTAL RETURNS[3]

For the period ended 6/30/05	One Year	Five Years	Since Inception	Inception Date
Class A	29.38%	5.16%	5.27%	12/15/97
Class B	31.12	5.48	5.56	12/15/97
Class C	34.95	5.75	5.54	12/15/97
Institutional	37.47	6.99	6.75	12/15/97
Service	36.81	6.62	5.95	12/15/97

[3] The Standardized Total Returns are average annual total returns or cumulative total returns (only if the performance period is one year or less) as of the most recent calendar quarter-end. They assume reinvestment of all distributions at NAV. These returns reflect a maximum initial sales charge of 5.5% for Class A Shares, the assumed contingent deferred sales charge for Class B Shares (5% maximum declining to 0% after six years) and the assumed contingent deferred sales charge for Class C Shares (1% if redeemed within 12 months of purchase). Because Institutional and Service Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns. The Fund will charge a 2% redemption fee on the redemption of shares (including by exchange) held for 30 calendar days or less. The performance figures do not reflect the deduction of the redemption fee. If reflected, the redemption fee would reduce the performance quoted.

The returns represent past performance. Past performance does not guarantee future results. The Fund's investment return and principal value will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted above. Please visit our Web site at: www.gs.com/funds to obtain the most recent month-end returns. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.

TOP 10 COMPANY HOLDINGS AS OF 8/31/05[4]

Holding	% of Net Assets	Line of Business
Samsung Electronics Co. Ltd.	6.8%	Semiconductors & Semiconductor Equipment
iShares MSCI Emerging Markets Index	4.5	Exchange Traded Funds
Petroleo Brasileiro SA ADR	4.0	Energy
Taiwan Semiconductor	3.5	Semiconductors & Semiconductor Equipment
Lukoil ADR	3.5	Energy
Kookmin Bank	3.0	Banks
America Movil SA de CV ADR	2.4	Telecommunication Services
OTP Bank Rt. GDR	2.0	Banks
Turkiye Is Bankasi Series C	2.0	Banks
Sasol	1.9	Energy

[4] The top 10 company holdings may not be representative of the Fund's future investments.

17

P O R T F O L I O R E S U LT S Asia Growth Fund Dear Shareholder, This report provides an overview on the performance of the Goldman Sachs Asia Growth Fund during the one-year reporting period that ended August 31, 2005. Performance Review Over the one-year period that ended August 31, 2005, the Fund’s Class A, B, C and Institutional Shares generated cumulative total returns, without sales charges, of 28.64%, 27.63%, 27.60% and 29.06%, respectively. These returns compare to the 24.53% cumulative total return of the Fund’s benchmark, the Morgan Stanley Capital International (MSCI) All Country (AC) Asia Free ex-Japan Index (unhedged, with dividends reinvested), over the same time period. Despite record-high oil prices, the Asian equity markets generated very strong returns over the fiscal year. While rising U.S. interest rates and the prospect of tighter global monetary conditions weighed on market sentiment, investor interest remained high due to speculation regarding China’s currency revaluation, which occurred in July as it was no longer pegged to the U.S. dollar. The Fund outperformed its benchmark during the period due to positive stock selection. This was attributed to overweight positions in Hong Kong and Taiwan Consumer Discretionary stocks, as well as Indian Banks. The Fund’s Telecom positions in India and Singapore also enhanced results. Conversely, underweight positions in Energy and Industrials detracted from performance as stocks in these sectors continued to outperform. Portfolio Composition As of August 31, 2005, the Fund was overweight in Indonesia, Hong Kong, India, and Singapore and underweight in Taiwan, China, and Malaysia. The Fund held neutral positions in Korea and Thailand. Portfolio Highlights During the reporting period, there were a number of holdings that enhanced results, including the following: ICICI Bank Ltd. — ICICI Bank is one of the leading private banks in India, a product of the merger between ICICI, a long-term finance institution, and ICICI Bank. We view ICICI Bank positively given its ongoing transformation from a corporate bank into a retail lending institution in India. Bharti Tele-Ventures Ltd. — Bharti Tele-Ventures is India’s largest mobile service provider with approximately two-thirds of its revenue and assets base coming from the mobile phone business. The company also offers fixed line, broadband, long distance and data services. 18

P O R T F O L I O R E S U LT S Hyundai Mobis — Hyundai Mobis is a leading Korean auto manufacturer. In addition to enjoying a dominant position in the domestic market, the company has been making significant headway into the U.S. and Europe where it has been steadily gaining market share. In recent months, the company has benefited from a pick-up in domestic sales from new model launches as well as expectations of an economic recovery in Korea. We thank you for your investment and look forward to your continued confidence. Goldman Sachs Asia Equity Investment Team Singapore, September 22, 2005 19

F U N D B A S I C S Asia Growth Fund as of August 31, 2005 Assets Under Management P E R F O R M A N C E R E V I E W Fund Total Return MSCI AC Asia Free ex-Japan $100.6 Million September 1, 2004—August 31, 2005 (based on NAV)1 Index (unhedged)2 Class A 28.64% 24.53% Class B 27.63 24.53 Number of Holdings Class C 27.60 24.53 Institutional 29.06 24.53 82 1 The net asset value (NAV) represents the net assets of the class of the Fund (ex-dividend) divided by the total number of shares of the class outstanding.The Fund’s performance reflects the reinvestment of dividends and other distributions.The Fund’s performance does not reflect the deduction of any applicable sales charges. 2 The unmanaged MSCI All Country Asia Free ex-Japan Index (unhedged, with dividends reinvested) is a market capitalization-weighted composite of securities in 11 Asian countries.“Free“indicates an index that excludes shares in otherwise free markets that N A S D A Q S Y M B O L S are not purchasable by foreigners.The Index figures do not reflect any deduction for fees, expenses or taxes.It is not possible to invest directly in an unmanaged index. Class A Shares S TA N D A R D I Z E D T O TA L R E T U R N S 3 GSAGX For the period ended 6/30/05 One Year Five Years Ten Years Since Inception Inception Date Class A 19.20% 0.72% -1.97% -1.03% 7/8/94 Class B 20.09 0.95 n/a -3.55 5/1/96 Class B Shares Class C 24.18 1.31 n/a -3.03 8/15/97 Institutional 26.56 2.60 n/a -1.88 2/2/96 GSABX 3 The Standardized Total Returns are average annual total returns or cumulative total returns (only if the performance period is one year or less) as of the most recent calendar quarter-end.They assume reinvestment of all distributions at NAV.These returns reflect a maximum initial sales charge of 5.5% for Class A Shares, the assumed contingent deferred sales charge for Class B Shares (5% maximum declining to 0% after six years) and the assumed contingent deferred sales charge for Class C Class C Shares Shares (1% if redeemed within 12 months of purchase). Because Institutional Shares do not involve a sales charge, such a charge is not applied to their Standardized Total Returns.The Fund will charge a 2% redemption fee on the redemption of shares (including by exchange) held for 30 calendar days or less.The performance figures do not reflect the deduction of the GSACX redemption fee. If reflected, the redemption fee would reduce the performance quoted. The returns represent past performance. Past performance does not guarantee future results.The Fund’s investment return and principal value will fluctuate so that an investor’s shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance quoted above. Please visit our Web site at: www.gs.com/funds to obtain the most recent month-end returns. Performance reflects expense limitations in effect.In their Institutional Shares absence, performance would be reduced.Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. GSAIX T O P 1 0 C O M PA N Y H O L D I N G S A S O F 8 / 3 1 / 0 5 4 Holding % of Net Assets Line of Business Samsung Electronics Co. Ltd. 8.7% Electronics & Other Electric Equipment Taiwan Semiconductor 4.0 Electronics & Other Electric Equipment Hana Bank 3.7 Banking Kookmin Bank 3.5 Banking Infosys Technologies Ltd. 3.1 Software Services Techtronic Industries Co. Ltd. 3.0 Electronics & Other Electric Equipment Esprit Holdings Ltd. 2.9 Apparel/Textiles Hon Hai Precision 2.3 Electronics & Other Electric Equipment Hyundai Mobis 2.3 Auto Repair Services Hutchinson Whampoa Ltd. 2.2 Holdings & Other Investments 20 4 The top 10 company holdings may not be representative of the Fund’s future investments.

GOLDMAN SACHS EUROPEAN EQUITY FUND

Performance Summary
August 31, 2005

The following graph shows the value, as of August 31, 2005, of a $10,000 investment made on October 1, 1998 (commencement of operations) in Class A Shares (including a maximum sales charge of 5.5%) of the Goldman Sachs European Equity Fund. For comparative purposes, the performance of the Fund’s benchmark, the Morgan Stanley Capital International (MSCI) Europe Index (“MSCI Europe Index”) (unhedged) with dividends reinvested, is shown. This performance data represents past performance and should not be considered indicative of future performance which will fluctuate with changes in market conditions. These performance fluctuations will cause an investor’s shares, when redeemed, to be worth more or less than their original cost. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Performance of Class B, Class C, Institutional and Service Shares will vary from Class A due to differences in fees and loads. In addition to the investment adviser’s decisions regarding issuer/industry/country investment selection and allocation, other factors may affect portfolio performance. These factors include, but are not limited to, portfolio operating fees and expenses, portfolio turnover, and subscription and redemption cash flows affecting a portfolio.

European Equity Fund’s Lifetime Performance

Performance of a $10,000 Investment, Distributions Reinvested, October 1, 1998 to August 31, 2005.

Average Annual Total Return through August 31, 2005	Since Inception	Five Years	One Year

Class A (commenced October 1, 1998)
Excluding sales charges	6.45%	1.13%	24.66%
Including sales charges	5.59%	0.00%	17.78%

Class B (commenced October 1, 1998)
Excluding contingent deferred sales charges	5.87%	0.55%	23.78%
Including contingent deferred sales charges	5.87%	0.15%	18.75%

Class C (commenced October 1, 1998)
Excluding contingent deferred sales charges	5.88%	0.52%	23.82%
Including contingent deferred sales charges	5.88%	0.52%	22.81%

Institutional Class (commenced October 1, 1998)	7.09%	1.71%	25.30%

Service Class (commenced October 1, 1998)	6.59%	1.26%	24.53%

 GOLDMAN SACHS EUROPEAN EQUITY FUND

Statement of Investments
August 31, 2005

Shares	Description	Value
Common Stocks – 98.7%

Finland – 1.0%
54,392	M-real Oyj (Materials)	$297,120

France – 22.7%
4,151	Air Liquide SA(a) (Materials)	723,587
8,843	CapGemini SA* (Software & Services)	291,909
27,333	Credit Agricole SA (Banks)	731,171
27,014	France Telecom SA (Telecommunication Services)	816,745
6,624	LVMH Moet Hennessy Louis Vuitton SA (Consumer Durables & Apparel)	537,363
15,348	PagesJaunes SA (Media)	398,551
11,396	PSA Peugeot Citroen*(a) (Automobiles & Components)	711,052
8,898	Sanofi-Aventis (Pharmaceuticals & Biotechnology)	761,984
6,663	Total SA Class B (Energy)	1,757,523
4,264	Vinci SA (Capital Goods)	379,330

		7,109,215

Germany – 3.7%
7,274	Premiere AG* (Media)	224,526
8,279	Schering AG (Pharmaceuticals & Biotechnology)	527,156
5,410	Siemens AG (Capital Goods)	412,230

		1,163,912

Greece – 1.3%
20,260	Hellenic Telecommunications Organization SA (OTE)* (Telecommunication Services)	421,096

Hungary – 0.9%
3,650	OTP Bank Rt. GDR (Banks)	287,255

Ireland – 3.6%
33,072	Anglo Irish Bank Corp. PLC (Banks)	447,751
24,292	CRH PLC (Materials)	662,711

		1,110,462

Italy – 3.4%
91,413	Banca Intesa SpA (Banks)	441,805
109,500	UniCredito Italiano SpA* (Banks)	625,619

		1,067,424

Netherlands – 10.0%
28,125	ING Groep NV (Diversified Financials)	820,758
18,413	Koninklijke (Royal) Philips Electronics NV (Consumer Durables & Apparel)	487,858
33,139	Royal Dutch Shell PLC Series B (Energy)	1,123,672
22,317	VNU NV(a) (Media)	686,802

		3,119,090

Norway – 1.4%
47,794	Telenor ASA (Telecommunication Services)	440,050

Spain – 4.6%
59,532	Banco Santander Central Hispano SA (Banks)	730,974
43,204	Telefonica SA (Telecommunication Services)	716,791

		1,447,765

Sweden – 3.4%
100,175	Skandia Forsakrings AB (Insurance)	547,805
4,606	Svenska Cellulosa AB (SCA) Class B (Materials)	164,092
96,709	Telefonaktiebolaget LM Ericsson Series B (Technology Hardware & Equipment)	337,675

		1,049,572

Switzerland – 9.8%
16,147	Credit Suisse Group (Diversified Financials)	703,789
4,262	Nestle SA (Food Beverage & Tobacco)	1,198,155
24,230	Novartis AG (Pharmaceuticals & Biotechnology)	1,178,047

		3,079,991

United Kingdom – 32.9%
47,555	British Sky Broadcasting Group PLC (Media)	490,521
4,600	Carnival Corp. (Consumer Services)	226,964
8,674	Carnival PLC (Consumer Services)	449,970
53,011	Cattles PLC (Diversified Financials)	278,820
57,930	GlaxoSmithKline PLC (Pharmaceuticals & Biotechnology)	1,404,210
48,659	HSBC Holdings PLC (Banks)	785,087
16,353	Man Group PLC (Diversified Financials)	486,782
54,295	Marks & Spencer Group PLC (Retailing)	350,369
90,162	Prudential PLC (Insurance)	826,098
18,776	Reckitt Benckiser PLC (Household & Personal Products)	582,715
5,709	Rexam PLC (Materials)	51,940
66,612	Rolls-Royce Group PLC* (Capital Goods)	406,468
37,047	Royal Bank of Scotland Group PLC (Banks)	1,086,107
35,847	Shire Pharmaceuticals Group PLC (Pharmaceuticals & Biotechnology)	450,796
592,290	Vodafone Group PLC (Telecommunication Services)	1,621,631

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS EUROPEAN EQUITY FUND

Shares	Description	Value
Common Stocks – (continued)

United Kingdom – (continued)
17,304	Wolseley PLC (Capital Goods)	$353,140
44,117	WPP Group PLC (Media)	457,447

		10,309,065

TOTAL COMMON STOCKS
(Cost $25,776,553)		$30,902,017

Principal	Interest	Maturity
Amount	Rate	Date	Value
Short-Term Obligation – 0.8%

State Street Bank & Trust Euro – Time Deposit
$257,000	3.19%	09/01/2005	$257,000
(Cost $257,000)

TOTAL INVESTMENTS BEFORE SECURITIES LENDING COLLATERAL
(Cost $26,033,553)			$31,159,017

Shares	Description	Value
Securities Lending Collateral – 4.1%

1,269,333	Boston Global Investment Trust – Enhanced Portfolio	$1,269,333
(Cost $1,269,333)

TOTAL INVESTMENTS – 103.6%
(Cost $27,302,886)		$32,428,350

The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.

*	Non-income producing security.

(a)	All or portion of security is on loan.

Investment Abbreviation:
GDR	—	Global Depository Receipt

As a % of
Net Assets
Investments Industry Classifications†

Automobiles & Components	2.3%
Banks	16.4
Capital Goods	4.9
Consumer Durables & Apparel	3.3
Consumer Services	2.2
Diversified Financials	7.3
Energy	9.2
Food Beverage & Tobacco	3.8
Household & Personal Products	1.9
Insurance	4.4
Materials	6.1
Media	7.2
Pharmaceuticals & Biotechnology	13.8
Retailing	1.1
Short-term Investments#	4.9
Software & Services	0.9
Technology Hardware & Equipment	1.1
Telecommunication Services	12.8

TOTAL INVESTMENTS	103.6%

†	Industry concentrations greater than one-tenth of one percent are disclosed.

#	Short-term investments include securities lending collateral.

The accompanying notes are an integral part of these financial statements.

 GOLDMAN SACHS INTERNATIONAL EQUITY FUND

Performance Summary
August 31, 2005

The following graph shows the value, as of August 31, 2005, of a $10,000 investment made on December 1, 1992 (commencement of operations) in Class A Shares (including a maximum sales charge of 5.5%) of the Goldman Sachs International Equity Fund. For comparative purposes, the performance of the Fund’s benchmark, the Morgan Stanley Capital International (MSCI) Europe, Australasia and Far East (EAFE) Index (“MSCI EAFE Index”) (unhedged) with dividends reinvested, is shown. This performance data represents past performance and should not be considered indicative of future performance which will fluctuate with changes in market conditions. These performance fluctuations will cause an investor’s shares, when redeemed, to be worth more or less than their original cost. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Performance of Class B, Class C, Institutional and Service Shares will vary from Class A due to differences in fees and loads. In addition to the investment adviser’s decisions regarding issuer/industry/country investment selection and allocation, other factors may affect portfolio performance. These factors include, but are not limited to, portfolio operating fees and expenses, portfolio turnover, and subscription and redemption cash flows affecting a portfolio.

International Equity Fund’s Lifetime Performance

Performance of a $10,000 Investment, Distributions Reinvested, December 1, 1992 to August 31, 2005.

Average Annual Total Return through August 31, 2005	Since Inception	Ten Years	Five Years	One Year

Class A (commenced December 1, 1992)
Excluding sales charges	6.40%	5.91%	-1.93%	23.26%
Including sales charges	5.93%	5.31%	-3.03%	16.46%

Class B (commenced May 1, 1996)
Excluding contingent deferred sales charges	3.61%	n/a	-2.48%	22.36%
Including contingent deferred sales charges	3.61%	n/a	-2.88%	17.27%

Class C (commenced August 15, 1997)
Excluding contingent deferred sales charges	1.78%	n/a	-2.49%	22.31%
Including contingent deferred sales charges	1.78%	n/a	-2.49%	21.30%

Institutional Class (commenced February 7, 1996)	5.58%	n/a	-1.35%	23.84%

Service Class (commenced March 6, 1996)	4.89%	n/a	-1.84%	23.17%

GOLDMAN SACHS INTERNATIONAL EQUITY FUND

Statement of Investments
August 31, 2005

Shares	Description	Value
Common Stocks – 94.1%

Australia – 1.4%
1,251,088	Alumina Ltd. (Materials)	$5,707,810

France – 15.5%
136,952	CapGemini SA* (Software & Services)	4,520,817
348,487	Credit Agricole SA (Banks)	9,322,195
370,154	France Telecom SA (Telecommunication Services)	11,191,286
237,431	PagesJaunes SA (Media)	6,165,515
101,528	Schneider Electric SA (Capital Goods)	8,012,726
61,937	Total SA Class B(a) (Energy)	16,337,337
82,581	Vinci SA(a) (Capital Goods)	7,346,492

		62,896,368

Germany – 6.7%
129,302	E.ON AG (Utilities)	12,374,174
232,667	Premiere AG*(a) (Media)	7,181,714
120,566	Schering AG (Pharmaceuticals & Biotechnology)	7,676,905

		27,232,793

Hong Kong – 4.3%
1,276,000	Esprit Holdings Ltd. (Retailing)	9,443,393
2,138,000	Techtronic Industries Co. Ltd. (Consumer Durables & Apparel)	5,400,814
377,000	Wing Hang Bank Ltd. (Banks)	2,783,803

		17,628,010

Hungary – 0.5%
26,400	OTP Bank Rt. GDR (Banks)	2,077,680

Italy – 1.9%
1,643,987	Banca Intesa SpA*(a) (Banks)	7,945,491

Japan – 13.8%
209,500	Credit Saison Co. Ltd. (Diversified Financials)	8,240,083
762	Millea Holdings, Inc. (Insurance)	11,189,821
940,000	Mitsui Fudosan Co. Ltd. (Real Estate)	12,174,645
1,289	NTT Urban Development Corp.(a) (Real Estate)	6,021,871
219,000	Shin-Etsu Chemical Co. Ltd. (Materials)	8,875,795
2,767,000	Taiheiyo Cement Corp. (Materials)	9,379,832

		55,882,047

Netherlands – 5.3%
265,180	ING Groep NV(a) (Diversified Financials)	7,738,613
299,648	TNT NV (Transportation)	7,721,571
197,703	VNU NV(a) (Media)	6,084,280

		21,544,464

Norway – 1.8%
804,097	Telenor ASA (Telecommunication Services)	7,403,496

Russia – 3.3%
163,000	Lukoil ADR (Energy)	7,938,100
143,300	Mobile Telesystems ADR (Telecommunication Services)	5,302,100

		13,240,200

South Korea – 4.6%
270,949	Hyundai Motor Co. Ltd. GDR(b) (Automobiles & Components)	9,144,529
20,200	Samsung Electronics Co. Ltd. GDR(a)(b) (Semiconductors & Semiconductor Equipment)	5,317,714
23,600	Samsung Electronics Co. Ltd. GDR(b) (Semiconductors & Semiconductor Equipment)	4,212,600

		18,674,843

Spain – 2.5%
616,308	Banco Bilbao Vizcaya Argentaria SA (Banks)	10,281,834

Sweden – 2.7%
303,780	Svenska Cellulosa AB (SCA) Class B (Materials)	10,822,343

Switzerland – 8.0%
158,881	Credit Suisse Group (Diversified Financials)	6,925,050
51,775	Nestle SA (Food Beverage & Tobacco)	14,555,251
224,627	Novartis AG (Pharmaceuticals & Biotechnology)	10,921,218

		32,401,519

Taiwan – 1.6%
742,090	Hon Hai Precision Industry Co. Ltd. GDR (Technology Hardware & Equipment)	6,433,917

United Kingdom – 20.2%
1,445,970	Bodycote International PLC (Capital Goods)	5,578,555
437,800	BP PLC (Energy)	5,004,233
126,285	Carnival PLC (Consumer Services)	6,551,127
513,902	GlaxoSmithKline PLC (Pharmaceuticals & Biotechnology)	12,456,868
1,082,080	Prudential PLC (Insurance)	9,914,419
162,187	Royal Bank of Scotland Group PLC (Banks)	4,754,836
505,436	Shire Pharmaceuticals Group PLC (Pharmaceuticals & Biotechnology)	6,356,141

The accompanying notes are an integral part of these financial statements.

 GOLDMAN SACHS INTERNATIONAL EQUITY FUND

Statement of Investments (continued)
August 31, 2005

Shares	Description	Value
Common Stocks – (continued)

United Kingdom – (continued)
5,907,193	Vodafone Group PLC (Telecommunication Services)	$16,173,305
2,142,245	William Morrison Supermarkets PLC (Food & Staples Retailing)	6,987,537
774,307	WPP Group PLC (Media)	8,028,742

		81,805,763

TOTAL COMMON STOCKS
(Cost $307,533,291)		$381,978,578

Principal	Interest	Maturity
Amount	Rate	Date	Value
Short-Term Obligation – 5.1%

State Street Bank & Trust Euro – Time Deposit
$20,540,000	3.19%	09/01/2005	$20,540,000
(Cost $20,540,000)

TOTAL INVESTMENTS BEFORE SECURITIES LENDING COLLATERAL
(Cost $328,073,291)			$402,518,578

Shares	Description	Value
Securities Lending Collateral – 9.3%

37,831,465	Boston Global Investment Trust – Enhanced Portfolio	$37,831,465
(Cost $37,831,465)

TOTAL INVESTMENTS – 108.5%
(Cost $365,904,756)		$440,350,043

The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.

*	Non-income producing security.

(a)	All or a portion of security is on loan.

(b)	Securities are exempt from registration under Rule 144A of the Securities Act of 1933. Under procedures approved by the Board of Trustees, such securities have been determined to be liquid by the Investment Adviser and may be resold, normally to qualified institutional buyers in transactions exempt from registration. Total market value of Rule 144A securities amounts to $18,674,843, which represents approximately 4.6% of net assets as of August 31, 2005.

Investment Abbreviations:
ADR	—	American Depositary Receipt
GDR	—	Global Depository Receipt

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS INTERNATIONAL EQUITY FUND

ADDITIONAL INVESTMENT INFORMATION

FORWARD FOREIGN CURRENCY CONTRACTS — At August 31, 2005, the Fund had outstanding forward foreign currency exchange contracts, both to purchase and sell foreign currencies as follows:

				Unrealized
Open Forward Foreign Currency	Expiration	Value on	Current
Purchase Contracts	Date	Settlement Date	Value	Gain	Loss

Australian Dollar	09/21/2005	$22,586,574	$22,412,523	$—	$174,051
	10/19/2005	15,661,227	15,407,343	—	253,884
British Pounds	09/20/2005	30,927,231	31,853,386	926,155	—
	09/21/2005	12,276,000	12,462,598	186,598	—
Canadian Dollar	09/21/2005	14,729,000	15,221,111	492,111	—
Danish Krone	09/22/2005	3,314,007	3,369,254	55,247	—
Euro	09/21/2005	29,834,000	30,029,605	195,605	—
	09/28/2005	9,761,657	9,824,596	62,939	—
Hong Kong Dollar	09/15/2005	9,001,038	9,001,705	667	—
Hungarian Forint	09/14/2005	1,491,921	1,527,617	35,696	—
Japanese Yen	09/21/2005	7,468,000	7,372,727	—	95,273
	09/30/2005	35,648,377	35,364,330	—	284,047
Norwegian Krone	09/21/2005	19,912,974	20,068,289	155,315	—
Singapore Dollar	11/22/2005	3,353,699	3,322,586	—	31,113
Swedish Krona	09/21/2005	9,535,671	9,441,084	—	94,587
	09/26/2005	15,847,907	16,230,466	382,559	—
Swiss Franc	09/21/2005	12,500,000	12,608,466	108,466	—
	10/04/2005	1,345,476	1,346,142	666	—

TOTAL OPEN FORWARD FOREIGN CURRENCY PURCHASE CONTRACTS		$255,194,759	$256,863,828	$2,602,024	$932,955

				Unrealized
Open Forward Foreign Currency	Expiration	Value on	Current
Sale Contracts	Date	Settlement Date	Value	Gain	Loss

Australian Dollar	09/21/2005	$14,946,000	$14,863,585	$82,415	$—
British Pounds	09/20/2005	8,179,918	8,280,553	—	100,635
	09/21/2005	17,459,700	17,694,940	—	235,240
Canadian Dollar	09/21/2005	15,201,070	15,968,361	—	767,291
Euro	09/21/2005	27,423,600	27,465,730	—	42,130
	09/28/2005	6,651,420	6,702,978	—	51,558
Hong Kong Dollar	09/15/2005	20,340,398	20,354,074	—	13,676
Hungarian Forint	09/14/2005	3,509,293	3,665,710	—	156,417
Japanese Yen	09/21/2005	12,496,918	12,374,753	122,165	—
Norwegian Krone	09/21/2005	10,004,000	10,184,670	—	180,670
	11/16/2005	3,954,216	4,035,845	—	81,629
Swedish Krona	09/21/2005	19,610,000	19,835,014	—	225,014
	09/26/2005	16,446,983	16,829,171	—	382,188
Swiss Franc	09/21/2005	17,736,612	17,590,244	146,368	—
	10/04/2005	5,863,006	5,963,852	—	100,846

TOTAL OPEN FORWARD FOREIGN CURRENCY SALE CONTRACTS		$199,823,134	$201,809,480	$350,948	$2,337,294

The accompanying notes are an integral part of these financial statements.

 GOLDMAN SACHS INTERNATIONAL EQUITY FUND

ADDITIONAL INVESTMENT INFORMATION (continued)

As a % of
Net Assets
Investments Industry Classifications†

Automobiles & Components	2.3%
Bank	9.2
Capital Goods	5.2
Consumer Durables & Apparel	1.3
Consumer Services	1.6
Diversified Financials	5.6
Energy	7.2
Food & Staples Retailing	1.7
Food Beverage & Tobacco	3.6
Insurance	5.2
Materials	8.6
Media	6.8
Pharmaceuticals & Biotechnology	9.2
Real Estate	4.5
Retailing	2.3
Semiconductors & Semiconductor Equipment	2.3
Short-term Investments#	14.4
Software & Services	1.1
Technology Hardware & Equipment	1.6
Telecommunication Services	9.9
Transportation	1.9
Utilities	3.0

TOTAL INVESTMENTS	108.5%

†	Industry concentrations greater than one-tenth of one percent are disclosed.

#	Short-term investments include securities lending collateral.

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS JAPANESE EQUITY FUND

Performance Summary
August 31, 2005

The following graph shows the value, as of August 31, 2005, of a $10,000 investment made on May 1, 1998 (commencement of operations) in Class A Shares (including a maximum sales charge of 5.5%) of the Goldman Sachs Japanese Equity Fund. For comparative purposes, the performance of the Fund’s benchmark, the Tokyo Price Index (“TOPIX”) (unhedged) with dividends reinvested, is shown. This performance data represents past performance and should not be considered indicative of future performance which will fluctuate with changes in market conditions. These performance fluctuations will cause an investor’s shares, when redeemed, to be worth more or less than their original cost. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Performance of Class B, Class C, Institutional and Service Shares will vary from Class A Shares due to differences in fees and loads. In addition to the investment adviser’s decisions regarding issuer/industry/country investment selection and allocation, other factors may affect portfolio performance. These factors include, but are not limited to, portfolio operating fees and expenses, portfolio turnover, and subscription and redemption cash flows affecting a portfolio.

Japanese Equity Fund’s Lifetime Performance

Performance of a $10,000 Investment, Distributions Reinvested, May 1, 1998 to August 31, 2005.

Average Annual Total Return through August 31, 2005	Since Inception	Five Years	One Year

Class A (commenced May 1, 1998)
Excluding sales charges	2.14%	-7.89%	11.27%
Including sales charges	1.36%	-8.93%	5.16%

Class B (commenced May 1, 1998)
Excluding contingent deferred sales charges	1.59%	-8.44%	10.43%
Including contingent deferred sales charges	1.59%	-8.81%	5.43%

Class C (commenced May 1, 1998)
Excluding contingent deferred sales charges	1.59%	-8.42%	10.46%
Including contingent deferred sales charges	1.59%	-8.42%	9.46%

Institutional Class (commenced May 1, 1998)	2.72%	-7.38%	11.70%

Service Class (commenced May 1, 1998)	2.31%	-7.67%	11.20%

 GOLDMAN SACHS JAPANESE EQUITY FUND

Statement of Investments
August 31, 2005

Shares	Description	Value
Common Stocks – 99.8%

51,000	Air Water, Inc.(a) (Chemicals)	$423,098
5,100	ARRK Corp. (Other Products)	258,198
108,000	Asahi Glass Co. Ltd. (Glass & Ceramics Products)	1,114,521
7,700	ASKUL Corp.(a) (Retail Trade)	457,203
23,200	Astellas Pharma, Inc. (Pharmaceutical)	829,483
75,000	Bosch Automotive Systems Corp. (Transportation Equipment)	401,992
5,000	Canon, Inc. (Electric Appliances)	253,202
6,600	Cawachi Ltd. (Retail Trade)	269,751
114,000	Daido Steel Co. Ltd. (Iron & Steel)	577,464
160,000	Dainippon Ink and Chemicals, Inc. (Chemicals)	503,123
13,800	Daito Trust Construction Co. Ltd. (Construction)	578,078
42,500	Denso Corp. (Transportation Equipment)	1,080,286
6,800	Eneserve Corp. (Electric Appliances)	172,388
9,100	Fanuc Ltd. (Electric Appliances)	690,015
6,600	Fuji Seal International, Inc.(a) (Other Products)	202,994
136	Fuji Television Network, Inc. (Information & Communication)	309,564
5,900	Hakuhodo DY Holdings, Inc. (Services)	399,776
9,400	Hirose Electric Co. Ltd. (Electric Appliances)	1,078,440
75,000	Hitachi Metals Ltd. (Iron & Steel)	585,774
17,900	Honda Motor Co. Ltd. (Transportation Equipment)	963,691
7,200	Hoya Corp. (Precision Instruments)	943,887
13,100	Ito-Yokado Co. Ltd. (Retail Trade)	466,293
277	KDDI Corp. (Information & Communication)	1,463,471
81,000	Komatsu Ltd. (Machinery)	905,308
14,810	Kose Corp. (Chemicals)	530,218
136,000	Kubota Corp. (Machinery)	849,427
31,000	Kyowa Exeo Corp. (Construction)	284,060
34,900	Leopalace21 Corp. (Real Estate)	654,434
800	Matsushita Electric Works Ltd. (Electric Appliances)	7,532
54,800	Mitsubishi Corp. (Wholesale Trade)	907,360
142	Mitsubishi Tokyo Financial Group, Inc. (Banks)	1,465,461
63,000	Mitsui Fudosan Co. Ltd. (Real Estate)	815,960
73,000	Mitsui O.S.K. Lines Ltd. (Marine Transportation)	539,050
90,000	Mitsui Sumitomo Insurance Co. Ltd. (Insurance)	919,698
25,000	Morinaga Milk Industry Co. Ltd. (Foods)	94,954
19,000	NEOMAX Co. Ltd. (Electric Appliances)	457,545
112	Net One Systems Co. Ltd. (Wholesale Trade)	272,756
600	Nihon Dempa Kogyo Co. Ltd. (Electric Appliances)	14,554
46,000	Nippon Shinpan Co. Ltd. (Other Financing Business)	306,986
45,000	Nissan Chemical Industries Ltd. (Chemicals)	551,645
93,700	Nissan Motor Co. Ltd. (Transportation Equipment)	986,211
7,900	Nitori Co. Ltd. (Retail Trade)	636,827
14,700	Nitto Denko Corp. (Chemicals)	942,337
15,000	NOK Corp. (Transportation Equipment)	405,700
15,300	NS Solutions Corp. (Information & Communication)	341,929
60	NTT Urban Development Corp. (Real Estate)	280,304
5,100	Nomura Research Institute Ltd. (Information & Communication)	530,999
7,400	ORIX Corp. (Other Financing Business)	1,226,832
12,400	Plenus Co. Ltd. (Retail Trade)	434,302
99,000	Rengo Co. Ltd.(a) (Pulp & Paper)	559,982
8,300	Resorttrust, Inc. (Services)	256,345
76,000	Ricoh Co. Ltd. (Electric Appliances)	1,184,196
14,700	Ryohin Keikaku Co. Ltd. (Retail Trade)	860,614
28,700	Sankyo Co., Ltd. (Pharmaceutical)	584,353
21,000	Sankyo Seiki Manufacturing Co. Ltd. (Electric Appliances)	208,147
53	Sapporo Hokuyo Holdings, Inc. (Banks)	435,025
300	Secom Co. Ltd. (Services)	13,791
74,000	Shimadzu Corp.(a) (Precision Instruments)	469,371
22,200	Shin-Etsu Chemical Co. Ltd. (Chemicals)	899,738
21,600	Sumisho Lease Co. Ltd. (Other Financing Business)	802,695
427,000	Sumitomo Metal Industries Ltd. (Iron & Steel)	988,838
190	Sumitomo Mitsui Financial Group, Inc. (Banks)	1,558,829
5,700	Sumitomo Real Estate Sales Co. Ltd. (Real Estate)	256,166
249,000	Taiheiyo Cement Corp. (Glass & Ceramics Products)	844,083
25,400	Takeda Chemical Industries Ltd. (Pharmaceutical)	1,377,851
106,000	The Chiba Bank Ltd. (Banks)	759,956
65,400	The Nomura Securities Co. Ltd. (Securities)	900,109

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS JAPANESE EQUITY FUND

Shares	Description	Value
Common Stocks – (continued)

58,000	The Sumitomo Trust & Banking Co. Ltd. (Banks)	$404,460
248,000	Tokyo Gas Co. Ltd.(a) (Electric Power & Gas)	927,794
38,000	Toyota Motor Corp. (Transportation Equipment)	1,556,570
39,000	Toyota Tsusho Corp. (Wholesale Trade)	694,733
30,000	Tsumura & Co. (Pharmaceutical)	590,162
11,800	Urban Corp.(a) (Real Estate)	491,419
55,000	Victor Co. of Japan Ltd.(a) (Electric Appliances)	348,011
268	West Japan Railway Co. (Land Transportation)	961,580
39,000	Yamato Transport Co. Ltd. (Land Transportation)	588,785

TOTAL COMMON STOCKS
(Cost $43,105,500)		$48,908,684

Principal	Interest	Maturity
Amount	Rate	Date	Value
Short-Term Obligation – 0.4%

State Street Bank & Trust Euro – Time Deposit
$195,000	3.19%	09/01/2005	$195,000
(Cost $195,000)

TOTAL INVESTMENTS BEFORE SECURITIES LENDING COLLATERAL
(Cost $43,300,500)			$49,103,684

Shares	Description	Value
Securities Lending Collateral – 6.3%

3,071,925	Boston Global Investment Trust – Enhanced Portfolio	$3,071,925
(Cost $3,071,925)

TOTAL INVESTMENTS – 106.5%
(Cost $46,372,425)		$52,175,609

The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.

(a)	All or portion of security is on loan.

The accompanying notes are an integral part of these financial statements.

 GOLDMAN SACHS JAPANESE EQUITY FUND

Statement of Investments (continued)
August 31, 2005

As a % of
Net Assets
Investments Industry Classifications†

Banks	9.4%
Chemicals	7.8
Construction	1.8
Electric Appliances	9.0
Electric Power & Gas	1.9
Foods	0.2
Glass & Ceramics Products	4.0
Information & Communication	5.4
Insurance	1.9
Iron & Steel	4.4
Land Transportation	3.2
Machinery	3.6
Marine Transportation	1.1
Other Financing Business	4.8
Other Products	0.9
Pharmaceutical	6.9
Precision Instruments	2.9
Pulp & Paper	1.1
Real Estate	5.1
Retail Trade	6.4
Securities	1.8
Services	1.4
Short-term Investments#	6.7
Transportation Equipment	11.0
Wholesale Trade	3.8

TOTAL INVESTMENTS	106.5%

†	Industry concentrations greater than one-tenth of one percent are disclosed.

#	Short-term investments include securities lending collateral.

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS INTERNATIONAL GROWTH OPPORTUNITIES FUND

Performance Summary
August 31, 2005

The following graph shows the value, as of August 31, 2005, of a $10,000 investment made on May 1, 1998 (commencement of operations) in Class A Shares (including a maximum sales charge of 5.5%) of the Goldman Sachs International Growth Opportunities Fund. For comparative purposes, the performance of the Fund’s benchmark, Morgan Stanley Capital International (MSCI) Europe, Australasia and Far East (EAFE) Small Cap Index (“MSCI EAFE Small Cap Index”) (unhedged) with dividends reinvested, is shown. This performance data represents past performance and should not be considered indicative of future performance which will fluctuate with changes in market conditions. These performance fluctuations will cause an investor’s shares, when redeemed, to be worth more or less than their original cost. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Performance of Class B, Class C, Institutional and Service Shares will vary from Class A due to differences in fees and loads. In addition to the investment adviser’s decisions regarding issuer/industry/country investment selection and allocation, other factors may affect portfolio performance. These factors include, but are not limited to, portfolio operating fees and expenses, portfolio turnover, and subscription and redemption cash flows affecting a portfolio.

International Growth Opportunities Fund’s Lifetime Performance

Performance of a $10,000 Investment, Distributions Reinvested, May 1, 1998 to August 31, 2005.

Average Annual Total Return through August 31, 2005	Since Inception	Five Years	One Year

Class A (commenced May 1, 1998)
Excluding sales charges	8.22%	1.33%	32.70%
Including sales charges	7.39%	0.19%	25.39%

Class B (commenced May 1, 1998)
Excluding contingent deferred sales charges	7.67%	0.75%	31.63%
Including contingent deferred sales charges	7.67%	0.34%	26.60%

Class C (commenced May 1, 1998)
Excluding contingent deferred sales charges	7.65%	0.74%	31.65%
Including contingent deferred sales charges	7.65%	0.74%	30.64%

Institutional Class (commenced May 1, 1998)	8.87%	1.91%	33.27%

Service Class (commenced May 1, 1998)	8.32%	1.42%	32.54%

 GOLDMAN SACHS INTERNATIONAL GROWTH OPPORTUNITIES FUND

Statement of Investments
August 31, 2005

Shares	Description	Value
Common Stocks – 99.2%

Australia – 1.6%
354,323	Coates Hire Ltd. (Capital Goods)	$1,269,073
515,235	Great Southern Plantations Ltd.(a) (Materials)	1,088,311

		2,357,384

Austria – 0.7%
11,686	Agrana Beteiligungs AG (Food Beverage & Tobacco)	1,070,463

Canada – 0.8%
229,826	Valkyries Petroleum Corp.* (Energy)	1,220,430

Denmark – 0.6%
9,195	Bryggerigruppen A/S (Food Beverage & Tobacco)	817,847

Finland – 1.0%
1	TietoEnator Oyj (Software & Services)	34
77,254	Vacon Oyj (Capital Goods)	1,501,738

		1,501,772

France – 2.2%
45,000	Saft Groupe SA* (Capital Goods)	1,690,477
88,429	Trader Classified Media NV* (Media)	1,539,761

		3,230,238

Germany – 8.7%
8,482	Arques Industries AG (Diversified Financials)	1,432,450
40,444	CENTROTEC Sustainable AG* (Materials)	1,254,878
5,883	Conergy AG* (Capital Goods)	585,056
190,559	Curanum AG (Health Care Equipment & Services)	1,074,199
41,222	ElringKlinger AG (Automobiles & Components)	1,671,229
43,321	IDS Scheer AG(a) (Software & Services)	878,058
14,294	Paragon AG (Technology Hardware & Equipment)	285,006
97,836	Pfleiderer AG* (Capital Goods)	1,878,203
33,858	Premiere AG* (Media)	1,045,092
24,206	Surteco AG (Consumer Durables & Apparel)	733,238
280,386	TA Triumph-Adler AG* (Commercial Services & Supplies)	686,110
22,075	Techem AG* (Commercial Services & Supplies)	961,747

		12,485,266

Greece – 2.2%
68,995	Bank of Piraeus (Banks)	1,400,918
54,990	Greek Organization of Football Prognostics (Consumer Services)	1,750,078

		3,150,996

Hong Kong – 1.4%
780,000	Techtronic Industries Co. Ltd. (Consumer Durables & Apparel)	1,970,362

Indonesia – 1.2%
6,730,500	PT Bank Rakyat Indonesia (Banks)	1,690,268

Ireland – 2.2%
98,180	DCC PLC (Capital Goods)	2,182,998
72,179	IAWS Group PLC (Food Beverage & Tobacco)	1,044,221

		3,227,219

Italy – 3.2%
202,000	Astaldi SpA (Capital Goods)	1,282,777
397,000	Gruppo Coin SpA*(a) (Retailing)	1,277,755
249,000	Sirti SpA* (Technology Hardware & Equipment)	688,306
58,000	Valentino Fashion Group SpA*(a) (Consumer Durables & Apparel)	1,395,314

		4,644,152

Japan – 26.6%
32,100	ARRK Corp. (Commercial Services & Supplies)	1,625,129
74,600	As One Corp. (Health Care Equipment & Services)	1,594,690
50,000	C. Uyemura & Co. Ltd. (Materials)	1,861,905
48,000	Central Leasing Co. Ltd. (Commercial Services & Supplies)	2,215,677
222,000	CKD Corp.(a) (Capital Goods)	1,907,853
15,700	Eneserve Corp. (Capital Goods)	398,013
142,700	Hitachi Tool Engineering Ltd. (Capital Goods)	1,917,055
609	Japan Wind Development Co. Ltd. (Utilities)	1,234,840
231,000	Juki Corp. (Consumer Durables & Apparel)	1,132,130
55,400	MODEC, Inc.(a) (Energy)	1,388,427
10,657	Moshi Moshi Hotline, Inc.(a) (Commercial Services & Supplies)	1,114,052
45,000	Nihon Kohden Corp. (Health Care Equipment & Services)	758,263
160,000	Nihon Parkerizing Co. Ltd. (Materials)	1,913,313
91,000	Nissha Printing Co. Ltd. (Commercial Services & Supplies)	1,770,307
41,000	Pocket Card Co. Ltd. (Diversified Financials)	901,246
71,100	Resorttrust, Inc. (Consumer Services)	2,195,920

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS INTERNATIONAL GROWTH OPPORTUNITIES FUND

Shares	Description	Value
Common Stocks – (continued)

Japan – (continued)
32,100	Ryohin Keikaku Co. Ltd. (Retailing)	$1,879,300
17,000	Shuei Yobiko Co. Ltd. (Commercial Services & Supplies)	414,814
110	SK-Electronics Co. Ltd.(a) (Technology Hardware & Equipment)	339,103
43,500	Takamatsu Corp. (Capital Goods)	1,835,488
25	Takeuchi Mfg. Co. Ltd. (Capital Goods)	1,314
35,300	Tamron Co. Ltd.(a) (Consumer Durables & Apparel)	448,149
81,000	Tocalo Co. Ltd.(a) (Capital Goods)	1,977,001
67,300	Tohokushinsha Film Corp. (Media)	1,755,078
57,400	Tomen Electronics Corp. (Technology Hardware & Equipment)	1,541,539
109,000	Tsumura & Co. (Pharmaceuticals & Biotechnology)	2,144,256
51,790	USEN Corp.(a) (Media)	1,418,774
358,000	Yuasa Trading Co. Ltd.* (Capital Goods)	699,460

		38,383,096

Luxembourg – 0.9%
21,789	SBS Broadcasting SA* (Media)	1,255,046

Netherlands – 5.2%
42,394	Aalberts Industries NV(a) (Capital Goods)	2,201,356
19,426	Ballast Nedam NV* (Capital Goods)	674,321
188,721	Buhrmann NV (Commercial Services & Supplies)	2,307,283
46,553	Heijmans NV (Capital Goods)	2,311,711

		7,494,671

Norway – 0.9%
30,019	TGS Nopec Geophysical Co. ASA* (Energy)	1,263,669

Russia – 0.6%
44,559	AFK Sistema GDR (Telecommunication Services)	903,172

Singapore – 4.0%
1,154,000	Ascendas Real Estate Investment Trust (Real Estate)	1,540,572
1,773,000	Citiraya Industries Ltd. (Commercial Services & Supplies)	—
2,513,000	Macquarie International Infrastructure Fund Ltd. (Diversified Financials)	1,614,059
1,192,000	StarHub Ltd. (Telecommunication Services)	1,400,362
1,503,000	Yellow Pages (Singapore) Ltd. (Media)	1,155,872

		5,710,865

South Korea – 1.0%
322,340	Kiryung Electronics Co. Ltd. (Technology Hardware & Equipment)	1,379,654

Sweden – 3.3%
158,104	Boss Media AB*(a) (Software & Services)	519,756
173,796	Intrum Justitia AB* (Commercial Services & Supplies)	1,581,384
326,605	Observer AB (Commercial Services & Supplies)	1,383,674
231,483	Skandia Forsakrings AB(a) (Insurance)	1,265,860

		4,750,674

Switzerland – 1.6%
963	Jelmoli Holding AG (Retailing)	1,432,554
541	Lindt & Spruengli AG (Food Beverage & Tobacco)	883,166

		2,315,720

Taiwan – 0.7%
798,000	Career Technology (MFG.) Co. Ltd. (Semiconductors & Semiconductor Equipment)	970,392

Thailand – 1.0%
584,900	Advanced Info Service Public Co. Ltd. (Telecommunication Services)	1,432,987

United Kingdom – 27.6%
513,461	Augean PLC* (Commercial Services & Supplies)	1,586,352
1,229,603	Billing Services Group Ltd.* (Consumer Services)	2,094,633
230,025	Carter & Carter Group PLC* (Commercial Services & Supplies)	1,641,094
150,000	Caspian Energy Ltd.* (Energy)	273,101
195,763	Cattles PLC (Diversified Financials)	1,029,649
1,021,726	Christian Salvesen PLC (Transportation)	1,273,966
487,437	Chrysalis Group PLC (Media)	1,372,934
5,346,118	Corporate Services Group PLC* (Commercial Services & Supplies)	837,355
102,711	Cyberscan Technology, Inc.* (Consumer Services)	1,311,801
1,705,491	Dawnay Day Carpathian PLC* (Real Estate)	3,673,911
245,530	Dignity PLC (Consumer Services)	1,692,214
20,001	DX Services PLC (Transportation)	126,465

The accompanying notes are an integral part of these financial statements.

 GOLDMAN SACHS INTERNATIONAL GROWTH OPPORTUNITIES FUND

Statement of Investments (continued)
August 31, 2005

Shares	Description	Value
Common Stocks – (continued)

United Kingdom – (continued)
793,177	European Nickel PLC* (Materials)	$547,334
185,616	First Calgary Petroleums Ltd.* (Energy)	1,522,731
359,994	Grove Energy Ltd.* (Diversified Financials)	191,438
420,750	Heywood Williams Group PLC* (Capital Goods)	823,330
81,940	Imperial Energy Corp. Ltd.* (Energy)	738,546
135,447	Luminar PLC (Consumer Services)	1,242,396
110,914	M&C Saatchi* (Media)	244,174
89,888	March Networks Corp.* (Software & Services)	1,357,056
295,677	MFI Furniture Group PLC (Retailing)	618,640
523,913	Mowlem PLC (Capital Goods)	1,321,411
263,577	MyTravel Group PLC* (Consumer Services)	925,329
34,800	NDS Group PLC ADR* (Software & Services)	1,238,184
551,694	Oriel Resources PLC* (Materials)	275,977
385,880	Raymarine PLC (Technology Hardware & Equipment)	1,727,320
97,962	Redrow PLC (Consumer Durables & Apparel)	738,679
144,601	Ricardo PLC (Commercial Services & Supplies)	677,729
2,675,860	Sanctuary Group PLC (Media)	470,305
274,130	Sibir Energy PLC* (Energy)	1,611,501
361,818	Sierra Leone Diamond Co.* (Materials)	397,861
140,955	Sportingbet PLC* (Consumer Services)	892,021
515,772	Strategic Equity Capital PLC* (Diversified Financials)	994,839
423,741	Taylor Nelson Sofres PLC (Media)	1,530,967
248,699	Unite Group PLC (Real Estate)	1,378,764
160,248	Wincanton PLC (Transportation)	786,536
223,791	Wolfson Microelectronics PLC* (Technology Hardware & Equipment)	743,027

		39,909,570

TOTAL COMMON STOCKS
(Cost $120,678,245)		$143,135,913

		Expiration
Units	Description	Date	Value
Right* – 0.0%

Australia – 0.0%
59,053	Coates Hire Ltd. (Capital Goods)	09/2005	$8,689
(Cost $0)
Warrant* – 0.0%

United Kingdom – 0.0%
31,958	Oriel Resources PLC (Materials)	02/2010	$—
(Cost $0)

TOTAL INVESTMENTS BEFORE SECURITIES LENDING COLLATERAL
(Cost $120,678,245)			$143,144,602

Shares	Description	Value
Securities Lending Collateral – 8.5%

12,301,205	Boston Global Investment Trust – Enhanced Portfolio	$12,301,205
(Cost $12,301,205)

TOTAL INVESTMENTS – 107.7%
(Cost $132,979,450)		$155,445,807

The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.

*	Non-income producing security.

(a)	All or a portion of security is on loan.

Investment Abbreviations:
ADR	—	American Depositary Receipt
GDR	—	Global Depository Receipt

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS INTERNATIONAL GROWTH OPPORTUNITIES FUND

As a % of
Net Assets
Investments Industry Classifications†

Automobiles & Components	1.2%
Banks	2.1
Capital Goods	18.3
Commercial Services & Supplies	13.0
Consumer Durables & Apparel	4.4
Consumer Services	8.4
Diversified Financials	4.3
Energy	5.5
Food Beverage & Tobacco	2.6
Health Care Equipment & Services	2.4
Insurance	0.9
Materials	5.1
Media	8.2
Pharmaceuticals & Biotechnology	1.5
Real Estate	4.6
Retailing	3.6
Semiconductors & Semiconductor Equipment	0.7
Short-term Investments#	8.5
Software & Services	2.8
Technology Hardware & Equipment	4.6
Telecommunication Services	2.6
Transportation	1.5
Utilities	0.9

TOTAL INVESTMENTS	107.7%

†	Industry concentrations greater than one-tenth of one percent are disclosed.

#	Short-term investments include securities lending collateral.

The accompanying notes are an integral part of these financial statements.

 GOLDMAN SACHS EMERGING MARKETS EQUITY FUND

Performance Summary
August 31, 2005

The following graph shows the value, as of August 31, 2005, of a $10,000 investment made on December 15, 1997 (commencement of operations) in Institutional Shares (at NAV) of the Goldman Sachs Emerging Markets Equity Fund. For comparative purposes, the performance of the Fund’s benchmark, the Morgan Stanley Capital International (MSCI) Emerging Markets Free (EMF) Index (“MSCI EMF Index”) with dividends reinvested, is shown. This performance data represents past performance and should not be considered indicative of future performance which will fluctuate with changes in market conditions. These performance fluctuations will cause an investor’s shares, when redeemed, to be worth more or less than their original cost. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Performance of Class A, Class B, Class C and Service Shares will vary from Institutional Shares due to differences in fees and loads. In addition to the investment adviser’s decisions regarding issuer/industry/country investment selection and allocation, other factors may affect portfolio performance. These factors include, but are not limited to, portfolio operating fees and expenses, portfolio turnover, and subscription and redemption cash flows affecting a portfolio.

Emerging Markets Equity Fund’s Lifetime Performance

Performance of a $10,000 Investment, Distributions Reinvested, December 15, 1997 to August 31, 2005.

Average Annual Total Return through August 31, 2005	Since Inception	Five Years	One Year

Class A (commenced December 15, 1997)
Excluding sales charges	7.30%	8.82%	50.51%
Including sales charges	6.52%	7.60%	42.24%

Class B (commenced December 15, 1997)
Excluding contingent deferred sales charges	6.78%	8.26%	49.51%
Including contingent deferred sales charges	6.78%	7.95%	44.51%

Class C (commenced December 15, 1997)
Excluding contingent deferred sales charges	6.75%	8.17%	49.32%
Including contingent deferred sales charges	6.75%	8.17%	48.32%

Institutional Class (commenced December 15, 1997)	7.98%	9.45%	51.00%

Service Class (commenced December 15, 1997)	7.18%	9.05%	50.25%

GOLDMAN SACHS EMERGING MARKETS EQUITY FUND

Statement of Investments
August 31, 2005

Shares	Description	Value
Common Stocks – 79.4%

Brazil – 6.3%
58,800	Banco Bradesco SA ADR(a) (Banks)	$2,503,704
125,900	Petroleo Brasileiro SA ADR(a) (Energy)	7,507,645
208,724	Unibanco Uniao de Bancos Brasileiros SA GDR (Banks)	1,872,937

		11,884,286

China – 4.3%
6,416,000	China Petroleum and Chemical Corp. (Sinopec) Class H (Energy)	2,866,413
3,224,000	PetroChina Co. Ltd. Class H (Energy)	2,613,499
260,000	Weichai Power Co. Ltd. Class H (Capital Goods)	642,237
2,529,600	Yanzhou Coal Mining Co. Ltd. Class H (Energy)	1,863,828

		7,985,977

Hong Kong – 0.4%
457,000	China Netcom Group Corp. (Hong Kong) Ltd. (Telecommunication Services)	776,998

Hungary – 2.0%
47,515	OTP Bank Rt. GDR(a) (Banks)	3,739,431

India – 6.1%
215,112	Bharti Tele-Ventures Ltd.* (Telecommunication Services)	1,544,942
234,771	ICICI Bank Ltd. (Banks)	2,576,679
30,548	Infosys Technologies Ltd. (Software & Services)	1,653,525
68,010	Jet Airways (India) Ltd.* (Transportation)	1,753,893
71,491	Tata Consultancy Services Ltd. (Software & Services)	2,289,569
302,524	UTI Bank Ltd. (Banks)	1,721,152

		11,539,760

Indonesia – 3.2%
9,592,000	PT Bank Rakyat Indonesia (Banks)	2,408,892
1,743,000	PT Medco Energi Internasional Tbk (Energy)	564,915
6,039,000	PT Telekomunikasi Indonesia (Telecommunication Services)	2,967,664

		5,941,471

Israel – 1.5%
84,380	Teva Pharmaceutical Industries Ltd. ADR(a) (Pharmaceuticals & Biotechnology)	2,737,287

Malaysia – 0.5%
2,493,000	IGB Corp. Berhad (Real Estate)	835,313
35,726	Kris Components Berhad (Technology Hardware & Equipment)	24,910

		860,223

Mexico – 7.2%
205,000	America Movil SA de CV ADR (Telecommunication Services)	4,510,000
397,000	Grupo Financiero Banorte SA de CV Class B (Banks)	3,259,424
485,502	Urbi, Desarrollos Urbanos SA de CV* (Consumer Durables & Apparel)	3,069,655
601,917	Wal-Mart de Mexico SA de CV Series V (Food & Staples Retailing)	2,622,578

		13,461,657

Russia – 10.2%
52,331	AFK Sistema GDR (Telecommunication Services)	1,060,704
133,000	Lukoil ADR (Energy)	6,477,100
92,900	Mobile Telesystems ADR (Telecommunication Services)	3,437,300
90,739	NovaTek OAO GDR* (Energy)	1,996,258
65,328	OAO Open Investments GDR (Real Estate)	722,691
106,482	Pyaterochka Holding NV GDR* (Food & Staples Retailing)	1,754,823
2,700	Sberbank RF (Banks)	2,403,000
166,676	VolgaTelecom ADR (Telecommunication Services)	1,283,405

		19,135,281

South Africa – 9.9%
102,311	ABSA Group Ltd. (Banks)	1,475,925
176,284	Harmony Gold Mining Co. Ltd. ADR* (Materials)	1,318,422
267,508	JD Group Ltd. (Retailing)	3,105,370
398,392	Massmart Holdings Ltd. (Food & Staples Retailing)	2,991,208
104,707	Sasol (Energy)	3,517,787
316,934	Standard Bank Group Ltd. (Banks)	3,464,301
138,383	Telkom South Africa Ltd. (Telecommunication Services)	2,765,546

		18,638,559

South Korea – 11.0%
92,863	Hana Bank (Banks)	2,808,628
47,050	Hyundai Mobis (Automobiles & Components)	3,388,698
112,181	Kookmin Bank (Banks)	5,670,985

The accompanying notes are an integral part of these financial statements.

 GOLDMAN SACHS EMERGING MARKETS EQUITY FUND

Statement of Investments (continued)
August 31, 2005

Shares	Description	Value
Common Stocks – (continued)

South Korea – (continued)
11,736	Samsung Electronics Co. Ltd. (Semiconductors & Semiconductor Equipment)	$6,213,374
86,720	Shinhan Financial Group Co. Ltd. (Banks)	2,564,447

		20,646,132

Taiwan – 12.9%
317	Advanced Semiconductor Engineering, Inc.* (Semiconductors & Semiconductor Equipment)	218
4,746,000	Capital Securities Corp. (Diversified Financials)	1,943,644
1,676,976	Career Technology (MFG.) Co. Ltd. (Semiconductors & Semiconductor Equipment)	2,039,254
3,070,000	China Steel Corp. (Materials)	2,667,741
640,129	Hon Hai Precision (Technology Hardware & Equipment)	3,319,721
425,000	Hotai Motor Co. Ltd. (Automobiles & Components)	1,087,646
2,618,900	Hsinchu International Bank (Banks)	1,520,122
2,515,000	Hung Poo Real Estate Development Corp. (Real Estate)	1,652,407
1,051,700	Quanta Computer, Inc. (Technology Hardware & Equipment)	1,680,185
3,351,000	SinoPac Holdings Co. Ltd. (Banks)	1,611,950
245,434	Taishin Financial Holdings Co. Ltd. (Banks)	157,896
3,950,132	Taiwan Semiconductor (Semiconductors & Semiconductor Equipment)	6,499,621

		24,180,405

Thailand – 1.2%
864,400	Bangkok Bank Public Co. Ltd. (Banks)	2,342,775

Turkey – 2.7%
1	Denizbank AS* (Banks)	3
104,331	Turkcell Iletisim Hizmetleri AS ADR (Telecommunication Services)	1,401,165
615,042	Turkiye Is Bankasi Series C (Banks)	3,734,127

		5,135,295

TOTAL COMMON STOCKS
(Cost $119,154,339)		$149,005,537

Exchange Traded Funds – 4.8%

Thailand* – 0.1%
954,853	CPN Retail Growth Property Fund	$254,782

United States(a) – 4.7%
108,200	iShares MSCI Emerging Markets Index	8,452,584
50,200	iShares MSCI Malaysia Index Fund	364,452

TOTAL EXCHANGE TRADED FUNDS
(Cost $8,609,479)		$9,071,818

Preferred Stocks – 11.4%

Brazil – 6.1%
2,519,000	Caemi Mineracao E Metalurgica SA (Materials)	$2,949,699
83,000	Companhia de Bebidas das Americas ADR (Food Beverage & Tobacco)	2,664,300
84,775	Telemar Norte Leste SA (Telecommunication Services)	1,870,301
8,095	Telemig Celular SA Class G (Telecommunication Services)	1,682,846
139,300	Tim Participacoes SA ADR (Telecommunication Services)	2,228,800

		11,395,946

South Korea – 5.3%
76,300	Hyundai Motor Co. Ltd. (Automobiles & Components)	3,447,036
17,910	Samsung Electronics Co. Ltd. (Semiconductors & Semiconductor Equipment)	6,456,699

		9,903,735

TOTAL PREFERRED STOCKS
(Cost $16,817,626)		$21,299,681

		Expiration
Units	Description	Month	Value
Right* – 0.0%

Thailand – 0.0%
91,200	TelecomAsia Corp. Public – Alien Market (Telecommunication Services)	04/2008	$—
(Cost $0)

TOTAL INVESTMENTS BEFORE SECURITIES LENDING COLLATERAL
(Cost $144,581,444)			$179,377,036

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS EMERGING MARKETS EQUITY FUND

Shares	Description	Value
Securities Lending Collateral – 8.3%

15,556,750	Boston Global Investment Trust – Enhanced Portfolio	$15,556,750
(Cost $15,556,750)

TOTAL INVESTMENTS – 103.9%
(Cost $160,138,194)		$194,933,786

The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.

*	Non-income producing security.

(a)	All or a portion of security is on loan.

Investment Abbreviations:
ADR	—	American Depositary Receipt
GDR	—	Global Depository Receipt

As a % of
Net Assets
Investments Stock Industry Classifications†

Automobiles & Components	4.2%
Banks	24.4
Capital Goods	0.3
Consumer Durables & Apparel	1.7
Diversified Financials	1.1
Energy	14.6
Exchange Traded Funds	4.8
Food & Staples Retailing	3.9
Food Beverage & Tobacco	1.4
Materials	3.7
Pharmaceuticals & Biotechnology	1.5
Real Estate	1.7
Retailing	1.7
Semiconductors & Semiconductor Equipment	11.3
Short-term Investments#	8.3
Software & Services	2.1
Technology Hardware & Equipment	2.7
Telecommunication Services	13.6
Transportation	0.9

TOTAL INVESTMENTS	103.9%

†	Industry concentrations greater than one-tenth of one percent are disclosed.

#	Short-term investments include securities lending collateral.

ADDITIONAL INVESTMENT INFORMATION

FUTURES CONTRACTS — At August 31, 2005, the following futures contracts were open as follows:

	Number of
	Contracts	Settlement	Market	Unrealized
Type	Long	Month	Value	Gain

S&P 500 Index	3	September 2005	$916,050	$7,500
EURX ER STX 50 Index	14	September 2005	563,025	2,927

			$1,479,075	$10,427

The accompanying notes are an integral part of these financial statements.

 GOLDMAN SACHS ASIA GROWTH FUND

Performance Summary
August 31, 2005

The following graph shows the value, as of August 31, 2005, of a $10,000 investment made on July 8, 1994 (commencement of operations) in Class A Shares (including a maximum sales charge of 5.5%) of the Goldman Sachs Asia Growth Fund. For comparative purposes, the performance of the Fund’s benchmark, the Morgan Stanley Capital International (MSCI) All Country (AC) Asia Free ex Japan Index (unhedged) (“MSCI AC Asia Free Index”), is shown. This performance data represents past performance and should not be considered indicative of future performance which will fluctuate with changes in market conditions. These performance fluctuations will cause an investor’s shares, when redeemed, to be worth more or less than their original cost. Performance reflects expense limitations in effect. In their absence, performance would be reduced. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares. Performance of Class B, Class C and Institutional Shares will vary from Class A due to differences in fees and loads. In addition to the investment adviser’s decisions regarding issuer/industry/country investment selection and allocation, other factors may affect portfolio performance. These factors include, but are not limited to, portfolio operating fees and expenses, portfolio turnover, and subscription and redemption cash flows affecting a portfolio.

Asia Growth Fund’s Lifetime Performance

Performance of a $10,000 Investment, Distributions Reinvested, July 8, 1994 to August 31, 2005.

Average Annual Total Return through August 31, 2005	Since Inception	Ten Years	Five Years	One Year

Class A (commenced July 8, 1994)
Excluding sales charges	-0.12%	-0.74%	4.00%	28.64%
Including sales charges	-0.62%	-1.30%	2.82%	21.56%

Class B (commenced May 1, 1996)
Excluding contingent deferred sales charges	-3.05%	n/a	3.43%	27.63%
Including contingent deferred sales charges	-3.05%	n/a	3.08%	22.62%

Class C (commenced August 15, 1997)
Excluding contingent deferred sales charges	-2.45%	n/a	3.40%	27.60%
Including contingent deferred sales charges	-2.45%	n/a	3.40%	26.59%

Institutional Class (commenced February 2, 1996)	-1.39%	n/a	4.70%	29.06%

GOLDMAN SACHS ASIA GROWTH FUND

Statement of Investments
August 31, 2005

Shares	Description	Value
Common Stocks – 91.6%

China – 9.2%
492,000	China Mobile (Hong Kong) Ltd. (Communication)	$2,148,483
633,000	China Netcom Group Corp. (Hong Kong) Ltd. (Communication)	1,076,236
4,434,000	China Petroleum and Chemical Corp. (Sinopec) Class H (Petroleum and Coal Production)	1,980,934
1,379,000	CNOOC Ltd. (Petroleum and Coal Production)	994,542
2,114,000	PetroChina Co. Ltd. Class H (Petroleum and Coal Production)	1,713,690
180,000	Weichai Power Co. Ltd. Class H (Miscellaneous)	444,626
1,226,800	Yanzhou Coal Mining Co. Ltd. Class H (Coal Mining)	903,915

		9,262,426

Hong Kong – 16.8%
840,000	AAC Acoustic Technology Holdings, Inc.* (Electronics and Other Electronic Equipment)	$356,681
162,000	Cheung Kong (Holdings) Ltd. (Real Estate)	1,769,465
2,820,739	China National Aviation Co. Ltd. (Transportation)	641,015
268,900	CLP Holdings Ltd. (Electric, Gas and Sanitation)	1,569,043
509,720	Dah Sing Banking Group Ltd. (Banking)	934,581
13,200	Dah Sing Financial Group (Banking)	86,953
387,500	Esprit Holdings Ltd. (Apparel/Textiles)	2,867,802
207,000	Hong Kong Electric Holdings Ltd. (Electric, Gas and Sanitation)	1,000,891
224,000	Hongkong Land Holdings Ltd. (Real Estate)	737,168
221,500	Hutchison Whampoa Ltd. (Holdings & Other Investments)	2,198,419
416,000	Shangri-La Asia Ltd. (Consumer Services)	720,629
942,000	Sino Land Co. Ltd. (Real Estate)	1,057,436
1,195,000	Techtronic Industries Co. Ltd. (Electronics and Other Electronic Equipment)	3,018,696

		16,958,779

India – 8.9%
205,202	Bharti Tele-Ventures Ltd.* (Communication)	$1,473,768
4,829	Hindustan Lever Ltd. (Chemicals & Allied Products)	18,186
198,539	ICICI Bank Ltd. (Banking)	2,179,022
58,000	Infosys Technologies Ltd. (Software Services)	3,139,467
44,150	Jet Airways (India) Ltd.* (Transportation)	1,138,574
179,520	UTI Bank Ltd. (Banking)	1,021,344

		8,970,361

Indonesia – 4.7%
14,486,000	PT Bank Pan Indonesia Tbk (Banking)	$586,756
6,615,500	PT Bank Rakyat Indonesia (Banking)	1,661,387
2,220,000	PT Medco Energi Internasional Tbk (Energy)	719,513
3,584,100	PT Telekomunikasi Indonesia (Communication)	1,761,286

		4,728,942

Malaysia – 2.9%
989,000	AMMB Holdings Berhad (Banking)	$671,330
2,464,000	IGB Corp. Berhad (Real Estate)	825,596
92,049	Kris Components Berhad (Miscellaneous)	64,180
25	Public Bank Berhad – Foreign Market (Banking)	46
200	SP Setia Berhad (Real Estate)	227
453,300	Tenaga Nasional Berhad (Electric, Gas and Sanitation)	1,321,925

		2,883,304

Singapore – 8.8%
888,000	Ascendas Real Estate Investment Trust (Real Estate)	$1,185,466
1,781,000	Citiraya Industries Ltd. (Miscellaneous)	—
129,000	Keppel Corp. Ltd. (Miscellaneous)	895,378
1,994,000	LMA International NV* (Miscellaneous)	1,007,896
2,663,000	Macquarie International Infrastructure Fund Ltd. (Infrastructure)	1,710,401
314,400	Oversea-Chinese Banking Corp. Ltd. (Banking)	1,172,769
858,000	StarHub Ltd. (Communication)	1,007,979
138,412	United Overseas Bank Ltd. (Banking)	1,172,152
13,841	United Overseas Land Ltd. (Real Estate)	19,221
916,000	Yellow Pages (Singapore) Ltd. (Consumer Services)	704,443

		8,875,705

South Korea – 18.3%
33,460	Daishin Securities Co. (Depository Institutions)	$455,823
121,936	Hana Bank (Banking)	3,687,936

The accompanying notes are an integral part of these financial statements.

 GOLDMAN SACHS ASIA GROWTH FUND

Statement of Investments (continued)
August 31, 2005

Shares	Description	Value
Common Stocks – (continued)

South Korea – (continued)
31,450	Hyundai Mobis (Auto Repair Services)	$2,265,134
108,230	Kiryung Electronics Co. Ltd. (Electronics and Other Electronic Equipment)	463,237
69,795	Kookmin Bank (Banking)	3,528,284
4,890	POSCO (Primary Metal Industries)	1,012,886
12,000	Samsung Electronics Co. Ltd. (Electronics and Other Electronic Equipment)	6,353,143
21,730	Shinhan Financial Group Co. Ltd. (Banking)	642,590
59	SK Telecom Co. Ltd. (Communication)	10,849

		18,419,882

Taiwan – 19.1%
504,504	AU Optronics Corp. (Electronics and Other Electronic Equipment)	$751,141
1,707,000	Capital Securities Corp. (Depository Institutions)	699,073
1,132,447	Career Technology (MFG.) Co. Ltd. (Electronics and Other Electronic Equipment)	1,377,090
2,107,540	China Steel Corp. (Primary Metal Industries)	1,831,391
31,448	Chinatrust Financial Holding Co. Ltd. (Banking)	29,423
32,872	Compal Electronics, Inc. (Electronics and Other Electronic Equipment)	32,965
1,525,500	First Financial Holding Co. Ltd. (Banking)	1,125,670
443,042	Hon Hai Precision (Electronics and Other Electronic Equipment)	2,297,624
199,000	Hotai Motor Co. Ltd. (Auto Retail)	509,274
1,408,000	Hsinchu International Bank (Banking)	817,264
956,000	Hung Poo Real Estate Development Corp. (Real Estate)	628,112
12,314	Nan Ya Plastic Corp. (Chemicals & Allied Products)	15,038
664,477	Quanta Computer, Inc. (Electronics and Other Electronic Equipment)	1,061,561
1,705,061	Siliconware Precision Industries Co. (Electronics and Other Electronic Equipment)	1,544,369
1,314,000	SinoPac Holdings Co. Ltd. (Banking)	632,081
720,720	Synnex Technology International Corp. (Electronics and Other Electronic Equipment)	858,741
101	Taishin Financial Holdings Co. Ltd. (Banking)	65
2,470,160	Taiwan Semiconductor (Electronics and Other Electronic Equipment)	4,064,448
1,531,504	United Microelectronics Corp. (Electronics and Other Electronic Equipment)	928,301

		19,203,631

Thailand – 2.9%
411,500	Advanced Info Service Public Co. Ltd. (Communication)	$1,008,162
2,164,300	Amata Corp. Public Co. Ltd. (Real Estate)	629,996
463,900	Bangkok Bank Public Co. Ltd. (Banking)	1,257,304

		2,895,462

TOTAL COMMON STOCKS
(Cost $78,340,654)		$92,198,492

Exchange Traded Fund* – 0.5%

2,107,960	CPN Retail Growth Property Fund	$562,463
(Cost $550,428)

Preferred Stocks – 5.8%

South Korea – 5.8%
69,230	Daishin Securities Co. (Depository Institutions)	627,252
64,010	Hyundai Motor Co. Ltd. (Auto Repair Services)	2,777,455
6,660	Samsung Electronics Co. Ltd. (Electronics and Other Electronic Equipment)	2,400,984

TOTAL PREFERRED STOCKS
(Cost $4,218,499)		$5,805,691

Expiration
Units	Description	Month	Value
Rights* – 0.0%

198,411	TelecomAsia Corp. Public – Alien Market (Communication)	04/2008	$—
(Cost $0)

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS ASIA GROWTH FUND

Principal	Interest	Maturity
Amount	Rate	Date	Value
Short-Term Obligation – 1.6%

State Street Bank & Trust Euro – Time Deposit
$1,603,000	3.19%	09/01/2005	$1,603,000
(Cost $1,603,000)

TOTAL INVESTMENTS – 99.5%
(Cost $84,712,581)			$100,169,646

The percentage shown for each investment category reflects the value of investments in that category as a percentage of net assets.

*	Non-income producing security.

As a % of
Net Assets
Investments Industry Classifications†

Apparel/ Textiles	2.8%
Auto Repair Services	5.0
Auto Retail	0.5
Banking	21.1
Coal Mining	0.9
Communication	8.4
Consumer Services	1.4
Depository Institutions	1.8
Electric, Gas and Sanitation	3.9
Electronics and Other Electric Equipment	25.3
Energy	0.7
Exchange Traded Funds	0.6
Holding & Other Investments	2.2
Infrastructure	1.7
Miscellaneous	2.4
Petroleum and Coal Production	4.7
Primary Metal Industries	2.8
Real Estate	6.8
Short-term Investments	1.6
Software Services	3.1
Transportation	1.8

TOTAL INVESTMENTS	99.5%

†	Industry concentrations greater than one-tenth of one percent are disclosed.

ADDITIONAL INVESTMENT INFORMATION

FORWARD FOREIGN CURRENCY CONTRACTS — At August 31, 2005, the Fund had outstanding forward foreign currency exchange contracts to purchase foreign currencies as follows:

				Unrealized
Open Forward Foreign Currency	Expiration	Value on	Current
Purchase Contracts	Date	Settlement Date	Value	Gain	Loss

Indonesian Rupiah	09/01/2005	$80,517	$81,268	$751	$—
Singapore Dollar	09/01/2005	23,254	23,250	—	4

TOTAL OPEN FORWARD FOREIGN CURRENCY PURCHASE CONTRACTS		$103,771	$104,518	$751	$4

The accompanying notes are an integral part of these financial statements.

 GOLDMAN SACHS INTERNATIONAL EQUITY FUNDS

Statements of Assets and Liabilities
August 31, 2005

European
Equity Fund

Assets:

Investment in securities, at value (identified cost $26,033,553, $328,073,291, $43,300,500, $120,678,245, $144,581,444 and $84,712,581, respectively)	$31,159,017
Securities lending collateral, at value (which approximates cost)	1,269,333
Cash	223
Foreign currencies, at value (identified cost $69,904, $593,196, $257,104, $338,375, $2,103,892 and $425,689, respectively)	69,819
Receivables:
Investment securities sold, at value	—
Fund shares sold	100,383
Forward foreign currency exchange contracts, at value	—
Due from broker(a)	—
Dividends and interest, at value	56,529
Foreign tax reclaims, at value	18,563
Reimbursement from investment adviser	21,474
Securities lending income	123
Other assets	232

Total assets	32,695,696

Liabilities:

Due to Custodian	—
Payables:
Payable upon return of securities loaned	1,269,333
Investment securities purchased, at value	—
Forward foreign currency exchange contracts, at value	—
Fund shares repurchased	35,942
Amounts owed to affiliates	37,559
Unrealized foreign capital gains taxes	—
Accrued expenses	61,847

Total liabilities	1,404,681

Net Assets:

Paid-in capital	57,913,480
Accumulated undistributed net investment income (loss)	344,296
Accumulated net realized loss on investments, futures and foreign currency related transactions	(32,093,792)
Net unrealized gain on investments, futures and translation of assets and liabilities denominated in foreign currencies	5,127,031

NET ASSETS	$31,291,015

Net Assets:
Class A	$19,358,317
Class B	2,543,265
Class C	917,893
Institutional	7,572,300
Service	899,240

Shares outstanding:
Class A	1,575,539
Class B	214,671
Class C	77,240
Institutional	608,870
Service	73,720

Total shares outstanding, $0.001 par value (unlimited number of shares authorized)	2,550,040

Net asset value, offering and redemption price per share:(b)
Class A	$12.29
Class B	11.85
Class C	11.88
Institutional	12.44
Service	12.20

(a)	Includes $88,573 for Emerging Markets Equity relating to margin requirements for futures transactions.
(b)	Maximum public offering price per share (NAV per share multiplied by 1.0582) for Class A Shares of European Equity, International Equity, Japanese Equity, International Growth Opportunities, Emerging Markets Equity and Asia Growth Funds is $13.01, $18.81, $10.14, $16.75, $16.68 and $14.16, respectively. At redemption, Class B and Class C Shares may be subject to a contingent deferred sales charge assessed on the amount equal to the lesser of the current net asset value or the original purchase price of the shares.

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS INTERNATIONAL EQUITY FUNDS

International	Japanese	International Growth	Emerging Markets	Asia
Equity Fund	Equity Fund	Opportunities Fund	Equity Fund	Growth Fund

$402,518,578	$49,103,684	$143,144,602	$179,377,036	$100,169,646
37,831,465	3,071,925	12,301,205	15,556,750	—
163	357	66,916	366,678	—
593,581	256,055	338,494	2,112,595	420,543
4,278,911	70,908	525,358	3,487,803	1,281,174
838,034	50,153	911,810	1,182,427	213,327
2,952,972	—	—	—	751
—	—	29,841	2,126,429	—
677,618	20,861	163,985	277,229	252,008
104,456	—	8,102	2,783	5,353
15,964	22,453	19,874	—	21,390
5,583	1,467	9,426	8,421	17,333
2,721	341	527	653	480

449,820,046	52,598,204	157,520,140	204,498,804	102,382,005

—	—	—	—	13,645
37,831,465	3,071,925	12,301,205	15,556,750	—
1,308,005	167,861	497,329	613,745	1,451,192
3,270,249	—	—	—	4
1,114,640	272,113	91,075	266,833	77,545
498,520	58,189	170,563	216,071	118,054
—	—	10,017	62,975	27,756
114,385	56,815	63,819	79,162	74,774

44,137,264	3,626,903	13,134,008	16,795,536	1,762,970

879,038,547	69,785,576	258,504,669	155,317,009	162,977,913
2,701,663	(301,953)	381,569	721,080	1,073,926
(550,205,293)	(26,313,910)	(136,955,335)	(3,083,356)	(78,848,327)
74,147,865	5,801,588	22,455,229	34,748,535	15,415,523

$405,682,782	$48,971,301	$144,386,132	$187,703,268	$100,619,035

$308,446,864	$38,443,103	$64,169,092	$87,291,800	$59,572,827
16,553,583	1,797,283	4,884,684	6,080,177	5,123,622
17,769,650	1,711,169	8,445,333	2,834,915	2,089,548
62,486,237	7,017,972	66,670,203	89,841,626	33,833,038
426,448	1,774	216,820	1,654,750	—

17,344,765	4,013,750	4,053,365	5,538,315	4,450,805
964,579	195,200	320,261	398,889	398,790
1,054,979	186,222	555,904	185,803	163,348
3,435,856	706,597	4,078,415	5,481,257	2,407,977
23,808	182	13,724	106,372	—

22,823,987	5,101,951	9,021,669	11,710,636	7,420,920

$17.78	$9.58	$15.83	$15.76	$13.38
17.16	9.21	15.25	15.24	12.85
16.84	9.19	15.19	15.26	12.79
18.19	9.93	16.35	16.39	14.05
17.91	9.73	15.80	15.56	—

The accompanying notes are an integral part of these financial statements.

 GOLDMAN SACHS INTERNATIONAL EQUITY FUNDS

Statements of Operations
For the Year Ended August 31, 2005

European
Equity Fund

Investment Income:

Dividends(a)	$685,689
Interest (including securities lending income of $19,604, $454,258, $23,336, $122,368, $45,398 and $0, respectively)	25,329

Total income	711,018

Expenses:

Management fees	304,334
Distribution and Service fees(b)	83,706
Custody and accounting fees	152,930
Transfer Agent fees(b)	46,886
Registration fees	43,972
Professional fees	45,466
Printing fees	35,626
Trustee fees	15,588
Service Share fees	1,306
Other	17,994

Total expenses	747,808

Less — expense reductions	(280,730)

Net expenses	467,078

NET INVESTMENT INCOME (LOSS)	243,940

Realized and unrealized gain (loss) on investment, futures and foreign currency related transactions:

Net realized gain (loss) from:
Investment transactions (including commissions recapture of $0, $93,573, $0, $0, $0, and $0, respectively)	4,800,652
Futures transactions	1,046
Foreign currency related transactions	74,626
Net change in unrealized gain (loss) on:
Investments	1,404,387
Futures	(1,604)
Translation of assets and liabilities denominated in foreign currencies	(1,530)

Net realized and unrealized gain on investment, futures and foreign currency related transactions	6,277,577

NET INCREASE IN NET ASSETS RESULTING FROM OPERATIONS	$6,521,517

(a)	For the European Equity, International Equity, Japanese Equity, International Growth Opportunities, Emerging Markets Equity and Asia Growth Funds, foreign taxes withheld on dividends were $57,175, $757,347, $38,600, $117,585, $383,013 and $292,278, respectively.
(b)	Class specific Distribution and Service and Transfer Agent fees were as follows:

	Distribution and Service Fees			Transfer Agent Fees

Fund	Class A	Class B	Class C	Class A	Class B	Class C	Institutional	Service

European Equity	$49,237	$25,125	$9,344	$37,420	$4,774	$1,775	$2,812	$105
International Equity	780,199	206,762	172,748	592,951	39,285	32,822	27,211	189
Japanese Equity	95,209	19,615	16,661	72,359	3,726	3,166	3,158	1
International Growth Opportunities	103,640	42,179	72,767	78,767	8,014	13,826	21,036	82
Emerging Markets Equity	112,860	45,206	18,432	85,774	8,589	3,502	24,431	391
Asia Growth	120,220	49,044	18,672	91,367	9,318	3,548	10,819	N/A

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS INTERNATIONAL EQUITY FUNDS

International	Japanese	International Growth	Emerging Markets	Asia Growth
Equity Fund	Equity Fund	Opportunities Fund	Equity Fund	Fund

$7,985,360	$519,444	$1,672,865	$2,898,592	$2,319,392
578,657	23,218	215,299	68,036	36,171

8,564,017	542,662	1,888,164	2,966,628	2,355,563

4,185,303	496,090	1,188,961	1,362,747	819,057
1,159,709	131,485	218,586	176,498	187,936
354,028	159,250	217,045	275,863	273,514
692,458	82,410	121,725	122,687	115,052
59,541	58,661	63,670	60,157	53,541
72,039	45,548	46,866	62,671	45,466
55,146	36,466	40,984	41,033	39,370
15,588	15,588	15,588	15,588	15,588
2,364	7	1,029	4,885	—
93,314	20,187	23,948	23,361	25,049

6,689,490	1,045,692	1,938,402	2,145,490	1,574,573

(237,296)	(279,505)	(324,979)	(82,230)	(319,978)

6,452,194	766,187	1,613,423	2,063,260	1,254,595

2,111,823	(223,525)	274,741	903,368	1,100,968

49,289,808	735,179	14,255,117	18,435,962	9,849,681
515,491	(15,512)	557,883	(54,998)	—
(853,150)	(71,559)	(11,906)	(186,209)	(69,672)
37,155,247	4,402,880	11,720,997	24,484,862	8,398,417
—	—	26,607	10,427	—
524,915	(1,862)	(17,835)	(49,369)	(4,034)

86,632,311	5,049,126	26,530,863	42,640,675	18,174,392

$88,744,134	$4,825,601	$26,805,604	$43,544,043	$19,275,360

The accompanying notes are an integral part of these financial statements.

 GOLDMAN SACHS INTERNATIONAL EQUITY FUNDS

Statements of Changes in Net Assets

	European Equity Fund			International Equity Fund

	For the		For the	For the		For the
	Year Ended		Year Ended	Year Ended		Year Ended
	August 31, 2005		August 31, 2004	August 31, 2005		August 31, 2004

From operations:

Net investment income (loss)	$243,940		$123,576	$2,111,823		$1,104,001
Net realized gain from investment, futures and foreign currency related transactions	4,876,324		5,164,186	48,952,149		79,971,342
Net change in unrealized gain (loss) on investments, futures and translation of assets and liabilities denominated in foreign currencies	1,401,253		929,630	37,680,162		(5,007,233)

Net increase in net assets resulting from operations	6,521,517		6,217,392	88,744,134		76,068,110

Distributions to shareholders:

From net investment income:
Class A Shares	(149,242)		(185,590)	(6,635,665)		(14,756,927)
Class B Shares	(12,031)		(11,847)	(386,009)		(1,145,958)
Class C Shares	(2,586)		(6,377)	(323,999)		(669,750)
Institutional Shares	(99,974)		(34,063)	(1,814,461)		(6,012,132)
Service Shares	(1,581)		(18)	(9,587)		(35,988)

Total distributions to shareholders	(265,414)		(237,895)	(9,169,721)		(22,620,755)

From share transactions:

Proceeds from sales of shares	7,801,468		12,184,736	71,301,034		127,821,358
Reinvestment of dividends and distributions	239,309		216,807	7,693,817		18,403,323
Cost of shares repurchased	(10,299,607	) (a)	(29,733,709)	(166,599,756	) (a)	(337,172,045	) (b)

Net increase (decrease) in net assets resulting from share transactions	(2,258,830)		(17,332,166)	(87,604,905)		(190,947,364)

TOTAL INCREASE (DECREASE)	3,997,273		(11,352,669)	(8,030,492)		(137,500,009)

Net assets:

Beginning of year	27,293,742		38,646,411	413,713,274		551,213,283

End of year	$31,291,015		$27,293,742	$405,682,782		$413,713,274

Accumulated undistributed net investment income (loss)	$344,296		$291,163	$2,701,663		$10,864,801

(a)	Net of $79, $2,547, $3,988, $3,773, $3,309 and $5,484 redemption fees remitted to the European Equity, International Equity, Japanese Equity, International Growth Opportunities, Emerging Markets Equity and Asia Growth Funds, respectively.

(b)	Net of $1,309, $111, $2, $153 and $49 redemption fees remitted to the International Equity, Japanese Equity, International Growth Opportunities, Emerging Markets Equity and Asia Growth Funds, respectively.

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS INTERNATIONAL EQUITY FUNDS

				International Growth
Japanese Equity Fund				Opportunities Fund				Emerging Markets Equity Fund				Asia Growth Fund

For the		For the		For the		For the		For the		For the		For the		For the
Year Ended		Year Ended		Year Ended		Year Ended		Year Ended		Year Ended		Year Ended		Year Ended
August 31,		August 31,		August 31,		August 31,		August 31,		August 31,		August 31,		August 31,
2005		2004		2005		2004		2005		2004		2005		2004

$(223,525)		$(422,926)		$274,741		$658,640		$903,368		$529,438		$1,100,968		$495,271
648,108		6,993,143		14,801,094		15,373,445		18,194,755		23,265,409		9,780,009		5,499,746
4,401,018		(2,641,267)		11,729,769		2,085,877		24,445,920		(12,139,415)		8,394,383		(2,369,885)

4,825,601		3,928,950		26,805,604		18,117,962		43,544,043		11,655,432		19,275,360		3,625,132

—		(15,317)		(179,767)		(51,812)		(41,158)		(116,835)		(251,824)		(277,789)
—		—		(19,347)		(969)		—		(3,850)		(5,793)		(11,047)
—		—		(57,850)		—		—		—		(1,061)		(5,672)
—		(40,005)		(550,369)		(227,660)		(328,140)		(341,969)		(211,272)		(64,254)
—		(2)		(2,894)		(220)		(1,770)		(2,427)		—		—

—		(55,324)		(810,227)		(280,661)		(371,068)		(465,081)		(469,950)		(358,762)

19,991,609		70,794,622		58,963,751		36,876,781		101,415,378		41,910,166		37,554,919		67,594,910
—		44,738		668,677		223,028		368,753		460,268		428,249		304,547
(30,598,806	) (a)	(47,446,094	) (b)	(13,052,544	) (a)	(44,686,943	) (b)	(37,534,021	) (a)	(78,501,250	) (b)	(22,265,295	) (a)	(47,701,526	) (b)

(10,607,197)		23,393,266		46,579,884		(7,587,134)		64,250,110		(36,130,816)		15,717,873		20,197,931

(5,781,596)		27,266,892		72,575,261		10,250,167		107,423,085		(24,940,465)		34,523,283		23,464,301

54,752,897		27,486,005		71,810,871		61,560,704		80,280,183		105,220,648		66,095,752		42,631,451

$48,971,301		$54,752,897		$144,386,132		$71,810,871		$187,703,268		$80,280,183		$100,619,035		$66,095,752

$(301,953)		$(52,797)		$381,569		$622,870		$721,080		$(150,087)		$1,073,926		$73,538

The accompanying notes are an integral part of these financial statements.

 GOLDMAN SACHS INTERNATIONAL EQUITY FUNDS

Notes to Financial Statements
August 31, 2005

1. ORGANIZATION

Goldman Sachs Trust (the “Trust”) is a Delaware statutory trust registered under the Investment Company Act of 1940, as amended, (the “Act”) as an open-end management investment company. The Trust includes the Goldman Sachs European Equity, International Equity, Japanese Equity, International Growth Opportunities, Emerging Markets Equity and Asia Growth Funds (collectively the “Funds” or individually a “Fund”). Each Fund is a diversified portfolio offering five classes of shares — Class A, Class B, Class C, Institutional and Service (Service Shares of Asia Growth Fund have not commenced operations).

2. SIGNIFICANT ACCOUNTING POLICIES

The following is a summary of the significant accounting policies consistently followed by the Funds. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that may affect the reported amounts. Actual results could differ from those estimates.

A. Investment Valuation — Investments in securities traded on a foreign securities exchange are valued daily at fair value determined by an independent fair value service (if available) under valuation procedures approved by the Board of Trustees consistent with applicable regulatory guidance. The independent service takes into account multiple factors including, but not limited to, movements in the U.S. securities markets, certain depositary receipts, futures contracts and foreign currency exchange rates. Investments in securities and investment companies traded on a U.S. securities exchange or the NASDAQ system or for investments in securities traded on a foreign securities exchange for which an independent fair value service is not available are valued daily at their last sale price or official closing price on the principal exchange or system on which they are traded. If no sale occurs, securities are valued at the last bid price. Debt securities are valued at prices supplied by independent pricing services, broker/dealer-supplied valuations or matrix pricing systems. Unlisted equity securities for which market quotations are available are valued at the last sale price on valuation date, or if no sale occurs, at the last bid price. Investments in investment companies (other than those that are exchange traded) are valued at the net asset value per share on the valuation date. Short-term debt obligations maturing in sixty days or less are valued at amortized cost, which approximates market value. Securities for which quotations are not readily available or are deemed to be inaccurate by the Investment Adviser are valued at fair value using methods approved by the Trust’s Board of Trustees.

     Investing in foreign markets may involve special risks and considerations not typically associated with investing in the U.S. These risks include revaluation of currencies, high rates of inflation, repatriation restrictions on income and capital, and adverse political and economic developments. Moreover, securities issued in these markets may be less liquid, subject to government ownership controls, delayed settlements, and their prices may be more volatile than those of comparable securities in the U.S.

GOLDMAN SACHS INTERNATIONAL EQUITY FUNDS

2. SIGNIFICANT ACCOUNTING POLICIES (continued)

B. Security Transactions and Investment Income — Security transactions are reflected as of the trade date. Realized gains and losses on sales of portfolio securities are calculated using the identified cost basis. Dividend income is recorded on the ex-dividend date, net of foreign withholding taxes, if any, which are reduced by any amounts reclaimable by the Funds, where applicable. Interest income is recorded on the basis of interest accrued, premium amortized and discount accreted. In addition, it is the Funds’ policy to accrue for estimated capital gains taxes on foreign securities held by the Funds, which are subject to such taxes.

     Net investment income (other than class specific expenses) and unrealized and realized gains or losses are allocated daily, to each class of shares of the Funds, based upon the relative proportion of net assets of each class.

C. Federal Taxes — It is the Funds’ policy to comply with the requirements of the Internal Revenue Code (“the Code”) applicable to regulated investment companies and to distribute each year substantially all of its investment company taxable income and capital gains to its shareholders. Accordingly, no federal tax provisions are required. Dividends and distributions to shareholders are recorded on ex-dividend date. Income and capital gain distributions, if any, are declared and paid annually.

     The characterization of distributions to shareholders for financial reporting purposes is determined in accordance with Federal income tax rules. Therefore, the source of each Fund’s distributions may be shown in the accompanying financial statements as either from net investment income or net realized gains or from paid-in capital, depending on the type of book/tax differences that may exist.

D. Expenses — Expenses incurred by the Trust that do not specifically relate to an individual Fund of the Trust are allocated to the Funds on either a straight-line or pro-rata basis depending upon the nature of the expense.

     Class A, Class B and Class C shareholders of the Funds bear all expenses and fees relating to their respective Distribution and Service Plans. Service Shares bear all expenses and fees relating to their Service and Shareholder Administration Plans. Each class of shares separately bears its respective class-specific Transfer Agency fees.

E. Foreign Currency Translations — The books and records of the Funds are maintained in U.S. dollars. Amounts denominated in foreign currencies are translated into U.S. dollars on the following basis: (i) investment valuations, foreign currency and other assets and liabilities initially expressed in foreign currencies are converted each business day into U.S. dollars based upon current exchange rates; and (ii) purchases and sales of foreign investments, income and expenses are converted into U.S. dollars based upon currency exchange rates prevailing on the respective dates of such transactions.

     Net realized and unrealized gain (loss) on foreign currency transactions will represent: (i) foreign exchange gains and losses from the sale and holdings of foreign currencies; (ii) currency gains and losses between trade date and settlement date on investment securities transactions and forward exchange contracts; and (iii) gains and losses from the difference between amounts of interest, dividends and foreign withholding taxes recorded and the amounts actually received. The effect of changes in foreign currency exchange rates on securities and derivative instruments are not segregated in the Statements of Operations from the effects of changes in market prices of those securities and derivative instruments, but are included with the net realized and unrealized gain or loss on securities and derivative instruments. Net unrealized foreign exchange gains and losses arising from changes in the value of other assets and liabilities as a result of changes in foreign exchange rates are included as increases and decreases in unrealized appreciation/depreciation on foreign currency related transactions.

 GOLDMAN SACHS INTERNATIONAL EQUITY FUNDS

Notes to Financial Statements (continued)
August 31, 2005

2. SIGNIFICANT ACCOUNTING POLICIES (continued)

F. Segregation Transactions — As set forth in the prospectus, certain Funds may enter into derivative transactions to seek to increase total return. Forward foreign currency exchange contracts, futures contracts, written options, when-issued securities and forward commitments represent examples of such transactions. As a result of entering into these transactions, the Funds are required to segregate liquid assets, on the books of their custodian, with a daily mark-to-market value equal to or greater than the market value of the corresponding transactions.

G. Forward Foreign Currency Exchange Contracts — The Funds may enter into forward foreign currency exchange contracts for the purchase or sale of a specific foreign currency at a fixed price on a future date as a hedge or cross-hedge against either specific transactions or portfolio positions. The Funds may also purchase and sell forward contracts to seek to increase total return. All commitments are “marked-to-market” daily at the applicable translation rates and any resulting unrealized gains or losses are recorded in the Funds’ financial statements. The Funds record realized gains or losses at the time a forward contract is offset by entry into a closing transaction or extinguished by delivery of the currency. Risks may arise upon entering into these contracts from the potential inability of counterparties to meet the terms of their contracts and from unanticipated movements in the value of a foreign currency relative to the U.S. dollar.

     The contractual amounts of forward foreign currency exchange contracts do not necessarily represent the amounts potentially subject to risk. The measurement of the risks associated with these instruments is meaningful only when all related and offsetting transactions are considered. At August 31, 2005, the International Equity and Asia Growth Funds had segregated sufficient cash and/or securities to cover any commitments under these contracts.

H. Futures Contracts — The Funds may enter into futures transactions to hedge against changes in interest rates, securities prices, currency exchange rates or to seek to increase total return. Futures contracts are valued at the last settlement price at the end of each day on the board of trade or exchange upon which they are traded. Upon entering into a futures contract, the Funds are required to deposit with a broker an amount of cash or securities equal to the minimum “initial margin” requirement of the associated futures exchange. Subsequent payments for futures contracts (“variation margin”) are paid or received by the Funds, dependent on the fluctuations in the value of the contracts, and are recorded for financial reporting purposes as unrealized gains or losses. When contracts are closed, the Funds realize a gain or loss which is reported in the Statements of Operations.

     The use of futures contracts involve, to varying degrees, elements of market and counterparty risk which may exceed the amounts recognized in the Statements of Assets and Liabilities. Changes in the value of the futures contract may not directly correlate with changes in the value of the underlying securities. This risk may decrease the effectiveness of the Funds’ strategies and potentially result in a loss.

I. Commission Recapture — Certain Funds may direct portfolio trades, subject to obtaining best price and execution, to various brokers who have agreed to rebate a portion of the commissions generated. Such rebates are made directly to the International Equity Funds as cash payments and are included in the net realized gain (loss) on investments in the Statements of Operations.

GOLDMAN SACHS INTERNATIONAL EQUITY FUNDS

3. AGREEMENTS

Goldman Sachs Asset Management International (“GSAMI”), an affiliate of the Investment Management Division of Goldman, Sachs & Co. (“Goldman Sachs”), serves as the investment adviser pursuant to an Investment Management Agreement (the “Agreement”) with the Trust on behalf of the Funds. Under the Agreement, GSAMI manages the Funds, subject to the general supervision of the Trust’s Board of Trustees.
     As compensation for the services rendered pursuant to the Agreement, the assumption of the expenses related thereto and administering the Funds’ business affairs, including providing facilities, GSAMI is entitled to a fee (“Management Fee”) computed daily and payable monthly, equal to an annual percentage rate of each Funds average daily net assets.
     Effective January 1, 2005, GSAMI reduced the contractual management fee of the International Growth Opportunities Fund from 1.20% of the Fund’s average daily net assets to a contractual rate of 1.10%. Prior to January 1, 2005, GSAMI had voluntarily waived a portion of its management fee equal to 0.10% of the Fund’s average daily net assets.
     At a meeting held on June 16, 2005, the Board of Trustees of the Trust approved a fee reduction commitment for the Funds which will be effective on a contractual basis in 2006. Effective July 1, 2005, GSAMI implemented the fee reduction commitment on a voluntary basis which results in the following annual Management Fee rates:

	Management Fee	Average Daily
Fund	Annual Rate	Net Assets

European Equity	1.00%	First $1 Billion
	0.90	Next $1 Billion
	0.86	Over $2 Billion

International Equity	1.00	First $1 Billion
	0.90	Next $1 Billion
	0.86	Over $2 Billion

Japanese Equity	1.00	First $1 Billion
	0.90	Next $1 Billion
	0.86	Over $2 Billion

International Growth Opportunities	1.10	First $2 Billion
	0.99	Next $2 Billion

Emerging Markets Equity	1.20	First $2 Billion
	1.08	Over $2 Billion

Asia Growth	1.00	First $1 Billion
	0.90	Next $1 Billion
	0.86	Over $2 Billion

 GOLDMAN SACHS INTERNATIONAL EQUITY FUNDS

Notes to Financial Statements (continued)

August 31, 2005

3. AGREEMENTS (continued)

     Prior to July 1, 2005, the Funds’ Management Fees as an annual percentage rate of average daily net assets were as follows:

Fund	Management Fee

European Equity	1.00%

International Equity	1.00

Japanese Equity	1.00

International Growth Opportunities	1.10

Emerging Markets Equity	1.20

Asia Growth	1.00

     GSAMI has voluntarily agreed to limit certain “Other Expenses” of the Funds (excluding Management Fees, Distribution and Service fees, Transfer Agency fees, Service Share fees, taxes, interest, brokerage fees and litigation, indemnification, shareholder meeting and other extraordinary expenses exclusive of any offset arrangements) to the extent such expenses exceed, on an annual basis, a percentage rate of the average daily net assets of each Fund. Such expense reimbursements, if any, are computed daily and paid monthly. In addition, the Funds are not obligated to reimburse GSAMI for prior fiscal year expense reimbursements, if any. For the year ended August 31, 2005, the Other Expense limitations for the European Equity, International Equity, Japanese Equity, International Growth Opportunities, Emerging Markets Equity, and the Asia Growth Funds as an annual percentage rate of average daily net assets were 0.104%, 0.104%, 0.114%, 0.104%, 0.354%, 0.164%, respectively.
     The Trust, on behalf of each Fund, has adopted Distribution and Service Plans (the “Plans”). Under the Plans, Goldman Sachs and/or Authorized Dealers are entitled to a monthly fee for distribution services equal to, on an annual basis, 0.25%, 0.75% and 0.75% of each Fund’s average daily net assets attributable to Class A, Class B and Class C Shares, respectively. Additionally, Goldman Sachs and/or Authorized Dealers are entitled to receive, under the Plans, a separate fee for personal and account maintenance services equal to, on an annual basis, 0.25% of the Funds’ average daily net assets attributable to Class B and Class C Shares.

GOLDMAN SACHS INTERNATIONAL EQUITY FUNDS

3. AGREEMENTS (continued)

     Goldman Sachs serves as the distributor of shares of the Funds pursuant to a Distribution Agreement. Goldman Sachs may retain a portion of the Class A sales load and Class B and Class C contingent deferred sales charges. During the year ended August 31, 2005, Goldman Sachs advised the Funds that it retained approximately the following amounts:

		Contingent Deferred
		Sales Charge
	Sales Load
Fund	Class A	Class B	Class C

European Equity	$2,400	$—	$—

International Equity	42,400	—	100

Japanese Equity	3,300	—	—

International Growth Opportunities	30,200	—	700

Emerging Markets Equity	18,300	100	—

Asia Growth	8,100	300	—

 GOLDMAN SACHS INTERNATIONAL EQUITY FUNDS

Notes to Financial Statements (continued)

August 31, 2005

3. AGREEMENTS (continued)

     Goldman Sachs also serves as the Transfer Agent of the Funds for a fee. Fees charged for such transfer agency services are calculated daily and payable monthly at an annual rate as follows: 0.19% of average daily net assets for Class A, Class B and Class C Shares and 0.04% of average daily net assets for Institutional and Service Shares.

     The Trust, on behalf of each Fund, has adopted a Service Plan and Shareholder Administration Plan for Service Shares. These Plans allow for Service Shares to compensate service organizations for providing varying levels of personal and account administration and shareholder administration services to their customers who are beneficial owners of such shares. The Service Plan and Shareholder Administration Plan provide for compensation to the service organizations in an amount equal to, on an annualized basis, 0.25% and 0.25%, respectively, of the average daily net asset value of the Service Shares.
     For the year ended August 31, 2005, the Funds’ investment adviser has voluntarily agreed to reimburse certain operating expenses. In addition, the Funds have entered into certain offset arrangements with the custodian resulting in a reduction in the Funds’ expenses. Goldman Sachs, as Transfer Agent, voluntarily made a payment to the Funds related to certain earnings credits that reduced transfer agent fees. These expense reductions were as follows (in thousands):

		Other	Transfer
	Management	Expense	Agent	Custody	Total Expense
Fund	Fee Waiver	Reimbursements	Credit	Fee Reduction	Reductions

European Equity	$—	$280	$1	$—	$281

International Equity	—	214	22	1	237

Japanese Equity	—	279	—	1	280

International Growth Opportunities	26	298	1	—	325

Emerging Markets Equity	—	76	2	4	82

Asia Growth	—	318	1	1	320

GOLDMAN SACHS INTERNATIONAL EQUITY FUNDS

3. AGREEMENTS (continued)

     As of August 31, 2005, the amounts owed to affiliates were as follows (in thousands):

				Over
	Management	Distribution and	Transfer	Reimbursement of
Fund	Fees	Services Fees	Agent Fees	“Other Expenses”	Total

European Equity	$27	$7	$4	$—	$38

International Equity	346	95	58	—	499

Japanese Equity	40	11	7	—	58

International Growth Opportunities	132	24	15	—	171

Emerging Markets Equity	165	24	16	11	216

Asia Growth	87	19	12	—	118

4.	PORTFOLIO SECURITIES TRANSACTIONS
The cost of purchases and proceeds from sales and maturities of long-term securities for the year ended August 31, 2005, were as follows:

Fund	Purchases	Sales and Maturities

European Equity	$20,798,901	$22,515,048

International Equity	202,465,362	321,314,103

Japanese Equity	39,965,059	50,924,729

International Growth Opportunities	115,443,470	68,514,604

Emerging Markets Equity	159,631,513	102,217,596

Asia Growth	67,709,363	52,741,024

     For the year ended August 31, 2005, Goldman Sachs earned approximately $1,300, $40,600, $2,700, $38,800, $1,300 and $12,000 of brokerage commissions from portfolio transactions, including futures transactions executed on behalf of the European Equity, International Equity, Japanese Equity, International Growth Opportunities, Emerging Markets Equity and Asia Growth Funds, respectively.

 GOLDMAN SACHS INTERNATIONAL EQUITY FUNDS

Notes to Financial Statements (continued)

August 31, 2005

5.	SECURITIES LENDING
Pursuant to exemptive relief granted by the Securities and Exchange Commission (“SEC”) and the terms and conditions contained therein, the Funds may lend their securities through a securities lending agent, Boston Global Advisers (BGA) — a wholly owned subsidiary of Goldman Sachs, to certain qualified borrowers including Goldman Sachs. In accordance with the Funds’ securities lending procedures, the loans are collateralized at all times with cash and/or securities with a market value at least equal to the securities on loan. The market value of the loaned securities is determined at the close of business of the Fund and any additional required collateral is delivered to the Fund on the next business day. As with other extensions of credit, the Funds bear the risk of delay on recovery or loss of rights in the collateral should the borrower of the securities fail financially.
     Both the Funds and BGA receive compensation relating to the lending of the Funds’ securities. The amounts earned by the Funds for the year ended August 31, 2005, are reported parenthetically on the Statements of Operations. The Funds invest the cash collateral received in connection with securities lending transactions in the Enhanced Portfolio of Boston Global Investment Trust, a Delaware statutory trust. The Enhanced Portfolio is exempt from registration under Section 3(c)(7) of the Act and is managed by Goldman Sachs Asset Management L.P. (“GSAM”), for which GSAM receives an investment advisory fee of up to 0.10% of the average daily net assets of the Enhanced Portfolio. The Enhanced Portfolio invests in high quality money market instruments. The Funds bear the risk of incurring a loss from the investment of cash collateral due to either credit or market factors.
     The table below details the following items as of or for the year ended August 31, 2005:

			Earnings of	Earnings Received	Amount Payable
	Market Value	Cash Collateral	BGA Relating to	from Lending	to Goldman Sachs
	of Securities	Received for Loans	Securities Loaned	to Goldman Sachs	Upon Return of
	on Loan as of	Outstanding as of	for the Year Ended	for the Year Ended	Securities Loaned as of
Fund	August 31, 2005	August 31, 2005	August 31, 2005	August 31, 2005	August 31, 2005

European Equity	$1,219,772	$1,269,333	$3,453	$73	$672,000

International Equity	36,584,947	37,831,465	80,163	36,753	2,720,000

Japanese Equity	2,908,090	3,071,925	4,117	7,202	432,250

International Growth Opportunities	11,685,371	12,301,205	21,593	30,039	5,191,551

Emerging Markets Equity	15,411,700	15,556,750	8,011	8,610	2,254,500

6.	LINE OF CREDIT FACILITY
The Funds participate in a $350,000,000 committed, unsecured revolving line of credit facility. Under the most restrictive arrangement, each Fund must own securities having a market value in excess of 300% of the total bank borrowings. This facility is to be used solely for temporary or emergency purposes. The interest rate on borrowings is based on the federal funds rate. The committed facility also requires a fee to be paid by the Funds based on the amount of the commitment that has not been utilized. During the year ended August 31, 2005, the Funds did not have any borrowings under this facility.

GOLDMAN SACHS INTERNATIONAL EQUITY FUNDS

7.	ADDITIONAL TAX INFORMATION
The tax character of distributions paid during the fiscal year ended August 31, 2004 was as follows:

				International	Emerging
	European	International	Japanese	Growth	Markets
	Equity	Equity	Equity	Opportunities	Equity	Asia Growth

Distributions paid from:
Ordinary income	$237,895	$22,620,755	$55,324	$280,661	$465,081	$358,762

Total taxable distributions	$237,895	$22,620,755	$55,324	$280,661	$465,081	$358,762

The tax character of distributions paid during the fiscal year ended August 31, 2005 was as follows:

			International	Emerging
	European	International	Growth	Markets
	Equity	Equity	Opportunities	Equity	Asia Growth

Distributions paid from:
Ordinary income	$265,414	$9,169,721	$810,227	$371,068	$469,950

Total taxable distributions	$265,414	$9,169,721	$810,227	$371,068	$469,950

As of August 31, 2005, the components of accumulated earnings (losses) on a tax basis were as follows:

				International	Emerging
	European	International	Japanese	Growth	Markets
	Equity	Equity	Equity	Opportunities	Equity	Asia Growth

Undistributed ordinary income — net	$313,733	$3,279,308	$81,034	$981,917	$737,855	$1,281,071

Total undistributed earnings	$313,733	$3,279,308	$81,034	$981,917	$737,855	$1,281,071
Capital loss carryforward[1]	(30,837,137)	(537,668,615)	(26,027,968)	(136,834,728)	(1,654,598)	(77,911,604)
Timing differences (post-October losses)	—	(1,714,710)	(37,924)	(19,545)	(151,373)	(59,989)
Unrealized gains — net	3,900,939	62,748,252	5,170,583	21,753,819	33,454,375	14,331,644

Total accumulated earnings (losses) — net	$(26,622,465)	$(473,355,765)	$(20,814,275)	$(114,118,537)	$32,386,259	$(62,358,878)

[1]	At August 31, 2005 (tax year end), the following Funds had a capital loss carryforward for U.S. federal tax purposes. The year and amount of expiration for each capital loss carryforward is indicated below. Expiration occurs on August 31 of the year indicated:

				International	Emerging
	European	International	Japanese	Growth	Markets
	Equity	Equity	Equity	Opportunities	Equity	Asia Growth

Capital loss carryforward:
Expiring 2006	$—	$—	$—	$—	$—	$(55,987,120)
Expiring 2007	—	—	—	—	—	(2,489,328)
Expiring 2009	—	—	—	—	—	(3,727,234)
Expiring 2010	(13,428,201)	(150,360,513)	(19,391,266)	(85,787,727)	—	(15,182,667)
Expiring 2011	(14,916,016)	(317,735,173)	(5,228,295)	(51,047,001)	(1,654,598)	(525,255)
Expiring 2012	(2,492,920)	(69,572,929)	(1,408,407)	—	—	—

Total capital loss carryforward	$(30,837,137)	$(537,668,615)	$(26,027,968)	$(136,834,728)	$(1,654,598)	$(77,911,604)

 GOLDMAN SACHS INTERNATIONAL EQUITY FUNDS

Notes to Financial Statements (continued)

August 31, 2005

7. ADDITIONAL TAX INFORMATION (continued)

At August 31, 2005, the Funds’ aggregate security unrealized gains and losses based on cost for U.S. federal income tax purposes were as follows:

				International	Emerging
	European	International	Japanese	Growth	Markets
	Equity	Equity	Equity	Opportunities	Equity	Asia Growth

Tax Cost	$28,528,977	$377,632,770	$47,003,430	$133,680,860	$161,424,855	$85,796,459

Gross unrealized gain	5,290,269	78,541,986	6,669,583	29,041,269	36,832,249	17,821,806
Gross unrealized loss	(1,390,896)	(15,824,713)	(1,497,404)	(7,276,322)	(3,323,318)	(3,448,619)

Net unrealized security gain	$3,899,373	$62,717,273	$5,172,179	$21,764,947	$33,508,931	$14,373,187

     The difference between book-basis and tax-basis unrealized gains (losses) is attributable primarily to wash sales, differences related to the tax treatment of partnerships, Passive Foreign Investment Company investments, and net mark to market gains (losses) on Section 1256 futures and foreign currency contracts recognized for tax purposes.

8. CERTAIN RECLASSIFICATIONS

In order to present certain components of the Funds’ capital accounts on a tax basis, certain reclassifications have been recorded to the Funds’ accounts.

			Accumulated
		Accumulated	Undistributed
	Paid-in	Net Realized	Net Investment
Fund	Capital	Gain (Loss)	Income (Loss)

European Equity	$—	$(74,607)	$74,607

International Equity	174	1,105,066	(1,105,240)

Japanese Equity	—	25,631	(25,631)

International Growth Opportunities	—	(294,185)	294,185

Emerging Markets Equity	—	(338,867)	338,867

Asia Growth	(2)	(369,368)	369,370

GOLDMAN SACHS INTERNATIONAL EQUITY FUNDS

9. OTHER MATTERS

As of August 31, 2005 the following Goldman Sachs Asset Allocation Portfolios were beneficial owners of the Emerging Markets Equity Fund (Institutional Shares) with amounts greater than 5% (as a percentage of outstanding shares) as follows:

	Goldman Sachs	Goldman Sachs	Goldman Sachs
	Growth and Income	Growth Strategy	Aggressive Growth
Fund	Strategy Portfolio	Portfolio	Strategy Portfolio

Emerging Markets Equity	12%	9%	7%

Legal Proceedings — Purported class and derivative action lawsuits were filed in April and May 2004 in the United States District Court for the Southern District of New York against Goldman Sachs Group, Inc. (“GSG”), GSAM and certain related parties, including certain Goldman Sachs Funds and the Trustees and Officers of the Trust. In June 2004 these lawsuits were consolidated into one action and in November 2004 a consolidated and amended complaint was filed against GSG, GSAM, GSAMI, Goldman Sachs and certain related parties including certain Goldman Sachs Funds and the Trustees and Officers of the Trust. Certain investment portfolios of the Trust were named as nominal defendants in the amended complaint. The amended complaint alleges violations of the Act and the Investment Advisers Act of 1940. The consolidated and amended complaint also asserts claims involving common law breach of fiduciary duty and unjust enrichment. The consolidated and amended complaint alleges, among other things, that between April 2, 1999 and January 9, 2004 (the “Class Period”), GSAM and other defendants made improper and excessive brokerage commission and other payments to brokers that sold shares of the Goldman Sachs Funds; and omitted statements of fact in registration statements and reports filed pursuant to the Act which were necessary to prevent such registration statements and reports from being materially false and misleading. The consolidated and amended complaint further alleges that the Goldman Sachs Funds paid excessive and improper advisory fees to Goldman Sachs. The consolidated and amended complaint also alleges that GSAM and GSAMI used 12b-1 fees for improper purposes and made improper use of soft dollars. The complaint further alleges that the Trust’s Officers and Trustees breached their fiduciary duties in connection with the foregoing.

     Based on currently available information, GSAM and GSAMI believe that the likelihood that the pending purported class and derivative action lawsuit will have a material adverse financial impact on the Funds is remote, and the pending action is not likely to materially affect its ability to provide investment management services to its clients, including the Goldman Sachs Funds.

 GOLDMAN SACHS INTERNATIONAL EQUITY FUNDS

Notes to Financial Statements (continued)
August 31, 2005

10. SUMMARY OF SHARE TRANSACTIONS

Share activity is as follows:

	European Equity Fund

	For the Year Ended		For the Year Ended
	August 31, 2005		August 31, 2004

	Shares	Dollars	Shares	Dollars

Class A Shares
Shares sold	160,099	$1,814,005	841,685	$7,815,486
Reinvestment of dividends and distributions	11,418	129,821	18,156	169,761
Shares converted from Class B(a)	2,688	31,260	—	—
Shares repurchased	(406,635)	(4,728,224)	(3,113,025)	(28,348,376)

	(232,430)	(2,753,138)	(2,253,184)	(20,363,129)

Class B Shares
Shares sold	60,571	670,212	49,596	457,582
Reinvestment of dividends and distributions	1,024	11,277	1,206	10,976
Shares converted to Class A(a)	(2,784)	(31,260)	—	—
Shares repurchased	(69,864)	(774,510)	(40,714)	(377,563)

	(11,053)	(124,281)	10,088	90,995

Class C Shares
Shares sold	10,154	114,387	20,324	193,067
Reinvestment of dividends and distributions	217	2,394	614	5,584
Shares repurchased	(34,319)	(375,154)	(29,772)	(285,447)

	(23,948)	(258,373)	(8,834)	(86,796)

Institutional Shares
Shares sold	373,941	4,429,526	370,276	3,615,000
Reinvestment of dividends and distributions	8,351	95,789	3,224	30,468
Shares repurchased	(378,903)	(4,402,344)	(79,779)	(722,323)

	3,389	122,971	293,721	2,923,145

Service Shares
Shares sold	65,035	773,338	10,097	103,601
Reinvestment of dividends and distributions	2	28	2	18
Shares repurchased	(1,600)	(19,375)	—	—

	63,437	753,991	10,099	103,619

NET INCREASE (DECREASE)	(200,605)	$(2,258,830)	(1,948,110)	$(17,332,166)

(a)	Class B Shares will automatically convert into Class A Shares at the end of the calendar quarter that is eight years after the initial purchase date of either the Fund or another Goldman Sachs Fund.

GOLDMAN SACHS INTERNATIONAL EQUITY FUNDS

International Equity Fund				Japanese Equity Fund

For the Year Ended		For the Year Ended		For the Year Ended		For the Year Ended
August 31, 2005		August 31, 2004		August 31, 2005		August 31, 2004

Shares	Dollars	Shares	Dollars	Shares	Dollars	Shares	Dollars

3,536,381	$59,002,053	5,973,104	$88,905,100	1,584,034	$14,115,083	6,115,775	$52,375,942
365,938	5,942,839	918,846	13,148,864	—	—	1,536	12,024
227,456	3,752,447	19,748	300,564	2,747	24,060	—	—
(7,234,150)	(120,024,340)	(9,813,917)	(146,112,696)	(2,049,447)	(18,145,153)	(4,224,846)	(35,217,504)

(3,104,375)	(51,327,001)	(2,902,219)	(43,758,168)	(462,666)	(4,006,010)	1,892,465	17,170,462

77,443	1,236,721	91,156	1,342,449	47,748	408,830	89,106	735,366
22,653	357,007	74,329	1,033,915	—	—	—	—
(234,950)	(3,752,447)	(20,363)	(300,564)	(2,854)	(24,060)	—	—
(549,548)	(8,745,468)	(526,155)	(7,635,633)	(85,762)	(724,285)	(69,247)	(574,306)

(684,402)	(10,904,187)	(381,033)	(5,559,833)	(40,868)	(339,515)	19,859	161,060

299,257	4,755,426	326,251	4,666,778	43,441	375,681	93,350	761,857
18,593	287,637	41,693	570,777	—	—	—	—
(378,100)	(6,002,907)	(329,118)	(4,728,384)	(55,453)	(471,888)	(143,607)	(1,163,506)

(60,250)	(959,844)	38,826	509,171	(12,012)	(96,207)	(50,257)	(401,649)

369,406	6,262,683	2,170,025	32,708,033	553,798	5,092,015	1,927,233	16,921,457
66,378	1,099,217	248,545	3,621,293	—	—	4,064	32,714
(1,837,793)	(31,565,220)	(11,919,465)	(177,602,101)	(1,263,499)	(11,257,480)	(1,178,868)	(10,490,778)

(1,402,009)	(24,203,320)	(9,500,895)	(141,272,775)	(709,701)	(6,165,465)	752,429	6,463,393

2,619	44,151	13,474	198,998	—	—	—	—
435	7,117	1,978	28,474	—	—	—	—
(15,838)	(261,821)	(73,796)	(1,093,231)	—	—	—	—

(12,784)	(210,553)	(58,344)	(865,759)	—	—	—	—

(5,263,820)	$(87,604,905)	(12,803,665)	$(190,947,364)	(1,225,247)	$(10,607,197)	2,614,496	$23,393,266

 GOLDMAN SACHS INTERNATIONAL EQUITY FUNDS

Notes to Financial Statements (continued)
August 31, 2005

10. SUMMARY OF SHARE TRANSACTIONS (continued)

Share activity is as follows:

	International Growth Opportunities Fund

	For the Year Ended		For the Year Ended
	August 31, 2005		August 31, 2004

	Shares	Dollars	Shares	Dollars

Class A Shares
Shares sold	2,566,613	$37,902,776	2,658,400	$29,250,382
Reinvestment of dividends and distributions	12,311	165,585	4,451	46,560
Shares converted from Class B(a)	1,956	28,834	302	3,662
Shares repurchased	(562,126)	(8,037,797)	(3,864,976)	(42,822,357)

	2,018,754	30,059,398	(1,201,823)	(13,521,753)

Class B Shares
Shares sold	210,097	2,927,439	198,162	2,189,493
Reinvestment of dividends and distributions	1,309	17,045	80	811
Shares converted to Class A(a)	(2,026)	(28,834)	(311)	(3,662)
Shares repurchased	(177,777)	(2,431,156)	(52,117)	(573,974)

	31,603	484,494	145,814	1,612,668

Class C Shares
Shares sold	97,836	1,396,516	362,219	4,100,424
Reinvestment of dividends and distributions	4,375	56,790	—	—
Shares repurchased	(54,727)	(758,145)	(37,746)	(411,899)

	47,484	695,161	324,473	3,688,525

Institutional Shares
Shares sold	1,117,887	16,689,174	96,647	1,153,362
Reinvestment of dividends and distributions	30,851	426,974	16,247	175,463
Shares repurchased	(118,576)	(1,721,939)	(71,490)	(839,051)

	1,030,162	15,394,209	41,404	489,774

Service Shares
Shares sold	3,294	47,846	15,170	183,120
Reinvestment of dividends and distributions	170	2,283	18	194
Shares repurchased	(7,424)	(103,507)	(3,518)	(39,662)

	(3,960)	(53,378)	11,670	143,652

NET INCREASE (DECREASE)	3,124,043	$46,579,884	(678,462)	$(7,587,134)

(a)	Class B Shares will automatically convert into Class A Shares at the end of the calendar quarter that is eight years after the initial purchase date of either the Fund or another Goldman Sachs Fund.

GOLDMAN SACHS INTERNATIONAL EQUITY FUNDS

Emerging Markets Equity Fund				Asia Growth Fund

For the Year Ended		For the Year Ended		For the Year Ended		For the Year Ended
August 31, 2005		August 31, 2004		August 31, 2005		August 31, 2004

Shares	Dollars	Shares	Dollars	Shares	Dollars	Shares	Dollars

3,701,456	$54,052,780	2,227,874	$23,603,421	1,623,850	$20,435,113	3,781,072	$38,803,252
3,236	39,510	11,308	112,514	18,532	217,380	22,093	226,894
1,940	26,836	697	7,211	26,800	329,549	4,375	44,015
(1,043,351)	(14,110,956)	(2,046,635)	(21,862,403)	(938,149)	(11,469,681)	(3,831,406)	(38,648,172)

2,663,281	40,008,170	193,244	1,860,743	731,033	9,512,361	(23,866)	425,989

188,663	2,435,405	175,823	1,809,837	156,685	1,816,866	180,229	1,873,294
—	—	359	3,488	484	5,490	1,008	10,015
(2,002)	(26,836)	(716)	(7,211)	(27,848)	(329,549)	(4,538)	(44,015)
(79,245)	(1,008,026)	(44,300)	(452,087)	(136,786)	(1,591,282)	(122,802)	(1,214,734)

107,416	1,400,543	131,166	1,354,027	(7,465)	(98,475)	53,897	624,560

127,281	1,678,459	68,722	743,207	37,458	453,672	93,054	930,066
—	—	—	—	87	985	516	5,101
(33,403)	(436,467)	(85,786)	(835,683)	(31,926)	(382,349)	(70,873)	(678,005)

93,878	1,241,992	(17,064)	(92,476)	5,619	72,308	22,697	257,162

2,803,731	42,374,909	1,341,567	15,178,478	1,164,246	14,849,268	2,268,203	25,988,298
25,910	328,022	33,124	341,839	16,645	204,394	5,823	62,537
(1,528,560)	(21,822,099)	(5,431,606)	(55,138,171)	(725,460)	(8,821,983)	(643,326)	(7,160,615)

1,301,081	20,880,832	(4,056,915)	(39,617,854)	455,431	6,231,679	1,630,700	18,890,220

62,334	873,825	54,899	575,223	—	—	—	—
101	1,221	247	2,427	—	—	—	—
(10,744)	(156,473)	(20,913)	(212,906)	—	—	—	—

51,691	718,573	34,233	364,744	—	—	—	—

4,217,347	$64,250,110	(3,715,336)	$(36,130,816)	1,184,618	$15,717,873	1,683,428	$20,197,931

 GOLDMAN SACHS EUROPEAN EQUITY FUND

Financial Highlights
Selected Data for a Share Outstanding Throughout Each Year

		Income (loss) from			Distributions
		investment operations			to shareholders

	Net asset
	value,	Net	Net realized	Total from	From net	From net
	beginning	investment	and unrealized	investment	investment	realized	Total
Year - Share Class	of year	income (loss)(a)	gain (loss)	operations	income	gains	distributions

FOR THE YEARS ENDED AUGUST 31,

2005 - A	$9.93	$0.09	$2.35	$2.44	$(0.08)	$—	$(0.08)
2005 - B	9.62	0.01	2.27	2.28	(0.05)	—	(0.05)
2005 - C	9.62	— (c)	2.29	2.29	(0.03)	—	(0.03)
2005 - Institutional	10.07	0.14	2.39	2.53	(0.16)	—	(0.16)
2005 - Service	9.93	0.11	2.31	2.42	(0.15)	—	(0.15)

2004 - A	8.23	0.02	1.75	1.77	(0.07)	—	(0.07)
2004 - B	8.01	(0.01)	1.67	1.66	(0.05)	—	(0.05)
2004 - C	8.02	(0.01)	1.67	1.66	(0.06)	—	(0.06)
2004 - Institutional	8.36	0.16	1.68	1.84	(0.13)	—	(0.13)
2004 - Service	8.25	0.06	1.72	1.78	(0.10)	—	(0.10)

2003 - A	7.64	0.04	0.55	0.59	— (c)	—	— (c)
2003 - B	7.48	0.02	0.51	0.53	—	—	—
2003 - C	7.48	0.02	0.52	0.54	—	—	—
2003 - Institutional	7.80	0.07	0.58	0.65	(0.09)	—	(0.09)
2003 - Service	7.70	0.07	0.54	0.61	(0.06)	—	(0.06)

2002 - A	9.31	0.01	(1.40)	(1.39)	—	(0.28)	(0.28)
2002 - B	9.17	(0.02)	(1.39)	(1.41)	—	(0.28)	(0.28)
2002 - C	9.18	(0.01)	(1.41)	(1.42)	—	(0.28)	(0.28)
2002 - Institutional	9.46	0.07	(1.45)	(1.38)	—	(0.28)	(0.28)
2002 - Service	9.38	0.06	(1.46)	(1.40)	—	(0.28)	(0.28)

2001 - A	13.82	(0.02)	(2.93)	(2.95)	—	(1.56)	(1.56)
2001 - B	13.69	(0.07)	(2.89)	(2.96)	—	(1.56)	(1.56)
2001 - C	13.72	(0.07)	(2.91)	(2.98)	—	(1.56)	(1.56)
2001 - Institutional	14.00	0.08	(3.00)	(2.92)	(0.06)	(1.56)	(1.62)
2001 - Service	13.86	0.02	(2.94)	(2.92)	—	(1.56)	(1.56)

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the net asset value at the beginning of the year, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the year and no sales or redemption charges. Total return would be reduced if a sales or redemption charge were taken into account. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.
(c)	Amount is less than $0.005 per share.

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS EUROPEAN EQUITY FUND

					Ratios assuming no
					expense reductions

				Ratio of		Ratio of
		Net assets,	Ratio of	net investment	Ratio of	net investment
Net asset		end of	net expenses	income (loss)	total expenses	income (loss)	Portfolio
value, end	Total	year	to average	to average	to average	to average	turnover
of year	return(b)	(in 000s)	net assets	net assets	net assets	net assets	rate

$12.29	24.66%	$19,359	1.54%	0.77%	2.46%	(0.15)%	70%
11.85	23.78	2,543	2.29	0.08	3.21	(0.84)	70
11.88	23.82	918	2.29	(0.01)	3.21	(0.93)	70
12.44	25.30	7,572	1.14	1.24	2.06	0.32	70
12.20	24.53	899	1.64	0.86	2.56	(0.06)	70

9.93	21.52	17,947	1.74	0.25	2.66	(0.67)	51
9.62	20.81	2,172	2.29	(0.05)	3.21	(0.97)	51
9.62	20.86	974	2.29	(0.09)	3.21	(1.01)	51
10.07	22.16	6,099	1.14	1.55	2.06	0.63	51
9.93	21.66	102	1.64	0.60	2.56	(0.32)	51

8.23	7.74	33,429	1.82	0.61	2.89	(0.46)	131
8.01	7.23	1,727	2.32	0.21	3.39	(0.86)	131
8.02	7.09	882	2.32	0.26	3.39	(0.81)	131
8.36	8.49	2,606	1.17	0.98	2.24	(0.09)	131
8.25	7.96	2	1.67	0.98	2.74	(0.09)	131

7.64	(15.31)	37,017	1.81	0.16	2.54	(0.57)	88
7.48	(15.88)	1,737	2.31	(0.21)	3.04	(0.94)	88
7.48	(15.86)	629	2.31	(0.17)	3.04	(0.90)	88
7.80	(14.95)	5,238	1.16	0.82	1.89	0.09	88
7.70	(15.29)	2	1.66	0.64	2.39	(0.09)	88

9.31	(23.47)	90,347	1.79	(0.16)	2.17	(0.54)	110
9.17	(23.80)	2,727	2.29	(0.63)	2.67	(1.01)	110
9.18	(23.89)	1,195	2.29	(0.64)	2.67	(1.02)	110
9.46	(22.94)	10,713	1.14	0.71	1.52	0.33	110
9.38	(23.16)	2	1.64	0.14	2.02	(0.24)	110

 GOLDMAN SACHS INTERNATIONAL EQUITY FUND

Financial Highlights
Selected Data for a Share Outstanding Throughout Each Year

		Income (loss) from			Distributions
		investment operations			to shareholders

	Net asset
	value,	Net	Net realized	Total from	From net	From net
	beginning	investment	and unrealized	investment	investment	realized	Total
Year - Share Class	of year	income (loss)(a)	gain (loss)	operations	income	gains	distributions

FOR THE YEARS ENDED AUGUST 31,

2005 - A	$14.73	$0.09	$3.30	$3.39	$(0.34)	$—	$(0.34)
2005 - B	14.26	(0.04)	3.20	3.16	(0.26)	—	(0.26)
2005 - C	14.03	(0.03)	3.13	3.10	(0.29)	—	(0.29)
2005 - Institutional	15.05	0.14	3.41	3.55	(0.41)	—	(0.41)
2005 - Service	14.82	0.06	3.34	3.40	(0.31)	—	(0.31)

2004 - A	13.41	0.03	1.95	1.98	(0.66)	—	(0.66)
2004 - B	13.02	(0.06)	1.90	1.84	(0.60)	—	(0.60)
2004 - C	12.83	(0.05)	1.86	1.81	(0.61)	—	(0.61)
2004 - Institutional	13.70	0.09	2.01	2.10	(0.75)	—	(0.75)
2004 - Service	13.38	0.02	1.96	1.98	(0.54)	—	(0.54)

2003 - A	12.97	0.03	0.56	0.59	(0.15)	—	(0.15)
2003 - B	12.61	(0.02)	0.53	0.51	(0.10)	—	(0.10)
2003 - C	12.46	(0.01)	0.51	0.50	(0.13)	—	(0.13)
2003 - Institutional	13.32	0.10	0.58	0.68	(0.30)	—	(0.30)
2003 - Service	13.00	0.06	0.55	0.61	(0.23)	—	(0.23)

2002 - A	15.64	— (c)	(2.61)	(2.61)	(0.06)	—	(0.06)
2002 - B	15.23	(0.06)	(2.56)	(2.62)	—	—	—
2002 - C	15.05	(0.06)	(2.53)	(2.59)	—	—	—
2002 - Institutional	16.09	0.13	(2.72)	(2.59)	(0.18)	—	(0.18)
2002 - Service	15.71	0.04	(2.64)	(2.60)	(0.11)	—	(0.11)

2001 - A	23.59	(0.02)	(5.80)	(5.82)	—	(2.13)	(2.13)
2001 - B	23.14	(0.12)	(5.66)	(5.78)	—	(2.13)	(2.13)
2001 - C	22.89	(0.11)	(5.60)	(5.71)	—	(2.13)	(2.13)
2001 - Institutional	24.06	0.11	(5.95)	(5.84)	—	(2.13)	(2.13)
2001 - Service	23.65	0.02	(5.83)	(5.81)	—	(2.13)	(2.13)

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the net asset value at the beginning of the year, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the year and no sales or redemption charges. Total return would be reduced if a sales or redemption charge were taken into account. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.
(c)	Less than $0.005 per share.

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS INTERNATIONAL EQUITY FUND

					Ratios assuming no
					expense reductions

				Ratio of		Ratio of
		Net assets,	Ratio of	net investment	Ratio of	net investment
Net asset		end of	net expenses	income (loss)	total expenses	income (loss)	Portfolio
value, end	Total	year	to average	to average	to average	to average	turnover
of year	return(b)	(in 000s)	net assets	net assets	net assets	net assets	rate

$17.78	23.26%	$308,447	1.54%	0.53%	1.60%	0.47%	49%
17.16	22.36	16,554	2.29	(0.27)	2.35	(0.33)	49
16.84	22.31	17,770	2.29	(0.21)	2.35	(0.27)	49
18.19	23.84	62,486	1.14	0.83	1.20	0.77	49
17.91	23.17	426	1.64	0.39	1.70	0.33	49

14.73	14.88	301,190	1.74	0.17	1.81	0.10	78
14.26	14.23	23,515	2.29	(0.39)	2.36	(0.46)	78
14.03	14.26	15,643	2.29	(0.36)	2.36	(0.43)	78
15.05	15.53	72,823	1.14	0.63	1.21	0.56	78
14.82	14.90	542	1.64	0.12	1.71	0.05	78

13.41	4.69	313,197	1.80	0.29	1.87	0.22	62
13.02	4.17	26,438	2.30	(0.18)	2.37	(0.25)	62
12.83	4.17	13,814	2.30	(0.12)	2.37	(0.19)	62
13.70	5.39	196,494	1.15	0.82	1.22	0.75	62
13.38	4.93	1,270	1.65	0.52	1.72	0.45	62

12.97	(16.76)	503,843	1.80	0.01	1.86	(0.05)	118
12.61	(17.20)	32,317	2.30	(0.43)	2.36	(0.49)	118
12.46	(17.21)	13,832	2.30	(0.40)	2.36	(0.46)	118
13.32	(16.22)	409,736	1.15	0.90	1.21	0.84	118
13.00	(16.63)	5,122	1.65	0.25	1.71	0.19	118

15.64	(26.49)	1,068,155	1.79	(0.10)	1.83	(0.14)	63
15.23	(26.86)	49,019	2.29	(0.64)	2.33	(0.68)	63
15.05	(26.85)	17,665	2.29	(0.62)	2.33	(0.66)	63
16.09	(26.03)	292,298	1.14	0.57	1.18	0.53	63
15.71	(26.41)	5,621	1.64	0.12	1.68	0.08	63

 GOLDMAN SACHS JAPANESE EQUITY FUND

Financial Highlights
Selected Data for a Share Outstanding Throughout Each Year

		Income (loss) from			Distributions
		investment operations			to shareholders

	Net asset
	value,	Net	Net realized	Total from	From net	From net
	beginning	investment	and unrealized	investment	investment	realized	Total
Year - Share Class	of year	loss(a)	gains (loss)	operations	income	gains	distributions

FOR THE YEARS ENDED AUGUST 31,

2005 - A	$8.61	$(0.04)	$1.01	$0.97	$—	$—	$—
2005 - B	8.34	(0.10)	0.97	0.87	—	—	—
2005 - C	8.32	(0.10)	0.97	0.87	—	—	—
2005 - Institutional	8.89	— (c)	1.04	1.04	—	—	—
2005 - Service	8.75	(0.05)	1.03	0.98	—	—	—

2004 - A	7.39	(0.08)	1.31	1.23	(0.01)	—	(0.01)
2004 - B	7.19	(0.13)	1.28	1.15	—	—	—
2004 - C	7.18	(0.13)	1.27	1.14	—	—	—
2004 - Institutional	7.62	(0.03)	1.34	1.31	(0.04)	—	(0.04)
2004 - Service	7.47	(0.04)	1.33	1.29	(0.01)	—	(0.01)

2003 - A	7.70	(0.06)	(0.25)	(0.31)	—	—	—
2003 - B	7.55	(0.09)	(0.27)	(0.36)	—	—	—
2003 - C	7.53	(0.09)	(0.26)	(0.35)	—	—	—
2003 - Institutional	7.90	(0.02)	(0.26)	(0.28)	—	—	—
2003 - Service	7.77	(0.04)	(0.26)	(0.30)	—	—	—

2002 - A	8.82	(0.09)	(0.95)	(1.04)	—	(0.08)	(0.08)
2002 - B	8.69	(0.13)	(0.93)	(1.06)	—	(0.08)	(0.08)
2002 - C	8.67	(0.13)	(0.93)	(1.06)	—	(0.08)	(0.08)
2002 - Institutional	9.00	(0.04)	(0.98)	(1.02)	—	(0.08)	(0.08)
2002 - Service	8.88	(0.07)	(0.96)	(1.03)	—	(0.08)	(0.08)

2001 - A	15.77	(0.14)	(5.80)	(5.94)	—	(1.01)	(1.01)
2001 - B	15.63	(0.20)	(5.73)	(5.93)	—	(1.01)	(1.01)
2001 - C	15.58	(0.19)	(5.71)	(5.90)	—	(1.01)	(1.01)
2001 - Institutional	15.96	(0.08)	(5.87)	(5.95)	—	(1.01)	(1.01)
2001 - Service	15.83	(0.11)	(5.83)	(5.94)	—	(1.01)	(1.01)

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the net asset value at the beginning of the year, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the year and no sales or redemption charges. Total return would be reduced if a sales or redemption charge were taken into account. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.
(c)	Amount is less than $0.005 per share

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS JAPANESE EQUITY FUND

					Ratios assuming no
					expense reductions

				Ratio of		Ratio of
		Net assets,	Ratio of	net investment	Ratio of	net investment
Net asset		end of	net expenses	loss to	total expenses	loss to	Portfolio
value, end	Total	year	to average	average	to average	average	turnover
of year	return(b)	(in 000s)	net assets	net assets	net assets	net assets	rate

$9.58	11.27%	$38,443	1.55%	(0.46)%	2.11%	(1.02)%	82%
9.21	10.43	1,797	2.30	(1.20)	2.86	(1.76)	82
9.19	10.46	1,711	2.30	(1.21)	2.86	(1.77)	82
9.93	11.70	7,018	1.15	(0.04)	1.71	(0.60)	82
9.73	11.20	2	1.65	(0.48)	2.21	(1.04)	82

8.61	16.58	38,544	1.73	(0.92)	2.34	(1.53)	111
8.34	15.99	1,969	2.30	(1.57)	2.91	(2.18)	111
8.32	15.88	1,650	2.30	(1.55)	2.91	(2.16)	111
8.89	17.32	12,588	1.15	(0.28)	1.76	(0.89)	111
8.75	17.27	2	1.65	(0.47)	2.26	(1.08)	111

7.39	(4.03)	19,088	1.84	(0.91)	3.15	(2.22)	115
7.19	(4.77)	1,556	2.34	(1.40)	3.65	(2.71)	115
7.18	(4.65)	1,784	2.34	(1.40)	3.65	(2.71)	115
7.62	(3.54)	5,057	1.19	(0.34)	2.50	(1.65)	115
7.47	(3.86)	1	1.69	(0.54)	3.00	(1.85)	115

7.70	(11.84)	16,863	1.83	(1.11)	3.19	(2.47)	98
7.55	(12.25)	1,807	2.33	(1.59)	3.69	(2.95)	98
7.53	(12.28)	2,389	2.33	(1.60)	3.69	(2.96)	98
7.90	(11.38)	6,480	1.18	(0.45)	2.54	(1.81)	98
7.77	(11.65)	1	1.68	(0.88)	3.04	(2.24)	98

8.82	(39.60)	19,289	1.80	(1.19)	2.29	(1.68)	75
8.69	(39.90)	2,281	2.30	(1.67)	2.79	(2.16)	75
8.67	(39.84)	2,242	2.30	(1.65)	2.79	(2.14)	75
9.00	(39.16)	2,285	1.15	(0.64)	1.64	(1.13)	75
8.88	(39.44)	2	1.65	(0.94)	2.14	(1.43)	75

 GOLDMAN SACHS INTERNATIONAL GROWTH OPPORTUNITIES FUND

Financial Highlights
Selected Data for a Share Outstanding Throughout Each Year

		Income (loss) from			Distributions
		investment operations			to shareholders

	Net asset
	value,	Net	Net realized	Total from	From net	From net
	beginning	investment	and unrealized	investment	investment	realized	Total
Year - Share Class	of year	income (loss)(a)	gain (loss)	operations	income	gains	distributions

FOR THE YEARS ENDED AUGUST 31,

2005 - A	$12.00	$0.03	$3.88	$3.91	$(0.08)	$—	$(0.08)
2005 - B	11.65	(0.09)	3.76	3.67	(0.07)	—	(0.07)
2005 - C	11.64	(0.09)	3.75	3.66	(0.11)	—	(0.11)
2005 - Institutional	12.43	0.08	4.02	4.10	(0.18)	—	(0.18)
2005 - Service	12.06	0.01	3.89	3.90	(0.16)	—	(0.16)

2004 - A	9.22	0.08	2.71	2.79	(0.01)	—	(0.01)
2004 - B	8.99	0.02	2.65	2.67	(0.01)	—	(0.01)
2004 - C	8.98	(0.01)	2.67	2.66	—	—	—
2004 - Institutional	9.55	0.13	2.83	2.96	(0.08)	—	(0.08)
2004 - Service	9.29	0.09	2.73	2.82	(0.05)	—	(0.05)

2003 - A	7.96	— (c)	1.26	1.26	—	—	—
2003 - B	7.81	(0.03)	1.21	1.18	—	—	—
2003 - C	7.80	(0.03)	1.21	1.18	—	—	—
2003 - Institutional	8.20	0.06	1.29	1.35	—	—	—
2003 - Service	8.01	0.03	1.25	1.28	—	—	—

2002 - A	9.81	(0.07)	(1.78)	(1.85)	—	—	—
2002 - B	9.66	(0.11)	(1.74)	(1.85)	—	—	—
2002 - C	9.66	(0.11)	(1.75)	(1.86)	—	—	—
2002 - Institutional	10.03	(0.01)	(1.82)	(1.83)	—	—	—
2002 - Service	9.85	(0.04)	(1.80)	(1.84)	—	—	—

2001 - A	16.12	(0.12)	(5.21)	(5.33)	—	(0.98)	(0.98)
2001 - B	15.98	(0.18)	(5.16)	(5.34)	—	(0.98)	(0.98)
2001 - C	15.97	(0.17)	(5.16)	(5.33)	—	(0.98)	(0.98)
2001 - Institutional	16.37	(0.05)	(5.31)	(5.36)	—	(0.98)	(0.98)
2001 - Service	16.16	(0.10)	(5.23)	(5.33)	—	(0.98)	(0.98)

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the net asset value at the beginning of the year, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the year and no sales or redemption charges. Total return would be reduced if a sales or redemption charge were taken into account. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.
(c)	Amount is less than $0.005 per share

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS INTERNATIONAL GROWTH OPPORTUNITIES FUND

					Ratios assuming no
					expense reductions

				Ratio of		Ratio of
		Net assets,	Ratio of	net investment	Ratio of	net investment
Net asset		end of	net expenses	income (loss)	total expenses	income (loss)	Portfolio
value, end	Total	year	to average	to average	to average	to average	turnover
of year	return(b)	(in 000s)	net assets	net assets	net assets	net assets	rate

$15.83	32.70%	$64,169	1.64%	0.17%	1.95%	(0.14)%	67%
15.25	31.63	4,885	2.39	(0.64)	2.70	(0.95)	67
15.19	31.65	8,445	2.39	(0.63)	2.70	(0.94)	67
16.35	33.27	66,670	1.24	0.52	1.55	0.21	67
15.80	32.54	217	1.74	0.06	2.05	(0.25)	67

12.00	30.33	24,420	1.85	0.70	2.43	0.12	99
11.65	29.66	3,362	2.39	0.17	2.97	(0.41)	99
11.64	29.62	5,918	2.39	(0.05)	2.97	(0.63)	99
12.43	31.07	37,898	1.24	1.12	1.82	0.54	99
12.06	30.38	213	1.74	0.73	2.32	0.15	99

9.22	15.83	29,846	1.91	0.02	2.66	(0.73)	87
8.99	15.11	1,285	2.41	(0.38)	3.16	(1.13)	87
8.98	15.13	1,653	2.41	(0.44)	3.16	(1.19)	87
9.55	16.46	28,721	1.26	0.83	2.01	0.08	87
9.29	15.98	56	1.76	0.34	2.51	(0.41)	87

7.96	(18.86)	51,188	2.03	(0.77)	2.37	(1.11)	56
7.81	(19.15)	1,171	2.53	(1.22)	2.87	(1.56)	56
7.80	(19.25)	1,377	2.53	(1.23)	2.87	(1.57)	56
8.20	(18.25)	41,175	1.38	(0.12)	1.72	(0.46)	56
8.01	(18.68)	25	1.88	(0.49)	2.22	(0.83)	56

9.81	(34.26)	161,849	2.05	(1.02)	2.13	(1.10)	64
9.66	(34.64)	1,709	2.55	(1.51)	2.63	(1.59)	64
9.66	(34.60)	1,826	2.55	(1.47)	2.63	(1.55)	64
10.03	(33.90)	82,850	1.40	(0.38)	1.48	(0.46)	64
9.85	(34.17)	8	1.90	(0.86)	1.98	(0.94)	64

 GOLDMAN SACHS EMERGING MARKETS EQUITY FUND

Financial Highlights
Selected Data for a Share Outstanding Throughout Each Year

		Income (loss) from			Distributions
		investment operations			to shareholders

	Net asset
	value,	Net	Net realized	Total from	From net	From net
	beginning	investment	and unrealized	investment	investment	realized	Total
Year - Share Class	of year	income (loss)(a)	gain (loss)	operations	income	gains	distributions

FOR THE YEARS ENDED AUGUST 31,

2005 - A	$10.49	$0.09	$5.19	$5.28	$(0.01)	$—	$(0.01)
2005 - B	10.19	(0.01)	5.06	5.05	—	—	—
2005 - C	10.22	— (c)	5.04	5.04	—	—	—
2005 - Institutional	10.92	0.14	5.41	5.55	(0.08)	—	(0.08)
2005 - Service	10.38	0.08	5.13	5.21	(0.03)	—	(0.03)

2004 - A	9.14	0.04	1.35	1.39	(0.04)	—	(0.04)
2004 - B	8.91	(0.01)	1.31	1.30	(0.02)	—	(0.02)
2004 - C	8.92	(0.02)	1.32	1.30	—	—	—
2004 - Institutional	9.49	0.09	1.42	1.51	(0.08)	—	(0.08)
2004 - Service	9.06	0.06	1.33	1.39	(0.07)	—	(0.07)

2003 - A	7.14	0.03	1.97	2.00	—	—	—
2003 - B	7.00	(0.01)	1.92	1.91	—	—	—
2003 - C	7.01	(0.01)	1.92	1.91	—	—	—
2003 - Institutional	7.37	0.08	2.04	2.12	—	—	—
2003 - Service	7.07	0.04	1.95	1.99	—	—	—

2002 - A	7.21	(0.04)	(0.03)	(0.07)	—	—	—
2002 - B	7.09	(0.08)	(0.01)	(0.09)	—	—	—
2002 - C	7.11	(0.08)	(0.02)	(0.10)	—	—	—
2002 - Institutional	7.38	0.01	(0.02)	(0.01)	—	—	—
2002 - Service	7.12	(0.06)	0.01	(0.05)	—	—	—

2001 - A	10.83	0.01	(3.27)	(3.26)	—	(0.36)	(0.36)
2001 - B	10.72	(0.02)	(3.25)	(3.27)	—	(0.36)	(0.36)
2001 - C	10.75	(0.03)	(3.25)	(3.28)	—	(0.36)	(0.36)
2001 - Institutional	11.02	0.05	(3.33)	(3.28)	—	(0.36)	(0.36)
2001 - Service	10.63	0.08	(3.23)	(3.15)	—	(0.36)	(0.36)

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the net asset value at the beginning of the year, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the year and no sales or redemption charges. Total return would be reduced if a sales or redemption charge were taken into account. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.
(c)	Amount is less than $0.005 per share

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS EMERGING MARKETS EQUITY FUND

					Ratios assuming no
					expense reductions

				Ratio of		Ratio of
		Net assets,	Ratio of	net investment	Ratio of	net investment
Net asset		end of	net expenses	income (loss)	total expenses	income (loss)	Portfolio
value, end	Total	year	to average	to average	to average	to average	turnover
of year	return(b)	(in 000s)	net assets	net assets	net assets	net assets	rate

$15.76	50.51%	$87,292	1.99%	0.63%	2.06%	0.56%	91%
15.24	49.51	6,080	2.74	(0.11)	2.81	(0.18)	91
15.26	49.32	2,835	2.74	0.02	2.81	(0.05)	91
16.39	51.00	89,841	1.59	1.01	1.66	0.94	91
15.56	50.25	1,655	2.09	0.58	2.16	0.51	91

10.49	15.20	30,159	2.18	0.36	2.33	0.21	150
10.19	14.68	2,971	2.74	(0.13)	2.89	(0.28)	150
10.22	14.70	939	2.74	(0.22)	2.89	(0.37)	150
10.92	15.91	45,644	1.59	0.82	1.74	0.67	150
10.38	15.36	567	2.09	0.56	2.24	0.41	150

9.14	28.01	24,504	2.25	0.40	2.42	0.23	82
8.91	27.29	1,428	2.75	(0.10)	2.92	(0.27)	82
8.92	27.10	972	2.75	(0.18)	2.92	(0.35)	82
9.49	28.77	78,132	1.60	1.07	1.77	0.90	82
9.06	28.15	185	2.10	0.52	2.27	0.35	82

7.14	(0.97)	22,442	2.25	(0.51)	2.56	(0.82)	104
7.00	(1.27)	1,351	2.75	(1.03)	3.06	(1.34)	104
7.01	(1.41)	706	2.75	(1.04)	3.06	(1.35)	104
7.37	(0.14)	66,920	1.60	0.13	1.91	(0.18)	104
7.07	(0.70)	50	2.10	(0.93)	2.41	(1.24)	104

7.21	(30.55)	33,827	2.24	0.11	2.49	(0.14)	139
7.09	(30.97)	1,498	2.74	(0.29)	2.99	(0.54)	139
7.11	(30.98)	656	2.74	(0.41)	2.99	(0.66)	139
7.38	(30.20)	74,483	1.59	0.63	1.84	0.38	139
7.12	(30.08)	8	1.55	0.97	2.34	0.18	139

 GOLDMAN SACHS ASIA GROWTH FUND

Financial Highlights
Selected Data for a Share Outstanding Throughout Each Year

		Income (loss) from			Distributions
		investment operations			to shareholders

	Net asset
	value,	Net	Net realized	Total from	From net
	beginning	investment	and unrealized	investment	investment
Year - Share Class	of year	income (loss)(a)	gain (loss)	operations	income

FOR THE YEARS ENDED AUGUST 31,

2005 - A	$10.47	$0.16	$2.82	$2.98	$(0.07)
2005 - B	10.08	0.04	2.74	2.78	(0.01)
2005 - C	10.03	0.06	2.71	2.77	(0.01)
2005 - Institutional	11.00	0.23	2.95	3.18	(0.13)

2004 - A	9.37	0.06	1.11	1.17	(0.07)
2004 - B	9.04	0.01	1.06	1.07	(0.03)
2004 - C	9.00	0.01	1.06	1.07	(0.04)
2004 - Institutional	9.82	0.20	1.09	1.29	(0.11)

2003 - A	8.65	0.07	0.65	0.72	—
2003 - B	8.39	0.02	0.63	0.65	—
2003 - C	8.37	0.03	0.60	0.63	—
2003 - Institutional	8.97	0.21	0.64	0.85	—

2002 - A	8.07	0.06	0.52	0.58	—
2002 - B	7.87	0.01	0.51	0.52	—
2002 - C	7.85	0.02	0.50	0.52	—
2002 - Institutional	8.32	0.12	0.53	0.65	—

2001 - A	11.16	0.04	(3.13)	(3.09)	—
2001 - B	10.91	— (c)	(3.04)	(3.04)	—
2001 - C	10.88	(0.01)	(3.02)	(3.03)	—
2001 - Institutional	11.41	0.13	(3.22)	(3.09)	—

(a)	Calculated based on the average shares outstanding methodology.
(b)	Assumes investment at the net asset value at the beginning of the year, reinvestment of all dividends and distributions, a complete redemption of the investment at the net asset value at the end of the year and no sales or redemption charges. Total return would be reduced if a sales or redemption charge were taken into account. Returns do not reflect the deduction of taxes that a shareholder would pay on Fund distributions or the redemption of Fund shares.
(c)	Less than $0.005 per share.

The accompanying notes are an integral part of these financial statements.

GOLDMAN SACHS ASIA GROWTH FUND

					Ratios assuming no
					expense reductions

				Ratio of		Ratio of
		Net assets,	Ratio of	net investment	Ratio of	net investment
Net asset		end of	net expenses	income (loss)	total expenses	income (loss)	Portfolio
value, end	Total	year	to average	to average	to average	to average	turnover
of year	return(b)	(in 000s)	net assets	net assets	net assets	net assets	rate

$13.38	28.64%	$59,572	1.60%	1.25%	1.99%	0.86%	66%
12.85	27.63	5,124	2.35	0.38	2.74	(0.01)	66
12.79	27.60	2,090	2.35	0.48	2.74	0.09	66
14.05	29.06	33,833	1.20	1.74	1.59	1.35	66

10.47	12.53	38,943	1.79	0.62	2.40	0.01	105
10.08	11.85	4,096	2.35	0.08	2.96	(0.53)	105
10.03	11.89	1,582	2.35	0.06	2.96	(0.55)	105
11.00	13.21	21,475	1.20	1.74	1.81	1.13	105

9.37	8.20	35,070	1.89	0.87	3.34	(0.58)	224
9.04	7.62	3,185	2.39	0.32	3.84	(1.13)	224
9.00	7.53	1,215	2.39	0.38	3.84	(1.07)	224
9.82	9.35	3,161	1.24	2.65	2.69	1.20	224

8.65	7.18	29,635	1.87	0.70	3.17	(0.60)	161
8.39	6.73	3,101	2.37	0.17	3.67	(1.13)	161
8.37	6.62	1,055	2.37	0.23	3.67	(1.07)	161
8.97	7.80	4,068	1.22	1.35	2.52	0.05	161

8.07	(27.53)	33,854	1.85	0.41	2.57	(0.31)	314
7.87	(27.80)	3,645	2.35	(0.04)	3.07	(0.76)	314
7.85	(27.78)	1,010	2.35	(0.07)	3.07	(0.79)	314
8.32	(26.93)	3,055	1.20	1.41	1.92	0.69	314

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Trustees of
Goldman Sachs Trust — International Equity Funds:

In our opinion, the accompanying statements of assets and liabilities, including the statements of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Goldman Sachs European Equity Fund, International Equity Fund, Japanese Equity Fund, International Growth Opportunities Fund, Emerging Markets Equity Fund, and Asia Growth Fund (collectively “the International Equity Funds”), portfolios of Goldman Sachs Trust, at August 31, 2005, and the results of each of their operations, the changes in each of their net assets and the financial highlights for the years indicated, in conformity with accounting principles generally accepted in the United States of America. These financial statements and financial highlights (hereafter referred to as “financial statements”) are the responsibility of the International Equity Funds’ management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits, which included confirmation of investments owned at August 31, 2005, by correspondence with the custodian and brokers, provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

Boston, Massachusetts

October 28, 2005

        GOLDMAN SACHS INTERNATIONAL EQUITY FUNDS

Fund Expenses (Unaudited) — Six Month Period Ended August 31, 2005

          As a shareholder of Class A, Class B, Class C, Institutional or Service Shares of the Funds you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments (with respect to Class A Shares), contingent deferred sales charges (loads) on redemptions (with respect to Class B and Class C Shares), and redemption fees (with respect to Class A, Class B, Class C, Institutional and Service Shares, if any); and (2) ongoing costs, including management fees; distribution and service (12b-1) fees (with respect to Class A, Class B and Class C Shares); and other Fund expenses. This Example is intended to help you understand your ongoing costs (in dollars) of investing in Class A, Class B, Class C, Institutional and Service Shares of the Funds and to compare these costs with the ongoing costs of investing in other mutual funds.

          The Example is based on an investment of $1,000 invested at the beginning of the period and held for the entire period from March 1, 2005 through August 31, 2005.

Actual Expenses — The first line under each share class in the table below provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000=8.6), then multiply the result by the number in the first line under the heading entitled “Expenses Paid” to estimate the expenses you paid on your account for this period.

Hypothetical Example for Comparison Purposes — The second line under each share class in the table below provides information about hypothetical account values and hypothetical expenses based on the Funds’ actual expense ratios and an assumed rate of return of 5% per year before expenses, which are not the Funds’ actual returns. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Funds and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

          Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads), redemption fees, or exchange fees. Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.

													International Growth
	European Equity Fund				International Equity Fund				Japanese Equity Fund				Opportunities Fund				Emerging Markets Equity Fund				Asia Growth Fund

				Expenses				Expenses				Expenses				Expenses				Expenses			Expenses
	Beginning	Ending		Paid for the	Beginning	Ending		Paid for the	Beginning	Ending		Paid for the	Beginning	Ending		Paid for the	Beginning	Ending		Paid for the	Beginning	Ending	Paid for the
	Account	Account		6 months	Account	Account		6 months	Account	Account		6 months	Account	Account		6 months	Account	Account		6 months	Account	Account	6 months
	Value	Value		ended	Value	Value		ended	Value	Value		ended	Value	Value		ended	Value	Value		ended	Value	Value	ended
Share Class	3/1/05	8/31/05		8/31/05*	3/1/05	8/31/05		8/31/05*	3/1/05	8/31/05		8/31/05*	3/1/05	8/31/05		8/31/05*	3/1/05	8/31/05		8/31/05*	3/1/05	8/31/05	8/31/05*

Class A
Actual	$1,000.00	$1,016.50		$7.84	$1,000.00	$1,013.70		$7.84	$1,000.00	$1,050.40		$8.03	$1,000.00	$1,020.00		$8.38	$1,000.00	$1,083.10		$10.46	$1,000.00	$1,028.40	$8.19
Hypothetical 5% return	1,000.00	1,017.43	+	7.84	1,000.00	1,017.42	+	7.85	1,000.00	1,017.37	+	7.90	1,000.00	1,016.94	+	8.34	1,000.00	1,015.16	+	10.12	1,000.00	1,017.13	8.14

Class B
Actual	1,000.00	1,012.80		11.63	1,000.00	1,010.00		11.61	1,000.00	1,046.60		11.88	1,000.00	1,016.00		12.15	1,000.00	1,079.30		14.35	1,000.00	1,023.90	11.99
Hypothetical 5% return	1,000.00	1,013.65	+	11.63	1,000.00	1,013.65	+	11.63	1,000.00	1,013.60	+	11.68	1,000.00	1,013.15	+	12.14	1,000.00	1,011.40	+	13.88	1,000.00	1,013.36	11.93

Class C
Actual	1,000.00	1,012.80		11.63	1,000.00	1,009.60		11.62	1,000.00	1,046.70		11.88	1,000.00	1,016.10		12.16	1,000.00	1,078.40		14.35	1,000.00	1,024.00	12.00
Hypothetical 5% return	1,000.00	1,013.65	+	11.63	1,000.00	1,013.65	+	11.63	1,000.00	1,013.60	+	11.68	1,000.00	1,013.15	+	12.14	1,000.00	1,011.40	+	13.88	1,000.00	1,013.36	11.93

Institutional
Actual	1,000.00	1,018.80		5.82	1,000.00	1,016.20		5.81	1,000.00	1,053.00		5.97	1,000.00	1,021.90		6.33	1,000.00	1,084.70		8.33	1,000.00	1,030.10	6.15
Hypothetical 5% return	1,000.00	1,019.44	+	5.82	1,000.00	1,019.44	+	5.82	1,000.00	1,019.39	+	5.87	1,000.00	1,018.94	+	6.32	1,000.00	1,017.21	+	8.06	1,000.00	1,019.14	6.12

Service
Actual	1,000.00	1,016.70		8.34	1,000.00	1,013.00		8.34	1,000.00	1,050.80		8.10	1,000.00	1,019.40		8.87	1,000.00	1,082.10		10.99
Hypothetical 5% return	1,000.00	1,016.94	+	8.34	1,000.00	1,016.92	+	8.36	1,000.00	1,016.70	+	8.58	1,000.00	1,016.42	+	8.86	1,000.00	1,014.65	+	10.64	N/A	N/A	N/A

*	Expenses for each share class are calculated using each Fund’s annualized expense ratio for each class, which represents the ongoing expenses as a percentage of net assets for the six months ended August 31, 2005. Expenses are calculated by multiplying the annualized expense ratio by the average account value for the period; then multiplying the result by the number of days in the most recent fiscal half year; and then dividing that result by the number of days in the fiscal year. The annualized net expense ratios for the period were as follows:

Fund	Class A	Class B	Class C	Institutional	Service

European Equity	1.54%	2.29%	2.29%	1.14%	1.64%
International Equity	1.54	2.29	2.29	1.14	1.64
Japanese Equity	1.55	2.30	2.30	1.15	1.65
International Growth Opportunities	1.64	2.39	2.39	1.24	1.74
Emerging Markets Equity	1.99	2.74	2.74	1.59	2.09
Asia Growth	1.60	2.35	2.35	1.20	N/A

+	Hypothetical expenses are based on each Fund’s actual expense ratios and an assumed rate of return of 5% per year before expenses.

 GOLDMAN SACHS INTERNATIONAL EQUITY FUNDS

Statement Regarding Basis for Approval of Management Agreement (Unaudited)

     The Trustees oversee the management of Goldman Sachs Trust (the “Trust”), and review the investment performance and expenses of the investment funds covered by this Report (the “Funds”) at regularly scheduled meetings held during the Funds’ fiscal year. In addition, the Trustees determine annually whether to approve and continue the Trust’s investment management agreement (the “Management Agreement”) with Goldman Sachs Asset Management International (the “Investment Adviser”) for the Funds.

     The Management Agreement was most recently approved by the Trustees, including all of the Trustees who are not parties to the Management Agreement or “interested persons” (as defined in the Investment Company Act of 1940, as amended) of any party thereto (the “Independent Trustees”), on June 16, 2005 (the “Annual Contract Meeting”).
     To assist the Trustees in their deliberations at the Annual Contract Meeting, and in addition to the reviews of the Funds’ investment performance, expenses and other matters at other regularly scheduled meetings, the Trustees have a Contract Review Committee (the “Committee”) whose members include all of the Independent Trustees. The Committee held meetings on November 3, 2004, February 9, 2005 and May 11, 2005. At these Committee meetings, the Independent Trustees considered matters relating to the Management Agreement including: (a) the Funds’ management fee arrangements; (b) the Investment Adviser’s voluntary undertaking to reimburse certain expenses of the Funds that exceed specified levels; (c) the Investment Adviser’s potential economies of scale and a proposal to implement breakpoints for the fees payable by the Funds under the Management Agreement; (d) the relative expense levels of the Funds; (e) the Investment Adviser’s profitability with respect to the Trust and the Funds; (f) the quality of the services provided to the Funds; (g) the statutory and regulatory requirements applicable to the approval and continuation of mutual fund investment management agreements; and (h) industry practices relating to such approvals.
     At the Annual Contract Meeting the Trustees reviewed the matters that were considered at the Committee meetings and also considered additional matters including: (a) the Funds’ investment performance; (b) the quality of the Investment Adviser’s services; (c) the structure, staff and capabilities of the Investment Adviser and its portfolio management team; (d) the groups within the Investment Adviser that support the portfolio management team, including the legal and compliance departments, the valuation oversight group, the business planning team and the technology group; (e) the Investment Adviser’s business continuity and disaster recovery planning; (f) the Investment Adviser’s financial resources and its ability to hire and retain talented personnel; (g) the fees received by the Investment Adviser’s affiliates from the Funds for transfer agency, securities lending, distribution and other services; (h) the fees charged by the Investment Adviser to other types of clients; (i) the terms of the Management Agreement; (j) the administrative services provided under the Management Agreement, including the oversight by the Investment Adviser of the Funds’ other service providers; and (k) the Investment Adviser’s brokerage policies, trade aggregation and allocation policies and employee trading practices. At the Annual Contract Meeting, the Trustees also considered at further length the fees and expenses paid by the Funds, the Funds’ expense trends over time, and the proposed breakpoints in the contractual fee rates under the Management Agreement.
     In connection with the Committee meetings and the Annual Contract Meeting, the Trustees received written materials and oral presentations on the topics covered, and were advised by their independent legal counsel regarding their responsibilities under applicable law. Also, in conjunction with these meetings, the Trustees attended additional sessions at which the Trustees reviewed the commission rates paid by the Funds on brokerage transactions, and the Investment Adviser’s receipt of research services in connection with those transactions. Information was also provided to the Trustees relating to revenue sharing by the Investment Adviser, portfolio manager compensation and other matters. During the course of their deliberations, the Independent Trustees met in executive sessions without employees of the Investment Adviser present.
     In evaluating the Management Agreement at the Annual Contract Meeting, the Trustees relied upon their knowledge, resulting from their meetings and other interactions throughout the year, of the Investment Adviser, its services and the Funds. At those meetings the Trustees received materials relating to the Investment Adviser’s investment management and other services under the Management Agreement, including: (a) information on the investment performance of the Funds in comparison to other mutual funds and benchmark performance indices; (b) general investment outlooks in the markets in which the Funds invest; (c) compliance reports; and (d) expenses borne by the Funds.

GOLDMAN SACHS INTERNATIONAL EQUITY FUNDS

Statement Regarding Basis for Approval of Management Agreement (Unaudited) (continued)

     In connection with their approval of the Management Agreement, the Trustees gave weight to various factors, but did not identify any particular factor as controlling their decision. As part of their review, the Trustees considered the nature, extent and quality of the services provided by the Investment Adviser. In this regard, the Trustees considered both the investment advisory services, and the other non-advisory services, that are provided to the Funds by the Investment Adviser and its affiliates. These services include services as the Funds’ transfer agent, securities lending agent and distributor. In addition, affiliates of the Investment Adviser receive compensation in connection with the execution of Funds’ portfolio securities transactions and sales loads on the sale of certain classes of shares offered by the Funds. The Trustees concluded that the Investment Adviser was both able to commit substantial financial and other resources to the operations of the Funds and had, in fact, committed those resources in multiple areas including portfolio management, trading, technology, human resources, tax, treasury, legal, compliance and risk management. The Trustees also believed that the Investment Adviser had made significant commitments to address new regulatory compliance requirements applicable to the Funds and the Investment Adviser, including education and training initiatives.

     The Trustees also considered the investment performance of the Funds and the Investment Adviser. In this regard, the Trustees compared the investment performance of the Funds to the performance of other SEC-registered funds and to rankings and ratings issued by a third-party consultant. The Trustees also reviewed the Funds’ investment performance relative to their respective performance benchmarks. This information on the Funds’ investment performance was provided for one, three and five year periods. In addition, the Trustees considered the investment performance trends of the Funds over time, and reviewed the investment performance of the Funds in light of their respective investment objectives and policies, as well as in light of periodic analyses of their respective risk profiles. The Trustees believed that the Funds were currently providing competitive performance for long-term investors. In this connection the Trustees noted the steps that had been taken to restructure the portfolio management team for the Funds, including the hiring of a new chief investment officer and the implementation of structural changes in the portfolio management process.
     The Board of Trustees also considered the contractual fee rates payable by the Funds under the Management Agreement. In this regard, information on the services rendered by the Investment Adviser to the Funds, the fees paid by the Funds and the Funds’ total operating expense ratios (before and after expense reimbursements) were compared to similar information for mutual funds advised by other, unaffiliated investment management firms. Most of the comparisons of the Funds’ fee rates and total operating expense ratios were prepared by a third-party consultant. These comparisons assisted the Trustees in evaluating the reasonableness of the management fees paid by the Funds.
     More particularly, the Trustees reviewed analyses prepared by a third party consultant of the expense rankings of the Funds. The analyses provided a comparison of the Funds’ management fees to relevant peer groups and category universes; an expense analysis which compared each Fund’s expenses to a peer group and a category universe; and a five-year history comparing each Fund’s expenses to a category average. The analyses also compared the Funds’ transfer agency fees, custody and accounting fees and other expenses to peer groups and medians. In addition, the Trustees noted the Investment Adviser’s voluntary undertaking to limit the Funds’ total expense ratios (excluding certain expenses) to specified levels.
     The Board of Trustees also considered the reduction in the contractual rate payable under the Management Agreement for the International Growth Opportunities Fund that was approved by the Trustees in May 2004, and the reduction in the contractual fee rates under the Management Agreement for each of the Funds that was proposed for approval at the Annual Contract Meeting.

 GOLDMAN SACHS INTERNATIONAL EQUITY FUNDS

Statement Regarding Basis for Approval of Management Agreement (Unaudited) (continued)

     At the Annual Contract Meeting the Board approved the implementation of breakpoints in the Funds’ contractual management fee rates at the following annual percentages of the average daily net assets of the respective Funds:

	Average Daily		Management Fee
Fund	Net Assets		Annual Rate

European Equity	First $	1 Billion	1.00%
	Next $	1 Billion	0.90
	Over $	2 Billion	0.86

International Equity	First $	1 Billion	1.00
	Next $	1 Billion	0.90
	Over $	2 Billion	0.86

Japanese Equity	First $	1 Billion	1.00
	Next $	1 Billion	0.90
	Over $	2 Billion	0.86

International Growth Opportunities	First $	2 Billion	1.10
	Next $	2 Billion	0.99

Emerging Markets Equity	First $	2 Billion	1.20
	Over $	2 Billion	1.08

Asia Growth	First $	1 Billion	1.00
	Next $	1 Billion	0.90
	Over $	2 Billion	0.86

The new breakpoints were implemented initially on a voluntary basis effective July 1, 2005, and will ultimately be implemented on a contractual basis within twelve months.

     In approving these new fee breakpoints, the Trustees reviewed information regarding the Investment Adviser’s potential economies of scale, and whether the Funds and their shareholders were participating in the benefits of these economies. In this regard, the Trustees considered the amount of assets in the Funds; the information provided by the Investment Adviser relating to the costs of the services provided by the Investment Adviser and its affiliates and the profits realized by them; and information comparing fee rates charged by the Investment Adviser with fee rates charged by other, unaffiliated investment managers to other mutual funds. The Trustees agreed that the fee breakpoints were a way to ensure that benefits of scalability would be passed along to shareholders at the specified asset levels.

     The Trustees also considered the other benefits derived by the Investment Adviser and its affiliates from the Funds as stated above, including the fees received by them for transfer agency, securities lending, distribution and brokerage services, and the brokerage and research services received by the Investment Adviser in connection with the placement of brokerage transactions for the Funds. In this connection, the Trustees considered the reduction in the Funds’ distribution and service fees on certain share classes that was approved by the Trustees in 2004. In addition, the Trustees reviewed the Investment Adviser’s pre-tax revenues and pre-tax margins with respect to the Trust and the Funds. In this regard the Trustees reviewed, among other things, profitability analyses and summaries, revenue and expense schedules and expense allocation methodologies.
     After deliberation, the Trustees concluded that the management fees paid by the Funds were reasonable in light of the services provided by the Investment Adviser, its costs and the Funds’ current and reasonably foreseeable asset levels, and that the Management Agreement should be approved and continued.

GOLDMAN SACHS INTERNATIONAL EQUITY FUNDS

Trustees and Officers (Unaudited)

Independent Trustees

				Number of
		Term of		Portfolios in
	Position(s)	Office and		Fund Complex	Other
Name,	Held with	Length of	Principal Occupation(s)	Overseen by	Directorships
Address and Age[1]	the Trust[2]	Time Served[3]	During Past 5 Years	Trustee[4]	Held by Trustee[5]

Ashok N. Bakhru Age: 63	Chairman & Trustee	Since 1991	President, ABN Associates (July 1994-March 1996 and November 1998-Present); Executive Vice President—Finance and Administration and Chief Financial Officer, Coty Inc. (manufacturer of fragrances and cosmetics) (April 1996-November 1998); Director of Arkwright Mutual Insurance Company (1984-1999); Trustee of International House of Philadelphia (program center and residential community for students and professional trainees from the United States and foreign countries) (1989-Present); Member of Cornell University Council (1992-Present); Trustee of the Walnut Street Theater (1992-2004); Trustee, Scholarship America (1998-2004); Trustee, Institute for Higher Education Policy (2003-Present); Director, Private Equity Investors—III and IV (November 1998-Present), and Equity-Limited Investors II (April 2002-Present); and Chairman, Lenders Service Inc. (provider of mortgage lending services) (2000-2003).

			Chairman of the Board and Trustee—Goldman Sachs Mutual Fund Complex (registered investment companies).	65	None

John P. Coblentz, Jr. Age: 64	Trustee	Since 2003	Partner, Deloitte & Touche LLP (June 1975-May 2003). Trustee—Goldman Sachs Mutual Fund Complex (registered investment companies).	65	None

Patrick T. Harker Age: 46	Trustee	Since 2000	Dean and Reliance Professor of Operations and Information Management, The Wharton School, University of Pennsylvania (February 2000-Present); Interim and Deputy Dean, The Wharton School, University of Pennsylvania (July 1999-Present); and Professor and Chairman of Department of Operations and Information Management, The Wharton School, University of Pennsylvania (July 1997-August 2000). Trustee—Goldman Sachs Mutual Fund Complex (registered investment companies).	65	None

Mary P. McPherson Age: 70	Trustee	Since 1997	Vice President, The Andrew W. Mellon Foundation (provider of grants for conservation, environmental and educational purposes) (October 1997-Present); Director, Smith College (1998-Present); Director, Josiah Macy, Jr. Foundation (health educational programs) (1977-Present); Director, Philadelphia Contributionship (insurance) (1985-Present); Director Emeritus, Amherst College (1986-1998); Director, The Spencer Foundation (educational research) (1993-February 2003); member of PNC Advisory Board (banking) (1993-1998); and Director, American School of Classical Studies in Athens (1997-Present) and Trustee Emeriti, Retirement Health Solutions (post-retirement medical insurance program for non-profit institutions) (since 2005).

			Trustee—Goldman Sachs Mutual Fund Complex (registered investment companies).	65	None

Wilma J. Smelcer Age: 56	Trustee	Since 2001	Chairman, Bank of America, Illinois (banking) (1998-January 2001); and Governor, Board of Governors, Chicago Stock Exchange (national securities exchange) (April 2001-April 2004). Trustee—Goldman Sachs Mutual Fund Complex (registered investment companies).	65	Lawson Products Inc. (distributor of industrial products).

 GOLDMAN SACHS INTERNATIONAL EQUITY FUNDS

Trustees and Officers
Independent Trustees (Unaudited) (continued)

Number of
		Term of		Portfolios in
	Position(s)	Office and		Fund Complex	Other
Name,	Held with	Length of	Principal Occupation(s)	Overseen by	Directorships
Address and Age[1]	the Trust[2]	Time Served[3]	During Past 5 Years	Trustee[4]	Held by Trustee[5]

Richard P. Strubel Age: 66	Trustee	Since 1987	Vice Chairman and Director, Unext, Inc. (provider of educational services via the internet) (2003-Present); President, COO and Director, Unext, Inc. (1999-2003); Director, Cantilever Technologies, Inc. (a private software company) (1999-Present); Trustee, The University of Chicago (1987-Present); and Managing Director, Tandem Partners, Inc. (management services firm) (1990-1999). Trustee—Goldman Sachs Mutual Fund Complex (registered investment companies).	65	Gildan Activewear Inc. (an activewear clothing marketing and manufacturing company); Unext, Inc. (provider of educational services via the internet); Northern Mutual Fund Complex (53 Portfolios).

Interested Trustees

				Number of
		Term of		Portfolios in
	Position(s)	Office and		Fund Complex	Other
Name,	Held with	Length of	Principal Occupation(s)	Overseen by	Directorships
Address and Age[1]	the Trust[2]	Time Served[3]	During Past 5 Years	Trustee[4]	Held by Trustee[5]

*Alan A. Shuch Age: 55	Trustee	Since 1990	Advisory Director—GSAM (May 1999-Present); Consultant to GSAM (December 1994-May 1999); and Limited Partner, Goldman Sachs (December 1994-May 1999). Trustee—Goldman Sachs Mutual Fund Complex (registered investment companies).	65	None

*Kaysie P. Uniacke Age: 44	Trustee &	Since 2001	Managing Director, GSAM (1997-Present).	65	None
President	Since 2002	Trustee—Goldman Sachs Mutual Fund Complex (registered investment companies).

President—Goldman Sachs Mutual Fund Complex (2002- Present) (registered investment companies).

			Assistant Secretary—Goldman Sachs Mutual Fund Complex (1997-2002) (registered investment companies).

*	These persons are considered to be “Interested Trustees” because they hold positions with Goldman Sachs and own securities issued by The Goldman Sachs Group, Inc. Each Interested Trustee holds comparable positions with certain other companies of which Goldman Sachs, GSAM or an affiliate thereof is the investment adviser, administrator and/or distributor.
[1]	Each Trustee may be contacted by writing to the Trustee, c/o Goldman Sachs, One New York Plaza, 37th Floor, New York, New York, 10004, Attn: Howard B. Surloff.
[2]	The Trust is a successor to a Massachusetts business trust that was combined with the Trust on April 30, 1997.
[3]	Each Trustee holds office for an indefinite term until the earliest of: (a) the election of his or her successor; (b) the date the Trustee resigns or is removed by the Board of Trustees or shareholders, in accordance with the Trust’s Declaration of Trust; (c) the date the Trustee attains the age of 72 years (in accordance with the current resolutions of the Board of Trustees, which may be changed by the Trustees without shareholder vote); or (d) the termination of the Trust.
[4]	The Goldman Sachs Mutual Fund Complex consists of the Trust and Goldman Sachs Variable Insurance Trust. As of August 31, 2005, the Trust consisted of 59 portfolios, including the Fund described in this Annual Report, and Goldman Sachs Variable Insurance Trust consisted of 6 portfolios.
[5]	This column includes only directorships of companies required to report to the SEC under the Securities Exchange Act of 1934 (i.e., “public companies”) or other investment companies registered under the Act.

Additional information about the Trustees is available in the Funds’ Statement of Additional Information which can be obtained from Goldman Sachs free of charge by calling this toll-free number (in the United States of America): 1-800-292-4726

GOLDMAN SACHS INTERNATIONAL EQUITY FUNDS

Trustees and Officers (Unaudited) (continued)

Officers of the Trust*

Term of
Office and
	Position(s) Held	Length of
	With the Trust	Time Served[1]	Principal Occupation(s) During Past 5 Years
Name, Age And Address

Kaysie P. Uniacke 32 Old Slip New York, NY 10005 Age: 44	President & Trustee	Since 2002 Since 2001	Managing Director, GSAM (1997-Present).

Trustee—Goldman Sachs Mutual Fund Complex (registered investment companies).

President—Goldman Sachs Mutual Fund Complex (registered investment companies).

Assistant Secretary—Goldman Sachs Mutual Fund Complex (1997-2002) (registered investment companies).

James A. Fitzpatrick South Wacker Drive Suite 500 Chicago, IL 60606 Age: 45	Vice President	Since 1997	Managing Director, Goldman Sachs (October 1999-Present); and Vice President of GSAM (April 1997-December 1999). Vice President—Goldman Sachs Mutual Fund Complex (registered investment companies).

James A. McNamara 32 Old Slip New York, NY 10005 Age: 42	Vice President	Since 2001	Managing Director, Goldman Sachs (December 1998-Present); Director of Institutional Fund Sales, GSAM (April 1998-December 2000); and Senior Vice President and Manager, Dreyfus Institutional Service Corporation (January 1993-April 1998).

Vice President—Goldman Sachs Mutual Fund Complex (registered investment companies).

Trustee—Goldman Sachs Mutual Fund Complex (registered investment companies) (December 2002-May 2004)

John M. Perlowski 32 Old Slip New York, NY 10005 Age: 40	Treasurer	Since 1997	Managing Director, Goldman Sachs (November 2003-Present) and Vice President, Goldman Sachs (July 1995-November 2003). Treasurer—Goldman Sachs Mutual Fund Complex (registered investment companies).

Howard B. Surloff One New York Plaza 37th Floor New York, NY 10004 Age: 40	Secretary	Since 2001	Managing Director, Goldman Sachs (November 2002-Present); Associate General Counsel, Goldman Sachs and General Counsel to the U.S. Funds Group (December 1997-Present).

Secretary—Goldman Sachs Mutual Fund Complex (registered investment companies) (2001-Present) and Assistant Secretary prior thereto.

[1]	Officers hold office at the pleasure of the Board of Trustees or until their successors are duly elected and qualified. Each officer holds comparable positions with certain other companies of which Goldman Sachs, GSAM or an affiliate thereof is the investment adviser, administrator and/or distributor.
*	Represents a partial list of officers of the Trust. Additional information about all the officers is available in the Funds’ Statement of Additional Information which can be obtained from Goldman Sachs free of charge by calling this toll-free number (in the United States): 1-800-292-4726.

Goldman Sachs Trust — International Equity Funds — Tax Information (unaudited)

From distributions paid during the year ended August 31, 2005, the total amount of income received by the European Equity, International Equity, International Growth Opportunities, Emerging Markets Equity and Asia Growth Funds from sources within foreign countries and possessions of the United States was $0.0618, $0.1539, $0.1227, $0.0785, and $0.1200 per share, respectively, all of which is attributable to qualified passive income. The total amount of taxes paid by the European Equity, International Equity, International Growth Opportunities, Emerging Markets and Asia Growth Funds to such countries was $0.0144, $0.0235, $0.0204, $0.0596, and $0.0539 per share, respectively. A separate notice continuing the country-by-country components of these totals has been previously mailed to shareholders.

For the year ended August 31, 2005, 100% of the dividends paid from net investment company taxable income by the Asia Growth, Emerging Markets Equity, European Equity, and International Growth Opportunities Funds, and 33.40% of the dividends paid from net investment company taxable income by the International Equity Fund qualify for the reduced tax rate under the Jobs and Growth Tax Relief and Reconciliation Act of 2003.

FUNDS PROFILE

Goldman Sachs Funds

Goldman Sachs is a premier financial services firm, known since 1869 for creating thoughtful and customized investment solutions in complex global markets.

Today, The Investment Management Division of Goldman Sachs serves a diverse set of clients worldwide, including private institutions, public entities and individuals. With portfolio management teams located around the world — and $482.1 billion in assets under management as of June 30, 2005 — our investment professionals bring firsthand knowledge of local markets to every investment decision, making us one of the few truly global asset managers.

THE GOLDMAN SACHS ADVANTAGE

Our goal is to deliver:

Strong, Consistent Investment Results

- Global Resources and Global Research
- Team Approach
- Disciplined Processes

Innovative, Value-Added Investment Products

- Thoughtful Solutions
- Risk Management

Outstanding Client Service

- Dedicated Service Teams
- Excellence and Integrity

GOLDMAN SACHS FUNDS

In building a globally diversified portfolio, you can select from more than 50 Goldman Sachs Funds and gain access to investment opportunities across borders, investment styles, asset classes and security capitalizations.


INTERNATIONAL EQUITY
Higher Risk/Return
DOMESTIC EQUITY
ASSET ALLOCATION PORTFOLIOS
SPECIALTY
FIXED INCOME
MONEY MARKET
Lower Risk/Return

International Equity Funds

- Asia Growth Fund
- Emerging Markets Equity Fund
- International Growth Opportunities Fund
- Japanese Equity Fund
- European Equity Fund
- International Equity Fund
- CORE℠ International Equity Fund

Domestic Equity Funds

- Small Cap Value Fund
- CORE℠ Small Cap Equity Fund
- Small/Mid-Cap Growth Fund
- Mid Cap Value Fund
- Concentrated Growth Fund
- Growth Opportunities Fund
- Research Select Fund℠
- Strategic Growth Fund
- Capital Growth Fund
- Large Cap Value Fund
- Growth and Income Fund
- CORE℠ Large Cap Growth Fund
- CORE℠ Large Cap Value Fund
- CORE℠ U.S. Equity Fund

Asset Allocation Funds

- Balanced Fund
- Asset Allocation Portfolios

Specialty Funds

- Tollkeeper Fund℠
- CORE℠ Tax-Managed Equity Fund
- U.S. Equity Dividend and Premium Fund
- Real Estate Securities Fund

Fixed Income Funds

- Emerging Markets Debt Fund
- High Yield Fund
- High Yield Municipal Fund
- Global Income Fund
- Investment Grade Credit Fund
- Core Fixed Income Fund
- U.S. Mortgages Fund
- Municipal Income Fund
- Government Income Fund
- Short Duration Tax-Free Fund
- Short Duration Government Fund
- Ultra-Short Duration Government Fund
- Enhanced Income Fund

Money Market Funds[1]

[1] **An investment in a money market fund is neither insured nor guaranteed by the Federal Deposit Insurance Corporation or any other government agency. Although the Funds seek to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in the Funds.**

The Goldman Sachs Research Select Fund℠, Tollkeeper Fund℠ and CORE℠ are registered service marks of Goldman, Sachs & Co.

G O L D M A N S A C H S I N T E R N AT I O N A L E Q U I T Y F U N D S The reports concerning the Funds included in this shareholder report may contain certain forward-looking statements about the factors that may affect the performance of the Funds in the future. These statements are based on Fund management’s predictions and expectations concerning certain future events and their expected impact on the Funds, such as performance of the economy as a whole and of specific industry sectors, changes in the levels of interest rates, the impact of developing world events, and other factors that may influence the future performance of the Funds. Management believes these forward-looking statements to be reasonable, although they are inherently uncertain and difficult to predict. Actual events may cause adjustments in portfolio management strategies from those currently expected to be employed. A description of the policies and procedures that the Funds use to determine how to vote proxies relating to portfolio securities and information regarding how a Fund voted proxies relating to portfolio securities during the most recent 12-month period ended June 30 is available (I) without charge, upon request by calling 1-800-526-7384 (for Retail Shareholders) or 1-800-621-2550 (for Institutional Shareholders); and (II) on the Securities and Exchange Commission Web site at http://www.sec.gov. The Funds file their complete schedule of portfolio holdings with the Securities and Exchange Commission (“SEC”) for the first and third quarters of each fiscal year on Form N-Q. Beginning the fiscal quarter ended November 30, 2004 and every first and third fiscal quarter thereafter, the Funds’ Form N-Q will become available on the SEC’s website at http://www.sec.gov within 60 days after the Funds’ first and third fiscal quarters. When available, the Funds’ Forms N-Q may be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. and information on the operation of the Public Reference Room may also be obtained by calling 1-800-SEC-0330. When available, Form N-Q may be obtained upon request and without charge by calling 1-800-526-7384 (for Retail Shareholders) or 1-800-621-2550 (for Institutional Shareholders).

GOLDMAN SACHS ASSET MANAGEMENT, L.P. 32 OLD SLIP, 32ND FLOOR, NEW YORK, NEW YORK 10005

TRUSTEES
Ashok N. Bakhru, *Chairman*
John P. Coblentz, Jr.
Patrick T. Harker
Mary Patterson McPherson
Alan A. Shuch
Wilma J. Smelcer
Richard P. Strubel
Kaysie P. Uniacke

OFFICERS
Kaysie P. Uniacke, *President*
James A. Fitzpatrick, *Vice President*
James A. McNamara, *Vice President*
John M. Perlowski, *Treasurer*
Howard B. Surloff, *Secretary*

GOLDMAN, SACHS & CO.
Distributor and Transfer Agent

GOLDMAN SACHS ASSET MANAGEMENT INTERNATIONAL, L.P.
Investment Adviser

GOLDMAN SACHS INTERNATIONAL
Christchurch Court
10-15 Newgate Street
London, England EC1A 7HD

Visit our Web site at www.gs.com/funds to obtain the most recent month-end returns

The European Equity, Japanese Equity, International Growth Opportunities, Emerging Markets Equity and Asia Growth Funds may participate in the Initial Public Offering (IPO) market, and a portion of the Funds' returns consequently may be attributable to their investment in IPOs. The market value of IPO shares may fluctuate considerably due to factors such as the absence of a prior public market, unseasoned trading, and the small number of shares available for trading and limited information about the issuer. When a fund's asset base is small, IPOs may have a magnified impact on the fund's performance. As a fund's assets grow, it is probable that the effect of the fund's investment in IPOs on its total returns may not be as significant, which could reduce the fund's performance.

The European Equity Fund may invest in securities of any capitalization, including mid-cap and small-cap companies, and in companies located in emerging countries. The securities of small and mid-capitalization companies involve greater risks than those associated with larger more established companies and may be subject to more abrupt or erratic price movements. Emerging markets securities are volatile and are subject to substantial currency fluctuations and sudden economic and political developments. At times, the Fund may be unable to sell certain of its portfolio securities without a substantial drop in price, if at all.

The European Equity, Japanese Equity, International Growth Opportunities, Emerging Markets Equity and Asia Growth Funds may invest in securities of issuers in countries with emerging markets or economies. Emerging markets securities are volatile, less liquid and are subject to substantial currency fluctuations and sudden economic and political developments. At times, the Funds may be unable to sell certain of their portfolio securities without a substantial drop in price, if at all.

Holdings and allocations may not be representative of current or future investments. Holdings and allocations may not include the Fund's entire investment portfolio, which may change at any time. Fund holdings should not be relied on in making investment decisions and should not be construed as research or investment advice regarding particular securities.

This material is not authorized for distribution to prospective investors unless preceded or accompanied by a current Prospectus for the Funds. Please consider a Fund's objectives, risks, and charges and expenses, and read the Prospectus carefully before investing. The Prospectus contains this and other information about the Funds.

Copyright 2005 Goldman, Sachs & Co. All rights reserved. Date of first use: October 30, 2005 / 05-1646 INTLAR / 32 K / 10-05